PROSPECTUS

2,000,000 Shares

PRB Gas Transportation, Inc.

Common Stock

This is an initial public offering of PRB Gas Transportation, Inc. No public market currently exists for our common stock. We anticipate that the initial public offering price will be $5.50 per share.

We have applied to list our common stock for quotation on the American Stock Exchange under the proposed symbol “PRB.”

We have also registered by separate prospectus the resale by our existing stockholders of up to 3,950,000 shares of common stock issuable to them upon conversion of our preferred stock and up to 45,000 shares of common stock issuable on exercise of warrants at a price of $5.50 per share.  These resale shares are subject to a lockup of up to six-months.  See “Underwriting.”

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total
Public offering price	$ 5.50	$ 11,000,000
Underwriting discount and commissions	$ 0.44	$ 880,000
Proceeds to us before offering expenses	$ 5.06	$ 10,120,000

Our underwriter is offering these shares on a firm commitment basis and expects that delivery of shares will be made on or about April 15, 2005.  We have granted the underwriter a 45 day option to purchase up to 300,000 additional shares from us to cover any overallotments.

Gilford Securities Incorporated

April 12, 2005

Prospectus Summary

1

Risk Factors

6

Special Note Regarding Forward-Looking Statements

10

Use of Proceeds

11

Dividend Policy

11

Capitalization

12

Dilution

13

Selected Historical and Pro Forma Financial Data

14

Management’s Discussion and Analysis of Financial Condition and Results of Operations

18

Business

32

Management

43

Stock Ownership of Management and Principal Stockholders

48

Certain Relationships and Related Transactions

49

Description of Securities

51

Underwriting

56

Determination of Offering Price

59

Legal Matters

60

Experts

60

Where You Can Find More Information

61

Index to Financial Statements

62

You may rely only on the information contained in this prospectus. Neither we nor the underwriter has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

Until May 9, 2005, (25 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

This summary highlights key aspects of the information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the historical and pro forma financial statements and the notes to those financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that the underwriter does not exercise its overallotment option and further assumes that 3,950,000 outstanding shares of our preferred stock are converted into an equal number of shares of common stock as of the date of this prospectus.

PRB Gas Transportation, Inc.

General

We own and operate intrastate natural gas gathering systems.  We commenced operations in January 2004 upon our acquisition of certain operating assets of TOP Gathering, LLC. We operate in the intrastate gas gathering environment, which is less regulated than interstate gas transportation, and currently plan to limit our expansion to intrastate operations.  We charge the gas producer or shipper a fee for gathering, compressing and dehydrating natural gas.  Our gathering systems collect gas at a producer’s wellhead or at a collection point and deliver it to a transmission line owned by a third party.  We do not take ownership of gas that we gather.

Our 4.5 mile TOP system, located in Campbell County, Wyoming, services 56 wells operated by three natural gas producers in the Powder River Basin area of Wyoming.  The wells serviced by this system are approximately two to three years old.  The gathering system has a current throughput capacity of approximately 8 million cubic feet of gas per day and is presently averaging approximately 4 million cubic feet per day or approximately 50% of capacity.

Effective August 1, 2004, we acquired certain operating assets of Bear Paw Energy, LLC also located in Campbell County, Wyoming.   The approximately 200 miles of gathering lines we acquired from Bear Paw service 12 producers of natural gas in the Powder River Basin area of Wyoming.  The wells serviced by this system are approximately four to five years old.  The Bear Paw gathering systems’ original capacity was approximately 60 million cubic feet of gas per day.  In April 2004 a portion of the system was reconfigured to reduce the operating expenses, including compression facilities, which reduced the capacity to approximately 27 million cubic feet per day.  The system is currently averaging approximately 18 million cubic feet per day or approximately 66% of the reconfigured capacity.

Natural gas wells in the Powder River Basin area typically experience sharp declines in production volume in the first several years of production.  Production then stabilizes and declines more ratably over a gas well’s average life of approximately eight to 10 years.  Many of the wells serviced by our TOP and Bear Paw gathering systems have reached a stable decline phase of production.  We believe that undeveloped reserves in the fields serviced by these systems may provide additional production that may offset future declines and possibly exceed current gas production.

We plan to expand our present operations through a combination of:

•

enhancing the present gathering systems through operating efficiencies and expanding to service additional wells and fields;

•

designing and building new gathering systems; and

•

acquiring existing gathering systems.

We currently have no agreements for the design of new systems or the acquisition of existing systems.  In general, our acquisition and building criteria focus on the age of the wells serviced or to be serviced by a system and the likelihood of the producers’ continued development of their fields.

Our executive offices are located at 1401 17th Street, Suite 650, Denver, Colorado 80202 and our telephone number is (303) 308-1330. Our website address is www.prbtrans.com and is currently under construction. Information contained on our website does not constitute a part of this prospectus.  We were incorporated in Nevada on December 31, 2003.

The Offering

Securities outstanding prior to this offering

•

800,000 shares of common stock

•

4,361,000 shares of convertible preferred stock (1) consisting of:

•

 2,400,000 shares of Series A 10% convertible preferred stock;

•

 1,550,000 shares of Series B 5% convertible preferred stock; and

•

 411,000 shares of Series C convertible preferred stock.

Common stock offered	2,000,000 shares
Common stock to be outstanding after the offering	6,750,000 shares (2)
Use of proceeds	We expect to use proceeds of the offering to: • retire bank indebtedness of $1,500,000 arising from the Bear Paw acquisition; and • provide for working capital and general corporate purposes.
Risk factors	Please read “Risk Factors” beginning on page 6 for a discussion of factors you should consider before investing in our common stock.
Proposed American Stock Exchange symbol	“PRB”

(1)

Preferred stockholders may elect to convert their shares into 4,361,000 shares of common stock, the resale of 3,950,000 shares of which is being registered by a separate prospectus concurrently with this offering.  Holders of 3,950,000 shares of our preferred stock have advised us that they intend to convert their preferred stock to common stock upon the effectiveness of the registration statement of which the aforementioned prospectus is a part.  All of the common stock underlying our convertible preferred stock is subject to a lockup agreement with our underwriter.  See “Underwriting.”

(2)

Amount gives effect to the assumed conversion of 3,950,000 shares of preferred stock to common stock on a one-to-one basis and excludes:

•

411,000 shares of common stock issuable upon conversion of Series C preferred stock;

•

220,000 shares of common stock issuable upon exercise of stock options;

•

45,000 shares of common stock issuable upon exercise of warrants, the resale of which is being registered by a separate prospectus concurrently with this offering;

•

300,000 shares of common stock issuable on exercise of the underwriter’s overallotment option; and

•

200,000 shares of common stock issuable upon exercise of the underwriter’s warrants.

Summary historical and pro forma financial data

The tables below present selected historical financial data of TOP Gathering, LLC, our predecessor, and our historical financial data and pro forma financial data with respect to the TOP and Bear Paw acquisitions, in each case for the periods and as of the dates indicated.

We have derived the summary historical financial data for the period from inception through December 31, 2001 and the years ended December 31, 2002 and 2003 from the predecessor audited financial statements of TOP that are included in this prospectus.

We have derived the summary historical financial data for the year ended December 31, 2004 from our audited financial statements that are included in this prospectus and include the operating results of the assets acquired from TOP from the January 1, 2004 acquisition date, and the operating results of the assets acquired from Bear Paw from the August 1, 2004 acquisition date.

We have derived the pro forma statement of operations data and other financial data from the pro forma financial statements that are included in this prospectus.  They are presented for the year ended December 31, 2004 and give effect to the Bear Paw acquisition as if it occurred as of January 1, 2004.

In the tables below we present earnings before interest, taxes, depreciation and amortization, or EBITDA.  EBITDA is a financial measure which we use in our business but that is not calculated and presented in accordance with generally accepted accounting principles, or GAAP. See discussion regarding “Non-GAAP Financial Measure” to “Selected Historical and Pro Forma Financial Data” for a definition of EBITDA and a reconciliation of EBITDA to our income and cash flows from operating activities.

The following tables should be read together with, and are qualified in their entirety by reference to, the historical and pro forma financial statements and the accompanying notes included elsewhere in this prospectus. The tables should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Summary historical and pro forma financial data

Statement of operations data

	PRB Gas Transportation, Inc.			TOP Gathering, LLC (Predecessor)
		Pro forma Year ended December 31,			Period from inception through December 31,
	Year ended December 31, 2004		Year ended December 31,
		2004	2003	2002	2001
		(unaudited)
Gas gathering revenues:
Related party	$ 692,409	$ 692,409	$ 1,360,000	$ 2,097,262	$ -
Other	1,676,827	3,210,159	638,960	-	-
	2,369,236	3,902,568	1,998,960	2,097,262	-
Expenses:
Operating	1,314,392	1,999,606	1,221,983	1,536,914	2,269
Depreciation and amortization	655,763	1,101,817	521,945	1,044,340	-
Asset impairment	-	-	-	-	-
General and administrative	1,183,831	1,183,831	155,554	143,247	-
	3,153,986	4,285,254	1,899,482	2,724,501	2,269
Operating income (loss)	(784,750)	(382,686)	99,478	(627,239)	(2,269)
Other income (expense):
Interest income	29,403	29,735	138	1,783	668
Miscellaneous	(668)	-	-	-	-
Interest expense	(56,973)	(222,390)	(21,000)	(10,500)	-
	(28,238)	(192,655)	(20,862)	(8,717)	668
Net income (loss)	(812,988)	(575,341)	78,616	(635,956)	(1,601)
Preferred stock dividends	(624,933)	(732,500)	-	-	-
Preferred stock deemed dividends	(586,750)	(586,750)	-	-	-
Net income (loss) applicable to common stock	$(2,024,671)	$(1,894,591)	$ 78,616	$ (635,956)	$ (1,601)
Net income (loss) per share, basic and diluted	$ (1.45)	$ (1.35)	-	-	-
Weighted-average common shares (1)	1,398,907	1,398,907	-	-	-

Other financial data
EBITDA (2)	$ (129,655)	n/a	$ 621,423	$ 417,101	$ (2,269)
Cash flows from (used in):
Operating activities	$ 72,354	n/a	$ 654,587	$ (413,598)	$ 309,214
Investing activities	$(10,647,402)	n/a	$ (14,112)	$ (1,149,572)	$ (908,077)
Financing activities	$ 10,895,198	n/a	$ (500,000)	$ 1,261,565	$ 915,000

(1)

Excludes all shares of common stock issuable upon conversion of our preferred stock to common stock.

(2)

For a definition of EBITDA and a reconciliation of EBITDA to our income (loss) and cash flows from operating activities, see “Selected Historical and Pro Forma Financial Data - Non-GAAP Financial Measure.”

Balance sheet data

The following table summarizes our audited balance sheet as of December 31, 2004 on an:

•

actual basis; and

•

as adjusted basis to reflect net proceeds of $9,340,000 from the sale of 2,000,000 shares of common stock offered by us at $5.50 per share in connection with this offering, after deducting the estimated underwriting discounts and commissions and offering expenses payable by us, and the retirement of the $1,500,000 bank line of credit.

December 31, 2004
	Actual	As adjusted
(unaudited)
Net property and equipment	$ 8,136,203	$ 8,136,203
Total assets	$ 11,237,028	$ 19,077,028
Total liabilities	$ 2,080,683	$ 580,683
Working capital (deficit)	$ (1,330,879)	$ 5,009,121
Total stockholders’ equity	$ 9,156,345	$ 18,496,345

Risk Factors

An investment in our common stock involves significant risks. You should carefully consider the following information about these risks, together with the other information contained in this prospectus, before investing in our common stock. If any of the risks described below develop into actual events, our results of operations and financial condition could be adversely affected which could then result in a decline in the market price of our common stock, causing you to lose all or part of your investment.

Risks related to our company and the natural gas industry

We incurred a net loss of $812,998 for the year ended December 31, 2004.  Our future performance is difficult to evaluate because we have a limited operating history.

Our operations commenced with our acquisition of certain assets of TOP Gathering, LLC as of January 1, 2004 and expanded with our acquisition of certain assets of Bear Paw Energy, LLC effective August 1, 2004.  As a result, we have little historical financial and operating information available to help you evaluate our performance or an investment in our common stock.

To fund our future growth we will require additional capital, which may not be available or may only be available on unfavorable terms.

Our future capital requirements depend on many factors, including development and acquisition opportunities, the availability of debt financing and the cash flow from our operations. To the extent that the funds available are insufficient to meet future capital requirements, we may need to reduce our development activity. Any equity or debt financing, if available at all, may be on terms that are not favorable to us. In the case of equity financings, dilution to our stockholders could result and such securities may have rights, preferences and privileges that are senior to those of the shares offered hereby. If we cannot obtain adequate capital on favorable terms or at all, our business, operating results and financial condition could be adversely affected.

We depend on our chief executive and chief operating officers for critical management decisions and industry contacts.

We do not have employment agreements with any of these individuals and do not carry key person insurance on their lives. The loss of the services of any of these executive officers, through incapacity or otherwise, could have a material adverse effect on our business and would require us to seek and retain other qualified personnel.

Any failure to manage our growth in operations and hire additional qualified employees could materially affect our results of operations and financial condition.

The expected growth of our operations may place a significant strain on our current management resources. To manage this expected growth, we will need to improve our:

•

transaction processing methods;

•

operations and financial systems;

•

procedures and controls; and

•

training and management of our employees.

Competition for personnel is intense, and we cannot assure stockholders that we will be able to successfully attract, integrate or retain, sufficiently qualified personnel. Our failure to attract and retain the necessary personnel or to effectively manage our employee and operations growth could materially affect our results of operations and financial condition.

A significant decrease in the supply of natural gas from our customers could materially affect our results of operations and financial condition.

Investments by our customers in the maintenance of existing wells and the further development of their reserves will affect their production rates and the volume of gas we gather.  Drilling activity generally decreases as gas prices decrease. We have no control over our customers’ level of drilling activity, the amount of reserves underlying their wells and the rate at which their production from a well will decline. Drilling activity of our customers is affected by, among other things, prevailing and projected energy prices, demand for hydrocarbons, geological considerations, governmental regulation and the availability and cost of capital.

Any material nonpayment or nonperformance by our key customers could materially affect our results of operations and financial condition.

As of December 31, 2004 we have 13 customers, three of which represent approximately 85% of our revenues. Pennaco Energy, Inc. accounts for approximately 33% of our revenues, e2 Business Systems, Inc. accounts for approximately 34% of our revenues and United Energy Trading, LLC accounts for approximately 18% of our revenues.  No other customers exceed 5% of our revenues.  Some of our customers may be highly leveraged and subject to their own operating and regulatory risks.  If any of these key customers default on their obligations to us, our financial results would be adversely affected.

Federal, state and local laws and regulations relating to environmental protection and operational safety could require us or our customers to make substantial expenditures and could result in material delays in building new or expanding existing gathering systems.

Our gathering systems are subject to environmental and safety laws and regulations.  The U.S. Bureau of Land Management, or BLM, completed a multi-year review of potential environmental impacts from coal-bed methane development on federal lands in the Powder River Basin in Montana and Wyoming. It issued a report in April 2003 supporting increased coal bed methane development.  In May 2003 environmental and other groups filed four lawsuits in the U.S. District Court for the District of Montana against the BLM alleging that its environmental impact review was not adequate. Plaintiffs seek a court order enjoining coal-bed methane development on federal lands in the Powder River Basin until the BLM conducts additional studies on the environmental impact. As the lawsuits to delay energy development in the Powder River Basin progress through the courts, the BLM continues to process permits to drill.  We are uncertain as to the outcome of this litigation and if the development of methane gas in the Powder River Basin by our customers is halted or significantly impaired, it could materially and adversely affect our results of operations and financial condition.

Our operations are subject to operational hazards and unforeseen interruptions for which we may be inadequately insured or not insured.

Our operations are subject to operational hazards and unforeseen interruptions such as natural disasters, adverse weather, accidents, fires, explosions, hazardous materials releases, mechanical failures and other events beyond our control. These events might result in a loss of equipment or life, injury or extensive property damage, as well as an interruption in our operations. We may not be able to maintain or obtain insurance of the type and amount we desire at reasonable rates. In some instances, certain insurance could become unavailable or available only for reduced amounts of coverage. If we were to incur a significant liability for which we were not fully insured, it could have a material adverse effect on our results of operations and financial condition.

Growing our business by constructing new gathering systems, or expanding existing ones, subjects us to construction risks.

We plan to grow our business by constructing new gathering systems and by expanding existing ones. We have no material commitments for new construction or expansion projects as of the date of this prospectus. The construction of a new gathering system or the expansion of an existing gathering system, by adding  compressor stations or by adding a second gathering line along an existing gathering line, involves numerous regulatory, environmental, political and legal uncertainties, most of which are beyond our control. These projects may not be completed on schedule or at all or at the budgeted cost. In addition, our revenues may not increase immediately upon the expenditure of funds on a particular project. For instance, if we build a new gathering system, the construction will occur over an extended period of time and we will not receive any material increases in revenues until after completion of the project.  This could adversely affect our results of operations and financial condition.

Restrictions in credit agreements may prevent us from engaging in some beneficial transactions.

Our $1,750,000 line of credit with the Bank of Oklahoma requires that we not incur additional direct or contingent obligations in excess of $500,000 or sell any assets in excess of $100,000 without the bank’s consent.  As we make acquisitions or construct or expand gathering systems, we intend to enter into additional credit agreements with financial institutions to fund a portion of the capital requirements.  To obtain funds under credit agreements we may be required to accept additional operating restrictions which would impair or prevent us from future transactions we deem to be beneficial for our future growth.

If we are unable to complete this offering by the March 31, 2005 maturity date of our bank line of credit, we will be in default of this agreement unless we are able to extend the maturity date or identify an alternative source of financing.

Our $1,750,000 bank line of credit is secured by all of our gathering assets and matures the earlier of March 31, 2005 or within three days following the funding of the initial public offering.  We have received a commitment from the pledgor of $1,000,000 in collateral for the bank line of credit to maintain the collateral until the initial public offering is complete or the due date of the note payable. To the extent we are unable to retire this indebtedness by the extended maturity date, or are unable to identify an alternative source of financing, we will be in default under the loan agreement and our gathering assets may be subject to foreclosure.

Risks related to our common stock and the offering

No public market for our common stock exists and you cannot be certain that an active trading market will develop or that our common stock will trade above the offering price.

Currently no public trading market exists for our common stock. An active trading market may not develop or continue upon completion of this offering. The market price of our common stock may decline below the initial public offering price and you may incur a loss on your investment in our common stock.

Our Series A and Series B preferred stockholders as a class have the right to elect three of our five directors; therefore any of our preferred stockholders that do not convert their shares into common stock will be able to control all business decisions.

In the event that any of our Series A or Series B preferred stockholders do not convert their shares into common stock, they will retain the right as a class to elect no less than 60% of the members of our board of directors and will therefore be able to continue to control all business decisions.

In the event any of our Series A or Series B preferred stockholders do not convert their preferred stock into shares of common stock, we will remain obligated to pay dividends on those shares.  The dividend rate payable on our Series A preferred stock after this offering closes will be reduced from 10% to 5%, and the dividend rate payable on our Series B preferred stock after this offering closes will be reduced from 5% to 2.5%.  The resulting annual dividend of $366,250 if no preferred shares are converted would represent a significant financial commitment that could adversely affect our results of operations and financial condition.

We may be required the rescind the sale of up to $1,233,000 of stock if our private placement of Series C preferred stock is deemed to have violated federal and state securities laws.

In December 2004 we received $1,233,000 from the sale of 411,000 shares of Series C convertible preferred stock. We paid no cash or other commissions or finders’ fees in connection with this offering. This placement might not have been eligible for an exemption from registration under the Securities Act of 1933.  In the absence of such an exemption, investors could bring suit against us to rescind their stock purchases, in which event we could be liable for rescission payments to these investors of up to $1,233,000, exclusive of interest and costs.

Issuance of additional preferred stock could discourage a change in control, reduce the market price of our common stock and result in the holders of preferred stock being granted voting rights that are superior to those of the holders of common stock.

We are authorized to issue preferred stock without obtaining the consent or approval of our stockholders. The issuance of preferred stock could have the effect of delaying, deferring, or preventing a change in control. Management also has the right to grant superior voting rights to the holders of preferred stock. Any issuance of preferred stock could materially and adversely affect the market price of the common stock and the voting rights of the holders of common stock. The issuance of preferred stock may also result in the loss of the voting control of holders of common stock to the holders of preferred stock.

Concentration of share ownership among our existing executive officers, directors and principal stockholders may prevent others from influencing significant corporate decisions.

Upon completion of this offering, and assuming the conversion of all outstanding shares of preferred stock into common stock, our executive officers, directors and principal stockholders will beneficially own approximately 16.1% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to exert substantial influence over all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of ownership could be disadvantageous to other stockholders with interests different from those of our officers, directors and principal stockholders.

Shares eligible for public sale after this offering could cause our stock price to decline.

Our officers and directors who beneficially own 1,153,500 shares of common stock, including 70,000 shares issuable upon exercise of stock options, have agreed with our underwriter not to sell their shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.  Following the expiration of the lockup agreement with our underwriter, shares of our common stock held beneficially by our officers and directors will remain subject to holding period restrictions on sale or other transfer under Rule 144 of the Securities Act.  We have registered the resale of 112,000 of these shares by a separate prospectus and expect to register the remaining 241,500 shares following the completion of this offering.

All other stockholders who beneficially own 4,077,500 shares of our common stock have agreed with our underwriter not to sell their common stock for six months from the closing of this offering.  If the average closing price per share of our common stock exceeds $6.60 for 10 consecutive trading days during the lockup period, 3,838,000 of these shares may be sold without the consent of our underwriter.  If the average closing price per share of our common stock exceeds $8.00 for 15 consecutive trading days during the lockup period, an additional 239,500 of these shares may be sold without the consent of our underwriter.  We have registered the resale of 3,838,000 of these shares by a separate prospectus and expect to register the remaining 239,500 shares following the completion of this offering.

Following this offering, but in no event sooner than three months from the closing of this offering, we also intend to register all common stock that we may issue for options granted under our equity compensation plan so that these shares may also be freely traded.

Sales of a substantial number of the above shares of common stock after this offering could significantly depress the market price of our common stock.

Special Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this prospectus.

Other sections of this prospectus may include additional factors which could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

We undertake no obligation to update publicly or revise any forward-looking statements. You should not rely upon forward-looking statements as predictions of future events or performance. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Use of Proceeds

We estimate that our net proceeds from the offering will be approximately $9,340,000, after deducting underwriting discounts and commissions of $880,000, our underwriter’s $330,000 non-accountable expense allowance and our estimated offering expenses of $450,000. We will receive additional net proceeds of up to $1,518,000, after deducting $132,000 in underwriting discounts and commissions, if our underwriter exercises its overallotment option to purchase up to 300,000 additional shares.

We intend to use the net proceeds of the offering and any proceeds from the exercise of our underwriter’s overallotment option to retire $1,500,000 payable under a bank line of credit arising from our acquisition of Bear Paw.  The line of credit interest rate fluctuates with the JPMorgan Chase Bank prime rate and matures on March 31, 2005.  The annual interest rate was 5.25% at December 31, 2004.

We expect to use the remaining proceeds for expansion of existing gathering systems, construction of new gathering systems, acquisitions, and working capital and general corporate purposes. We currently have no commitments or specific plans for expansion of existing gathering systems, constructing new gathering systems or making any new acquisition at this time, and have no current means of estimating or allocating the actual applications of the remaining proceeds. Pending our application of net proceeds as we have described, we will invest net proceeds in short term, investment grade interest bearing securities.

Dividend Policy

We have never declared or paid cash dividends on our common stock. We currently intend to retain future earnings to finance the operation, development and expansion of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, contractual restrictions, capital requirements, business prospects and other factors that our board of directors considers relevant.

Capitalization

The following table sets forth our capitalization as of December 31, 2004. Our capitalization is presented on an:

•

actual basis; and

•

as adjusted basis to reflect the conversion of 3,950,000 shares of our preferred stock into common stock, the sale of 2,000,000 shares of common stock offered by us at $5.50 per share, after deducting the estimated underwriting discounts and commissions and offering expenses payable by us, and the retirement of the $1,500,000 bank line of credit.

You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the audited and pro forma financial statements and notes thereto and other information appearing elsewhere in this prospectus.

As of December 31, 2004	Actual	As adjusted
		(unaudited)
Bank line of credit	$ 1,500,000	$ -

Stockholders’ equity:
Series A 10% convertible preferred stock, $0.001 par value: 2,400,000 authorized, 2,400,000 issued and outstanding (actual); no shares outstanding (as adjusted)	$ 2,400	$ -
Series B 5% convertible preferred stock, $0.001 par value: 1,550,000 authorized, 1,550,000 issued and outstanding (actual); no shares outstanding (as adjusted)	1,550	-
Series C convertible preferred stock, $0.001 par value: 411,000 authorized, 411,000 issued and outstanding (actual and as adjusted)	411	411
Common stock, $0.001 par value: 40,000,000 shares authorized, 1,600,000 issued and 800,000 outstanding (actual); and 6,750,000 issued and outstanding (as adjusted)	1,600	7,550
Treasury stock	(800,000)	(800,000)
Additional paid-in-capital	10,763,372	20,101,372
Accumulated deficit	(812,988)	(812,988)
Total stockholders’ equity	9,156,345	18,496,345
Total capitalization	$ 10,656,345	$ 18,496,345

The information provided above excludes:

•

220,000 shares of common stock issuable upon exercise of outstanding stock options;

•

45,000 shares of common stock issuable upon exercise of warrants the resale of which is being registered by a separate prospectus concurrently with this offering;

•

300,000 shares of common stock issuable on exercise of the underwriter’s overallotment option; and

•

200,000 shares of common stock issuable upon exercise of the underwriter’s warrants.

Dilution

Our pro forma net tangible book value as of December 31, 2004 was $6,998,989, or $1.36 per share of common stock and common stock equivalent. Our pro forma net tangible book value per share represents our total tangible assets at December 31, 2004, less net gathering contracts of $2,145,240 which represent intangible assets, and less total liabilities, divided by the pro forma total number of shares of common stock outstanding at such date.  The pro forma total number of shares of common stock outstanding assumes the conversion of all outstanding shares of preferred stock into shares of common stock. The dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering.

After giving effect to the sale of the shares of common stock offered by us at $5.50 per share and after deducting the estimated underwriting discounts and commissions and offering expenses payable by us, our pro forma net tangible book value, as adjusted, as of December 31, 2004 would have been approximately $16,338,989 or  $2.28 per share of common stock.  This amount represents an immediate increase in pro forma net tangible book value of $0.92 per share to the existing stockholders and an immediate dilution in pro forma net tangible book value of $3.22 per share to new investors purchasing shares in this offering.

The following table illustrates the dilution in pro forma net tangible book value per share to new investors.

Public offering price per share		$ 5.50
Pro forma net tangible book value as of December 31, 2004	$ 1.36
Increase per share resulting from this offering	0.92
Pro forma net tangible book value after the offering		2.28
Dilution per share to new investors in this offering		$ 3.22

The following table summarizes as of December 31, 2004, the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid by existing stockholders and new investors purchasing shares of common stock in this offering, before deducting underwriting discounts and estimated offering expenses:

	Shares purchased		Total consideration		Average price
	Number	Percent	Amount	Percent	per share
Common stockholders	800,000	11%	$ 10,000	- %	$ 0.0125
Preferred stockholders	4,361,000	61%	10,883,000	50%	$ 2.50
New investors	2,000,000	28%	11,000,000	50%	$ 5.50
Total	7,161,000	100%	$ 21,893,000	100%

The information for existing stockholders in the table above:

•

assumes the conversion of all 4,361,000 shares of preferred stock into 4,361,000 shares of common stock; and

•

excludes shares issuable upon exercise of outstanding stock options or warrants and exercise of the underwriter’s overallotment option.

Selected Historical and Pro Forma Financial Data

The tables below present selected historical financial data of TOP Gathering, LLC, our predecessor, and our historical financial data and pro forma financial data with respect to the TOP and Bear Paw acquisitions, in each case for the periods and as of the dates indicated.

We have derived the summary historical financial data for the period from inception through December 31, 2001 and the years ended December 31, 2002 and 2003 from the predecessor audited financial statements of TOP that are included in this prospectus.

We have derived the summary historical financial data for the year ended December 31, 2004 from our audited financial statements that are included in this prospectus and include the operating results of the assets acquired from TOP from the January 1, 2004 acquisition date, and the operating results of the assets acquired from Bear Paw from the August 1, 2004 acquisition date.

We have derived the pro forma statement of operations data and other financial data from the pro forma financial statements that are included in this prospectus.  They are presented for the year ended December 31, 2004 and give effect to the Bear Paw acquisition as if it occurred as of January 1, 2004.

In the tables below we present earnings before interest, taxes, depreciation and amortization, or EBITDA.  EBITDA is a financial measure which we use in our business but that is not calculated and presented in accordance with generally accepted accounting principles, or GAAP. See disclosure regarding “Non-GAAP Financial Measure” to “Selected Historical and Pro Forma Financial Data” for a definition of EBITDA and a reconciliation of EBITDA to our income and cash flows from operating activities.

The following tables should be read together with, and are qualified in their entirety by reference to, the historical and pro forma financial statements and the accompanying notes included elsewhere in this prospectus. The tables should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Selected Historical and Pro Forma Financial Data

Statement of operations data

	PRB Gas Transportation, Inc.			TOP Gathering, LLC (Predecessor)
		Pro forma Year ended December 31,			Period from inception through December 31,
	Year ended December 31, 2004		Year ended December 31,
		2004	2003	2002	2001
		(unaudited)
Gas gathering revenues:
Related party	$ 692,409	$ 692,409	$ 1,360,000	$ 2,097,262	$ -
Other	1,676,827	3,210,159	638,960	-	-
	2,369,236	3,902,568	1,998,960	2,097,262	-
Expenses:
Operating	1,314,392	1,999,606	1,221,983	1,536,914	2,269
Depreciation and amortization	655,763	1,101,817	521,945	1,044,340	-
Asset impairment	-	-	-	-	-
General and administrative	1,183,831	1,183,831	155,554	143,247	-
	3,153,986	4,285,254	1,899,482	2,724,501	2,269
Operating income (loss)	(784,750)	(382,686)	99,478	(627,239)	(2,269)
Other income (expense):
Interest income	29,403	29,735	138	1,783	668
Miscellaneous	(668)	-	-	-	-
Interest expense	(56,973)	(222,390)	(21,000)	(10,500)	-
	(28,238)	(192,655)	(20,862)	(8,717)	668
Net income (loss)	(812,988)	(575,341)	78,616	(635,956)	(1,601)
Preferred stock dividends	(624,933)	(732,500)	-	-	-
Preferred stock deemed dividends	(586,750)	(586,750)	-	-	-
Net income (loss) applicable to common stock	$(2,024,671)	$(1,894,591)	$ 78,616	$ (635,956)	$ (1,601)
Net income (loss) per share, basic and diluted	$ (1.45)	$ (1.35)	-	-	-
Weighted-average common shares (1)	1,398,907	1,398,907	-	-	-

Other financial data
EBITDA (2)	$ (129,655)	n/a	$ 621,423	$ 417,101	$ (2,269)
Cash flows from (used in):
Operating activities	$ 72,354	n/a	$ 654,587	$ (413,598)	$ 309,214
Investing activities	$(10,647,402)	n/a	$ (14,112)	$ (1,149,572)	$ (908,077)
Financing activities	$ 10,895,198	n/a	$ (500,000)	$ 1,261,565	$ 915,000

(1)

Excludes all shares of common stock issuable upon conversion of our preferred stock to common stock.

(2)

For a definition of EBITDA and a reconciliation of EBITDA to our income (loss) and cash flows from operating activities, see “Selected Historical and Pro Forma Financial Data - Non-GAAP Financial Measure.”

Balance sheet data

The following table summarizes our audited balance sheet as of December 31, 2004 on an:

•

actual basis; and

•

as adjusted basis to reflect net proceeds of $9,340,000 from the sale of 2,000,000 shares of common stock offered by us at $5.50 per share in connection with this offering, after deducting the estimated underwriting discounts and commissions and offering expenses payable by us, and the retirement of the $1,500,000 bank line of credit.

December 31, 2004
	Actual	as adjusted
(unaudited)
Net property and equipment	$ 8,136,203	$ 8,136,203
Total assets	$ 11,237,028	$ 19,077,028
Total liabilities	$ 2,080,683	$ 580,683
Working capital (deficit)	$ (1,330,879)	$ 5,009,121
Total stockholders’ equity	$ 9,156,345	$ 18,496,345

Non-GAAP financial measure

EBITDA is a supplemental financial measure used by our management to conduct and evaluate our business.  We define EBITDA as earnings before interest expense, income taxes, depreciation and amortization.  This definition may not be comparable to similarly titled measures reported by other companies. We are presenting EBITDA because it provides an additional way to view our operations, when considered with both our GAAP results and the reconciliation to net income (loss), which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because we:

•

believe it is a useful tool for investors to assess the operating performance of our business without the effect of non-cash depreciation and amortization expenses;

•

believe that investors will find it useful in assessing our ability to service existing or incur additional indebtedness; and

•

use EBITDA internally to evaluate the performance of our personnel and also as a benchmark to evaluate our operating performance or compare our performance to that of our competitors. The use of EBITDA has limitations and you should not consider EBITDA in isolation from or as an alternative to GAAP measures such as net income and cash flows.

Our operations are capital intensive, and depreciation and amortization are unavoidable, material costs of doing business.  By eliminating these measures, EBITDA has material limitations as a measure of our performance.

The following table presents a reconciliation of EBITDA to the most directly comparable GAAP financial measures on a historical basis for each of the periods indicated.

Reconciliation of EBITDA to net income (loss)
	PRB Gas Transportation, Inc. Year ended December 31,	TOP Gathering, LLC (Predecessor)
		Year ended December 31,		Period from inception through December 31,
	2004	2003	2002	2001

Net income (loss)	$ (812,988)	$ 78,616	$ (635,956)	$ (1,601)
Add:
Depreciation and amortization	655,763	521,945	1,044,340	-
Interest expense	56,973	21,000	10,500	-
Less: Interest income	(29,403)	(138)	(1,783)	(668)
EBITDA	$ (129,655)	$ 621,423	$ 417,101	$ (2,269)

Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion of the financial condition and results of operations in conjunction with the financial statements of TOP, Bear Paw and our historical and pro forma financial statements included elsewhere in this prospectus. Among other things these historical and pro forma financial statements include more detailed information regarding the basis of presentation for the following information. The following discussion contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of various factors, including those discussed in “Risk Factors” and elsewhere in this prospectus.

Overview

We own and operate intrastate natural gas gathering systems.  We commenced operations in January 2004 upon our acquisition of certain operating assets of TOP Gathering, LLC. We operate in the less regulated intrastate gas gathering environment and currently plan to limit our expansion to intrastate operations.  We charge a fee for gathering, compressing and dehydrating natural gas.  Our gathering systems collect gas at a producer’s wellhead or at a collection point and deliver it to a transmission line owned by a third party.  We do not take ownership of gas that we gather.

Natural gas wells in the Powder River Basin area typically experience sharp declines in production volume in the first several years of production.  Production then stabilizes and declines more ratably over a gas well’s average life of approximately eight to 10 years.  The majority of the wells serviced by our TOP and Bear Paw gathering systems have reached a stable decline phase of production.  We believe that undeveloped reserves in the fields serviced by these systems may provide additional production that could offset future declines and possibly exceed current gas production.

We plan to expand our present operations through a combination of:

•

enhancing the present gathering systems through operating efficiencies and expanding to service additional wells and fields;

•

designing and building new gathering systems; and

•

acquiring existing gathering systems.

We currently have no agreements for the design of new systems or the acquisition of existing systems.  In general, our acquisition and building criteria focus on the age of the wells serviced or to be serviced by a system and the likelihood of the producers’ continued development of their fields.

Financial operations overview

Our systems gather natural gas for independent natural gas companies in the Powder River Basin area of Wyoming.  Our commercial operations commenced in January 2004 with the TOP acquisition.  We expanded our commercial operations in August 2004 with the Bear Paw acquisition.

The analysis of the results of operations for the three years ended December 31, 2003 reflects the pre-acquisition operations of TOP and Bear Paw.  We have included a separate analysis of the results of operations for the gas gathering systems we acquired from Bear Paw for the three years ended December 31, 2003 and for the unaudited seven months ended July 31, 2005 which precede our August 1, 2004 acquisition date.  The analysis of the results of operations for the year ended December 31, 2004 reflects our operations and include the results of the acquired TOP operations from January 1, 2004 and the results of the Bear Paw operations from August 1, 2004.

While we do not discuss our pro forma financial statements below, these statements, and the assumptions made therein, are presented in the unaudited pro forma financial statements included elsewhere in this prospectus. You should review our pro forma financial statements more fully to understand our results of operations.

Nature of revenues  The amount of revenue we generate will primarily depend on the level of the fees we charge for gathering and the amount of throughput in our pipelines.  Gathering fees are determined by negotiation with the producers or shippers involved.  Our fees are not regulated by any governmental authority.  We do not take ownership of the gas that we gather.

As of December 31, 2004 we have 13 customers, three of which represent approximately 85% of our revenues. Pennaco Energy, Inc. accounts for approximately 33% of our revenues, e2 Business Systems, Inc. accounts for approximately 34% of our revenues and United Energy Trading, LLC accounts for approximately 18% of our revenues. No other customers exceed 5% of our revenues.  Some of our customers may be highly leveraged and subject to their own operating and regulatory risks.  If any of these key customers default on their obligations to us, our financial results would be adversely affected.

We have two types of gathering contracts.  Six of our contracts are currently on a volume only basis where we charge a set fee per thousand cubic feet, or Mcf, of gas gathered. The rates for these contracts vary from approximately $0.37 per Mcf to $0.70 per Mcf, with those below $0.53 per Mcf accounting for less than 4.6% of our revenues for the three months ended December 31, 2004.  The balance of our gathering contracts are a combination of a $0.12 per Mcf fee based on volume and an additional fee for each compressor used on the system.  These compression fees are allocated to each producer on the system based on its individual usage volumes and the total usage volumes of gas passing through the system.  In December 2004 the gathering fees under this type of contract ranged from approximately $0.73 per Mcf to $0.84 per Mcf.  These fees will vary monthly depending on the producers' individual production and the system's total throughput.

Two of our contracts have thresholds which provide for a reduction in rates.  We assumed a gas gathering contract that commenced in October 2001 to gather and deliver gas for a related party for $0.89 per Mcf until such time as we received a total of 4.5 billion cubic feet, or Bcf, of gas from the shipper.  Thereafter, the transportation fee will be reduced $0.05 for every 5 Bcf of gas received.  The first threshold was reached in June 2004 and accordingly the rate was reduced to $0.84 per Mcf effective July 1, 2004. We estimate that the next threshold will not be reached for at least 10 years. The contract remains in effect as long as our gathering facility remains profitable.  In the event the contract is unprofitable for us, we may terminate the contract with 30 days written notice.  Revenues generated under this contract during the year ended December 31, 2004 were $560,138.

In addition, we assumed a 10-year gas gathering contract commencing in September 2002 to gather and deliver gas for an unrelated third party for $0.58 per Mcf until such time as the shipper has delivered 2 Bcf.  Thereafter, the gathering fee will be reduced to $0.52 per Mcf.  We estimate that this threshold will be reached in mid-2005.  After the initial term, either party may terminate the contract with 30 days written notice.  Revenues generated under this contract during the year ended December 31, 2004 were $415,218.

Gas gathering throughput in our systems is directly affected by the decline rate of the producers’ natural gas reserves.  The effect of this decline rate can be offset by extension of the gathering system to additional fields and our customers’ further development of their fields.  If a decline in demand for natural gas leads to reduced maintenance and development by our customers, it may adversely affect their production and our throughput. The throughput in our systems is not materially affected by seasonality.

Operating expense  Operating expenses include compression, site supervision costs, maintenance and operating supplies, property taxes, insurance, land use and surface rights payments and contract services, all of which are relatively fixed costs. Operating expenses also include transportation fees paid to others which vary with the throughput on our gathering lines.

Depreciation and amortization expense  Depreciation and amortization expense relates principally to the depreciation of the gathering systems and related contracts.  These assets are depreciated or amortized over estimated useful lives.

General and administrative expense  General and administrative expense includes compensation expense, professional fees and corporate overhead. We have substantially increased salaried positions and overhead to prepare for the planned expansion of operations. We expect that initially these costs as a percentage of revenue will be higher than desired due to our only recently commencing operations, but as revenue increases we expect these costs to fall within industry ranges.

Interest expense   Interest expense for historical TOP (predecessor) operations relates to a $300,000 note with interest at 7% per annum which we did not acquire when we purchased the gathering system and related assets.

At September 30, 2004 we had a $1,944,480, 8% note payable to Bear Paw which we repaid in full in December 2004.  In addition, we entered into a $800,000 short-term note payable on October 1, 2004 with interest at 12% per annum.  This note was repaid in full in December 2004. In conjunction with the repayment of these notes, we entered into a $1,750,000 bank line of credit in December 2004 and borrowed $1,500,000 thereunder with fluctuating interest at the JPMorgan Chase Bank prime rate per annum.  The annual interest rate was 5.25% at December 31, 2004. This bank line of credit matures the earlier of March 31, 2005 or within three days following the funding of the initial public offering and is secured by all of our gathering assets and a pledge of a $1,000,000 certificate of deposit by a preferred stockholder.  In consideration for this $1,000,000 pledge, we have agreed to pay the preferred stockholder a monthly fee of 0.529% until the bank line of credit is retired and the pledge is released.

We intend to repay the bank line of credit in full from the proceeds of this offering.  We have received assurance from the bank that it foresees no difficulty in extending the maturity date of the note if the initial public offering is not effective by the March 31, 2005 maturity date. We also received a commitment from the pledgor of $1,000,000 in collateral for the bank line of credit to maintain the collateral until the initial public offering is complete or the due date of the note payable.

We intend to utilize commercial financing when available to support our acquisition and development efforts although we have no such debt at this time.  Interest rate risk exists principally with respect to any future indebtedness that will likely bear interest at floating rates.

Preferred dividend  In January 2004 we issued 2,400,000 shares of Series A 10% convertible preferred stock which pay a 10% annual dividend on a quarterly basis.  Quarterly dividends on this series of preferred stock amount to $125,000.

In May 2004 we issued 1,550,000 shares of Series B 5% convertible preferred stock which pay a 5% annual dividend on a quarterly basis.  Quarterly dividends on this series of preferred stock amount to $58,125.

In December 2004 we issued 411,000 shares of non-dividend bearing Series C convertible preferred stock at $3.00 per share which are convertible into an equal number of shares of common stock.  For accounting purposes the difference between the share price of $3.00 and $5.50, the offering price per share in this offering, is deemed to be compensation to our executive officers and other interested parties, and a deemed dividend to other investors. We have recorded deemed compensation expense of $440,750 and a deemed dividend of $586,750 in connection with the issuance of the Series C preferred stock.

Holders of all our outstanding preferred stock have advised us that they intend to convert their preferred stock to common stock upon the effectiveness of the registration statement of which this prospectus is a part.

Income tax expense Our predecessor, TOP Gathering, LLC, was organized as a limited liability corporation and was not subject to tax at the company level.  We are subject to federal and state taxation at the corporate level.

Critical accounting policies

Our discussion and analysis of our financial condition and results of operations and those for TOP and Bear Paw are based upon financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results may differ from these estimates under different assumptions or conditions. We consider the following policies to be the most critical to understanding the judgments that are involved and the uncertainties that could impact our results of operations, financial condition and cash flows.

Revenue recognition

We recognize revenue in the period that the gas gathering and transportation services are provided.  Our gas gathering and transportation contracts specify the rate that can be charged on a basis of cents per thousand cubic feet or Mcf of natural gas.  Each contract has a separately negotiated rate and terms may vary. Certain of our contracts include separate charges for compression in addition to a transportation fee.  Our revenues will increase or decrease in direct proportion to gas volume delivered over our system. There are measurement points throughout each gathering system which enable the gas to be accurately measured and allocated back to either different operators or wells.

Long-lived assets

We calculate depreciation and amortization based on estimated useful lives and salvage values of our assets. When assets are placed into service, we make estimates with respect to their useful lives that we believe are reasonable. However, factors such as competition, regulation or environmental matters could cause us to change our estimates, thus impacting the future calculation of depreciation and amortization. We evaluate long-lived assets for potential impairment by identifying whether indicators of impairment exist and, if so, assessing whether the long-lived assets are recoverable from estimated future undiscounted cash flows. The actual amount of impairment loss, if any, to be recorded is equal to the amount by which a long-lived asset’s carrying value exceeds its fair value. Estimates of future discounted cash flows and fair value of assets require subjective assumptions with regard to future operating results and actual results could differ from those estimates. We recorded no impairments of long-lived assets during the year ended December 31, 2004.

Abandonment liability

We follow Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations”.  The estimated fair value of the future costs associated with dismantlement, abandonment and restoration of facilities was recorded as of the effective date of the TOP acquisition.  The net estimated costs are discounted to present values using a risk adjusted rate over the estimated economic life of the compressor site.  Such costs are capitalized as part of the cost of the related asset and amortized.  The associated liability is classified as a long-term liability and is adjusted when circumstances change and for the accretion of expense which is recorded as a component of depreciation and amortization.  We have not yet recorded an asset retirement obligation in conjunction with the assets acquired from Bear Paw because sufficient information to make a reasonable estimate of the fair value of the liability is not available.

Stock-based compensation

We account for employee stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and provide pro forma disclosures of net income (loss) as if a fair value method had been applied in measuring compensation expense. Stock compensation expense, which is a non-cash charge, is measured as the excess, if any, of the fair value of our underlying common stock at the date of grant over the amount an employee must pay to acquire such stock. This compensation cost is amortized over the related vesting periods, generally four years, using an accelerated method.  See “Recent accounting pronouncements.”

We determine the fair value of our common stock by evaluating a number of factors, including our financial condition and business prospects, our stage of development and achievement of key technical and business milestones, private and public market conditions, the terms of our private financings and the valuations of similar companies in our industry.

Contingencies

In the future, we may be subject to adverse proceedings, lawsuits and other claims related to environmental, labor, product and other matters. We will be required to assess the likelihood of any adverse judgments or outcomes of these matters as well as potential ranges of probable losses. A determination of the amount of reserves required, if any, for these contingencies is made after careful analysis of each individual issue. The required reserves may change in the future due to developments in each matter or changes in approach such as a change in settlement strategy in dealing with these potential matters.

Results of operations

The results of operations for PRB for the year ended December 31, 2004 and for TOP, its predecessor, for the period from inception through December 31, 2001, the years ended December 31, 2002 and 2003 are discussed together below.  The results of operations for the Bear Paw operations for the three years ended December 31, 2003, and the unaudited seven month period ended July 31, 2004 preceding our August 1, 2004 acquisition date, are discussed separately below.

PRB and TOP (predecessor) operations

Year ended December 31, 2004 (PRB) compared to year ended December 31, 2003 (TOP predecessor operations)

The results of operations for the year ended December 31, 2003 are derived from the audited financial statements of TOP and the results of operations for the year ended December 31, 2004 are derived from our audited financial statements.

Revenues  Gas gathering revenues were $2,369,236 for the year ended December 31, 2004 compared with $1,998,960 for the year ended December 31, 2003, an increase of $370,276, or 19%.  Revenues from the Bear Paw systems of $1,148,476 are included effective August 1, 2004 and offset the decrease of $776,200, or 39% experienced for the TOP systems.  The TOP decrease was primarily attributable to lower natural gas volumes processed through the gathering system by existing producers.  An additional producer began delivering gas to the system at the end of 2003 which offset some of the decline in 2004.

The decline rate for the TOP system is consistent and predictable for the age and nature of the wells and meets what we consider to be a stable decline rate.  The decline rate for the Bear Paw systems involves two separate gathering systems: the Gap and Bonepile systems.  The decline rate for the Gap system is consistent and predictable for the age and nature of the wells and meets what we consider to be a stable decline rate.  The decline rate for the Bonepile system which accounts for approximately 10% of our total revenue has not yet reached a stable decline rate and continues to decline at an annual rate of approximately 60%.  We are unable to predict when production volume for the Bonepile system will stabilize.

Operating expenses  Operating expenses totaled $1,314,392 for the year ended December 31, 2004 compared with $1,221,983 for the year ended December 31, 2003, an increase of $92,409, or 8%. Included in operating expenses for the year ended December 31, 2004 are five months of Bear Paw operating expenses which total $493,378.  The decrease for this period excluding the Bear Paw expenses is $400,969, or 33%. Approximately $366,700 of this decrease is attributable to a reduction in the number of compressors leased and approximately $124,750 is due to a decrease in gas transportation fees paid based on the lower gas volumes.  We reduced the number of compressors utilized due to the lower natural gas volumes being produced.  Offsetting this decrease was an increase of approximately $90,500 due to the reclassification of repairs and maintenance, water hauling, site supervision, property insurance, property tax and other expenses previously classified as general and administrative expense by TOP to operating expense classification for PRB financial statements.

Depreciation and amortization Depreciation and amortization totaled $655,763 for the year ended December 31, 2004 compared with $521,945 for the year ended December 31, 2003, an increase of $133,818, or 26%.  Included in depreciation and amortization expenses for the year ended December 31, 2004 are five months of Bear Paw depreciation and amortization expenses which total $318,606.  The actual decrease for this period excluding the Bear Paw expenses is $174,788, or 33%.  This decrease relates primarily to the differences in the estimated useful lives and depreciable bases of the assets under the different owners.

General and administrative expenses  General and administrative expenses totaled $1,183,831 for the year ended December 31, 2004 compared with $155,554 for the year ended December 31, 2003, an increase of

$1,028,277, or 661%. The increase was primarily due to the hiring of professional management and staff that were not required for the predecessor TOP operations.  Approximately $439,300 of the increase is attributable to payroll and related expense, $440,750 was deemed compensation expense resulting from the purchase of 176,300 Series C shares by officers and other interested parties, and approximately $122,000 is attributable to professional and consulting fees.

TOP predecessor operations - Year ended December 31, 2003 compared to year ended December 31, 2002

Revenue  TOP revenues were $1,998,960 for the year ended December 31, 2003 compared with $2,097,262 for the year ended December 31, 2002, a decrease of $98,302, or 5%.  The decrease was the result of a combination of factors. One of the producers serviced by TOP had a decline in throughput of 39%. This decrease was offset by an increase in another producer’s volumes as well as the addition of a new producer but these higher volumes had a lower contracted gathering rate.

Operating expenses Operating expenses totaled $1,221,983 for the year ended December 31, 2003 compared with $1,536,914 for the year ended December 31, 2002, a decrease of $314,931 or 21%.  The decrease was attributable to an approximately $337,500 reduction in costs associated with a terminated compressor lease which was offset by an increase in gas transportation fees of approximately $22,500 due to increased gas throughput.

Depreciation and amortization Depreciation and amortization totaled $521,945 for the year ended December 31, 2003 compared with $1,044,340 for the year ended December 31, 2002, a decrease of $522,395, or 50%.  This decrease was primarily due to the write-off in 2002 of approximately $520,000 in assets associated with an anticipated reduction in compressors.

General and administrative expenses  General and administrative expenses totaled $155,554 for the year ended December 31, 2003 compared with $143,247 for the year ended December 31, 2002, an increase of $12,307 or 9%. The increase was primarily due to increased costs for accounting and legal expenses associated with an audit and preparation of sale documents.

TOP predecessor operations - Year ended December 31, 2002 compared to period from inception through December 31, 2001

Revenues  TOP revenues were $2,097,262 for the year ended December 31, 2002.  As the TOP system was constructed in late 2001 and began operations in February 2002, there were no revenues in 2001.   The system serviced two producers during 2002, with one producer being responsible for approximately 94% of the throughput.

Operating expenses  Operating expenses totaled $1,536,914 for the year ended December 31, 2002. Compression lease expense was approximately $1,207,000 with the balance made up of gas transportation fees.  There was minimal expense of $2,269 recorded in 2001.

Depreciation and amortization  Depreciation and amortization totaled $1,044,340 for the year ended December 31, 2002.   This included the write-off of some assets related to the anticipated reduction in compression of approximately $520,000.

General and administrative expenses  General and administrative expenses totaled $143,247 for the year ended December 31, 2002.  This included payroll expense of approximately $63,000, insurance expense of approximately $32,000 and other corporate overhead items.  There was no general and administrative expense recorded in 2001.

Bear Paw Energy, LLC - Gap, Bone Pile, Antelope Valley and South Kitty operations

We have included a separate analysis of the results of operations for the gas gathering systems we acquired from Bear Paw for the three years ended December 31, 2003 and for the unaudited seven months ended July 31, 2005 which precede our August 1, 2004 acquisition date. The gas gathering systems we acquired from Bear Paw were not operated as a separate division or company.  Accordingly, the financial statements included in this prospectus for these systems only include revenues of the acquired systems and related direct operating expenditures.

	Bear Paw Energy, LLC Gap, Bone Pile, Antelope Valley and South Kitty operations Statements of revenues and direct operating expenses data
	Seven months ended July 31,		Year ended December 31,
	2004	2003	2003	2002	2001
	(unaudited)
Gas gathering revenues	$ 1,533,332	$ 2,433,870	$ 3,750,375	$ 6,373,579	$ 10,858,189

Direct operating expenses:
Depreciation	796,823	1,352,033	2,088,694	2,322,046	2,194,116
Asset impairment	-	-	42,146,970	-	-
Labor related expenses	306,677	354,832	661,218	441,932	394,450
Property taxes	172,662	181,294	310,790	647,592	318,031
Right-of-way expenses	90,214	102,252	174,516	182,120	187,306
Other operating expenses	598,454	621,965	1,158,257	1,241,671	2,227,271
	1,964,830	2,612,376	46,540,445	4,835,361	5,321,174
Revenues in excess (deficit) of direct operating expenses	$ (431,498)	$ (178,506)	$ (42,790,070)	$ 1,538,218	$ 5,537,015

Period ended July 31, 2004 (unaudited) compared to period ended July 31, 2003 (unaudited)

Revenues  Subsequent to July 31, 2004, Bear Paw operations are included in PRB operations.  Gas gathering revenues were $1,533,332 for the seven months ended July 31, 2004 compared with $2,433,870 for the seven months ended July 31, 2003, a net decrease of $900,538, or 37%.  The Gap system generated $535,348 of this decrease which represents a 29% decrease in revenue from the same period for the preceding year.  The Bonepile system generated $365,190 of this decrease which represents a 60% decrease in revenues from the same period for the preceding year.  The decrease in Gap revenues was partially offset by the renegotiation of certain contracts in May 2004. Terms of the majority of the Gap gathering contracts were revised from a fixed 10 year term to life of production contracts.  The majority of the Gap contracts are also now on a two tier rate system where customers are charged a fee for compressor utilization and a separate fee based on volume throughput.  Compression fees are allocated based on the ratio of each producer’s volume to total system throughput volume for the month. Previously, all contracts were charged only on a volume basis at rates averaging from $0.36 to $0.58 per Mcf. The actual rate on the revised terms varies each month based on a producer’s throughput relative to total throughput.  In November 2004 rates ranged from $0.70 to $0.89 per Mcf.

The decline rate for the Gap system is consistent and predictable for the age and nature of the wells and meets what we consider to be a stable decline rate.  The decline rate for the Bonepile system which accounts for approximately 10% of our total revenue has not yet reached a stable decline rate and continues to decline at an annual rate of approximately 60%.  We are unable to predict when production volume for the Bonepile system will stabilize.

Depreciation  Depreciation totaled $796,823 for the seven months ended July 31, 2004 compared with $1,352,033 for the seven months ended July 31, 2003, a decrease of $555,210, or 41%.  This decrease was primarily due to an impairment analysis of natural gas gathering and processing assets which was performed in September

2003 as a result of lower throughput volumes for gas gathering operations.  As a result of this analysis, a charge of $42,146,970 was recorded during the third quarter of 2003 to reduce the carrying cost of these assets to their net realizable value.  Beginning October 1, 2003, the estimated depreciable life of the assets was also reduced from 30 years to 15 years.  The effect of the reduction in depreciable cost, as adjusted, exceeded the effect of reducing the depreciable life by 50%.

 Labor related expenses   Labor related expenses totaled $306,677 for the seven months ended July 31, 2004 compared with $354,832 for the seven months ended July 31, 2003, a decrease of $48,155, or 14%.  This decrease was primarily due to reconfiguration of the systems that reduced the number of compressors and resulted in a lower allocation of labor costs.

Property taxes  Property tax expense totaled $172,662 for the seven months ended July 31, 2004 compared with $181,294 for the seven months ended July 31, 2003, a decrease of $8,632, or 5%.

Right-of-way expenses  Right-of-way expenses totaled $90,214 for the seven months ended July 31, 2004 compared with $102,252 for the seven months ended July 31, 2003, a decrease of $12,038, or 12%.

Other operating expenses  Other operating expenses totaled $598,454 for the seven months ended July 31, 2004 compared with $621,965 for the seven months ended July 31, 2003, a decrease of $23,511, or 4%.

Year ended December 31, 2003 compared to year ended December 31, 2002

Revenues  Revenues totaled $3,750,375 for the year ended December 31, 2003 as compared with $6,373,579 for the year ended December 31, 2002, a decrease of $2,623,204 or approximately 41%.  The Gap system generated $1,334,392 of this decrease which represents a 32% decrease in revenue from the same period for the preceding year.  The Bonepile system generated $1,288,812 of this decrease which represents a 59% decrease in revenue from the same period for the preceding year.

One Gap customer who flowed gas on the system on an as-needed basis with a rate significantly lower than the gathering rates, had a decrease of approximately 26% of the overall volume decline.  Other than due to this customer the decline rate for the Gap system is consistent and predictable for the age and nature of the wells and meets what we consider to be a stable decline rate.   The decline rate for the Bonepile system which accounts for approximately 10% of our total revenues has not yet reached a stable decline rate and continues to decline at an annual rate of approximately 60%.  We are unable to predict when production volume for the Bonepile system will stabilize.

Depreciation/Asset impairment Depreciation totaled $2,088,694 for the year ended December 31, 2003 compared with $2,322,046 for the year ended December 31, 2002, a decrease of $233,352, or 10%.  This decrease was primarily due to the recording of impairment charges as a result of lower throughput volumes experienced and anticipated for gas gathering operations.  In addition to the impairment charge of $42,146,970 during the third quarter of 2003 to reduce the carrying cost of these assets to their net realizable value, beginning October 1, 2003, the estimated depreciable life of the assets was reduced from 30 years to 15 years.  The effect of the reduction in depreciable cost, as adjusted, exceeded the effect of reducing the depreciable life by 50%.

Labor related expenses   Labor related expenses totaled $661,218 for the year ended December 31, 2003 compared with $441,932 for the year ended December 31, 2002, an increase of $219,286, or 50%.  This increase was primarily due to a reduction in contract labor and corresponding addition in full time personnel.

Property taxes  Property tax expense totaled $310,790 for the year ended December 31, 2003 compared with $647,592 for the year ended December 31, 2002, a decrease of $336,802, or 52%.  This decrease was primarily due to renegotiating property values with the taxing authority.

Right-of-way expenses  Right-of-way expenses totaled $174,516 for the year ended December 31, 2003 compared with $182,120 for the year ended December 31, 2002, a decrease of $7,604, or 4%.

Other operating expenses  Other operating expenses totaled $1,158,257 for the year ended December 31, 2003 compared with $1,241,671 for the year ended December 31, 2002, a decrease of $83,414, or 7%.

Year ended December 31, 2002 compared to year ended December 31, 2001

Revenues  Revenues totaled $ 6,373,579 for the year ended December 31, 2002 as compared with $10,858,189 for the year ended December 31, 2001, a decrease of $4,484,610 or 41%.  Volumes decreased approximately 7,000,000 Mcf or 32%.  The Gap system generated $3,023,275 of this decrease which represents a 42% decrease in revenue from the same period for the preceding year.  The Bonepile system generated $1,461,335 of this decrease which represents a 40% decrease in revenue from the same period for the preceding year.

The decline rate for the Gap system is consistent and predictable for the age and nature of the wells and meets what we consider to be a stable decline rate.   The decline rate for the Bonepile system which accounts for approximately 10% of our total revenue has not yet reached a stable decline rate and continues to decline at an annual rate of approximately 60%.  We are unable to predict when production volume for the Bonepile system will stabilize.

Depreciation Depreciation totaled $2,322,046 for the year ended December 31, 2002 compared with $2,194,116 for the year ended December 31, 2001, an increase of $127,930, or 6%.  The increase was principally due to capital additions during the year.

Labor related expenses   Labor related expenses totaled $441,932 for the year ended December 31, 2002 compared with $394,450 for the year ended December 31, 2001, an increase of $47,482, or 12%.  This increase was primarily due to a reduction in contract labor and corresponding addition in full time personnel.

Property taxes  Property tax expense totaled $647,592 for the year ended December 31, 2002 compared with $318,031 for the year ended December 31, 2001, an increase of $329,561, or 104%.  This increase was primarily due to capital additions during the year.

Right-of-way expenses  Right-of-way expenses totaled $182,120 for the year ended December 31, 2002 compared with $187,306 for the year ended December 31, 2001, a decrease of $5,186, or 3%.

Other operating expenses  Other operating expenses totaled $1,241,671 for the year ended December 31, 2002 compared with $2,227,271 for the year ended December 31, 2001, a decrease of $985,600, or 44%.  This decrease was primarily due to a $460,000 reduction in tools and special equipment purchases and a $359,000 reduction in outside labor costs.

General trends and outlook

We expect our business to continue to be affected by the following key trends. Our expectations are based on assumptions made by us and information currently available to us. To the extent our underlying assumptions about or interpretations of available information prove to be incorrect, our expectations may vary materially from actual results.

U.S. Gas Supply and Outlook.  We believe that current natural gas prices will continue to result in relatively high levels of demand for natural gas by both the residential and commercial markets.  In 2003, the Bureau of Land Management forecasts that over 80,000 new wells will be drilled in the Rocky Mountain region by end of 2008.  There are approximately 15,000 authorized drilling permits to be issued by the BLM in the State of Wyoming.  We believe that an increase in U.S. drilling activity and additional sources of supply such as liquefied natural gas, or LNG, imports will be required for the natural gas industry to meet the expected increased demand for, and compensate for the slowing production of, natural gas in the United States.

Rising Interest Rate Environment.  The credit markets recently have experienced 50-year record lows in interest rates.  As the overall economy strengthens, it is likely that monetary policy will tighten further, resulting in higher interest rates to counter possible inflation.  This could affect our ability to access the debt capital markets to pay for acquisitions.  In addition, interest rates on future credit facilities and debt offerings could be higher than current levels, causing our financing costs to increase accordingly. Although this could limit our ability to raise funds in the debt capital markets, we expect to remain competitive with respect to acquisitions and capital projects, as our competitors would face similar circumstances.

Liquidity and capital resources

Cash flows and capital expenditures

At December 31, 2004, we had $320,150 in cash and cash equivalents. Since our inception, we have principally financed our operating cash flow needs through private offerings of our equity securities.

We believe that the proceeds from this offering will be sufficient to fund operations for at least the next 18 months.  We intend to utilize debt financing for development commitments when economically feasible and available.  Except as described in this prospectus, we have no plans for any future issuance of equity securities other than in conjunction with compensation plans, warrants and conversion of our preferred stock.

Our $1,750,000 bank line of credit matures the earlier of March 31, 2005 or within three days following the funding of the initial public offering.  We have received assurance from the bank that it foresees no difficulty in extending the maturity date of the note if the initial public offering is not effective by March 31, 2005. We also received a commitment from the pledgor of $1,000,000 in collateral for the bank line of credit to maintain the collateral until the initial public offering is complete or the due date of the note payable. To the extent we are unable to retire this indebtedness by the extended maturity date, we will be in default under the loan agreement and our gathering assets may be subject to foreclosure.

We are currently negotiating to extend the February 27, 2005 due date of the final payment to TOP of $200,000.  We have sufficient funds available on our line of credit to repay this amount before our initial public offering is completed if necessary.

Cash flow used in operations Cash provided by operating activities was $72,354 for the year ended December 31, 2004.  The net loss from operating activities of $812,988 was reduced by $650,963 in depreciation and amortization, $4,800 in accretion expense and by $440,750 in deemed compensation expense which do not use cash and was increased by $211,171 due to a net increase in accounts receivable, prepaid expenses and other assets over accounts payable and other accrued liabilities.

Cash provided by operating activities was $654,587 for the year ended December 31, 2003.  The net income from operating activities of $78,616 was increased by $521,945 in depreciation and amortization which do not use cash and decreased by $54,026 due to a net increase in accounts receivable, prepaid expenses and other assets over accounts payable and other accrued liabilities.

Cash flow from investing activities  Cash used in investing activities was $10,647,402 for the year ended December 31, 2004.  The funds were principally used for the acquisition of the TOP and Bear Paw assets and for purchasing computer equipment.  See discussion of TOP and Bear Paw acquisitions below.

Cash used in investing activities was $14,112 for the year ended December 31, 2003.  The funds were used for purchasing equipment.

Cash flow from financing activities  Cash provided by financing activities was $10,895,198 for the year ended December 31, 2004.  These funds represent the net proceeds from the sales of our common and preferred stock and other financing activities as follows:

•

In January 2004 we sold 1,600,000 shares of common stock to our two founders for net proceeds of $20,000;

•

In January 2004 we sold 2,400,000 shares of Series A 10% convertible preferred stock at $2.083 per share which are convertible into an equal number of shares of common stock. Net proceeds from this private placement were $4,987,025.  We paid no commissions or finders’ fees;

•

In May 2004 we sold 1,550,000 shares of Series B 5% convertible preferred stock at $3.00 per share which are convertible into an equal number of shares of common stock.  Net proceeds from this private placement were $4,640,579.  We paid no commissions or finders’ fees;

•

In September 2004 we acquired 800,000 shares of common stock from Kevin P. Norris for $800,000 in cash.  Mr. Norris, our former director from December 2003 to May 2004, is the manager of TOP Gathering, LLC whose assets we acquired as of January 2004;

•

In October 2004 we borrowed $800,000 from a preferred stockholder pursuant to a 12% per annum promissory note;

•

In December 2004 we issued 411,000 shares of non-dividend bearing Series C convertible preferred stock at $3.00 per share which are convertible into an equal number of shares of common stock.  Net proceeds from this private placement were $1,231,296.  Our chief executive officer and his wife purchased 163,500 shares in this offering.  Our president and our vice president of finance purchased 3,000 and 5,000 shares in this offering, respectively.  We paid no cash or other commissions or finders’ fees in connection with this offering.  For accounting purposes the difference between the share price of $3.00 and $5.50, the offering price per share in this offering, is deemed to be compensation to our executive officers and other interested parties, and a deemed dividend to other investors. We have recorded deemed compensation expense of $440,750 and a deemed dividend of $586,750 in connection with the issuance of the Series C preferred stock.  This placement might not have been eligible for an exemption from registration under the Securities Act of 1933.  In the absence of such an exemption, investors could bring suit against us to rescind their stock purchases, in which event we could be liable for rescission payments to these investors of up to $1,233,000, exclusive of interest and costs;

•

In December 2004 we repaid notes payable related to the Bear Paw acquisition of $1,944,480 and an $800,000 short-term note.  To retire this debt we borrowed $1,500,000 under a $1,750,000 bank line of credit bearing a fluctuating interest rate equal to the JPMorgan Chase Bank prime rate.  The annual interest rate was 5.25% at December 31, 2004.  This bank line of credit matures the earlier of March 31, 2005 or within three days following the funding of the initial public offering and is secured by all of our gathering assets and a pledge of a $1,000,000 certificate of deposit by a preferred stockholder.  In consideration for this pledge, we have agreed to pay the preferred stockholder a monthly fee of approximately $5,300, or 0.529% of the amount of the certificate of deposit, until the bank line of credit is retired and the pledge is released.  We intend to pay the bank line of credit in full from the proceeds of this offering;  and

•

During the year ended December 31, 2004 we paid dividends of $428,750 and deferred costs related to our initial public offering of $254,952.

Cash used by financing activities was $500,000 for the year ended December 31, 2003 which represents distributions to members of the TOP Gathering, LLC.

Acquisition of certain operating assets of TOP Gathering, LLC

Effective January 1, 2004, we purchased the gas gathering assets of TOP Gathering, LLC, located in Campbell County Wyoming, for $3,184,873, including direct costs of $65,794, cash of $2,774,440, a compressor disposal liability of $144,639 and a payable to TOP of $200,000 that was due February 27, 2005.  We are currently negotiating to extend this due date.  We have sufficient funds available on our line of credit to repay this amount before our initial public offering is completed if necessary.

The results of operations related to these acquired assets have been included in our financial statements since January 1, 2004.  The acquisition was accounted for using the purchase method of accounting.  In conjunction with the asset acquisition, we have recorded the fair value of a liability for an asset retirement obligation in the amount of $60,004 and increased the value of the related assets.  The purchase consideration, including legal fees and other professional fees incurred, has been allocated among the following assets based on the estimated fair value of the assets acquired:

Compressor site	$ 1,239,596
Pipeline and interconnect	984,423
Gathering contracts	1,020,858
Asset retirement obligation	(60,004)
Total allocated cost of assets acquired	$ 3,184,873

Acquisition of certain operating assets of Bear Paw Energy, LLC

Effective August 1, 2004, we purchased certain gas gathering assets from Bear Paw Energy, LLC, located in Campbell County Wyoming, for $7,646,581, including direct costs of $146,581.  Included in the assets is approximately 200 miles of pipeline, related equipment such as buildings, launchers and receivers and other equipment,  12 gas gathering contracts and over 600 right-of-way and surface lease contracts.  We did not record an asset retirement obligation relating to obligations under certain of these contracts because a reasonable estimate of the useful lives of the underlying assets cannot currently be made.  The purchase and sale agreement was executed on September 30, 2004 and the closing occurred on October 6, 2004; therefore, all acquisition costs were deferred at September 30, 2004.  We paid $5,500,000 in cash at closing and recorded a note payable of $1,944,480 which was the balance due of $2,000,000 reduced by adjustments of $55,520 that included August 2004 revenue net of expenses, plus prepaid rights of way and property taxes.  The note was to be paid in two installments; $1,500,000 plus interest calculated at 8% per annum on December 15, 2004 and the balance plus interest on February 15, 2005.  We paid the note in full on December 15, 2004.

The results of operations related to these acquired assets have been included in our financial statements since the effective date of August 1, 2004.  The acquisition was accounted for using the purchase method of accounting.  The purchase consideration, including legal fees and other professional fees incurred, has been allocated among the following assets based on the estimated fair value of the assets acquired:

Pipeline	$ 5,579,175
Compressor sites	787,613
Contracts	1,279,793
Total allocated cost of assets acquired	$ 7,646,581

In conjunction with this purchase, we signed an operating agreement effective August 1, 2004 with Bear Paw Energy to operate these assets.  The contract has an initial term of two years with an automatic renewal for up to two terms of one year each thereafter until and unless terminated by us upon 30 days notice.  The contract calls for monthly payments by us of $71,000 and for us to be responsible for any repair or replacement that is greater than $5,000 per occurrence, excluding compressor overhauls which are the responsibility of Bear Paw.  We are also responsible for any overtime outside of regular business hours.  All other expenses associated with ownership of the acquired assets are the responsibility of PRB including property taxes, rights of way payments and insurance.

Preferred stock dividends

Although they are under no commitment to do so, holders of all of our outstanding preferred stock have advised us that they intend to convert their preferred stock to common stock upon the closing of this offering.

In the event that any of our Series A and Series B preferred stockholders do not convert their preferred stock into shares of common stock, we will remain obligated to pay dividends on those shares.  The dividend rate payable on our Series A preferred stock after this offering closes will be reduced from 10% to 5% and the dividend rate payable on our Series B preferred stock after this offering closes will be reduced from 5% to 2.5%.  The resulting annual dividend of $366,250 if no preferred shares are converted would represent a significant financial commitment that could adversely affect our results of operations and financial condition.

Qualitative and Quantitative Disclosures about Market and Credit Risk

We are exposed to certain market risks inherent within the intrastate natural gas gathering industry.  We intend to manage our operations in a manner designed to minimize our exposure to such market risks.

Credit risk

Credit risk is the risk of loss resulting from non-performance of contractual obligations by a customer or joint venture partner. A substantial portion of our accounts receivable are expected to be with customers in the energy industry and are subject to normal industry credit risk. We intend to assess the financial strength of our customers through regular credit reviews in order to minimize the risk of non-payment.

Market risk

Market risk is the risk of loss arising from adverse changes in market rates and prices. Because we do not own the natural gas that is shipped on our gathering lines or processed in our facilities, we are not directly exposed to natural gas commodity price risk.

Interest rate risk

Interest rate risk will exist principally with respect to any future indebtedness that bears interest at floating rates. At December 31, 2004 we had $1,500,000 in bank indebtedness with a fluctuating interest rate equal to the JPMorgan Chase Bank prime rate.  This line of credit matures the earlier of March 31, 2005 or within three days following the funding of the initial public offering.

Contractual obligations and commitments

We lease two compressors under non-cancelable operating leases.  One lease expires in December 2005 and the other expires in December 2006. Total compressor rent expense for the year ended December 31, 2004 was approximately $391,800.

In February 2004 we entered into a six month apartment lease for our Chief Executive Officer which was renewed in August 2004 for one year.  Rent expense for the year ended December 31, 2004 under this lease was approximately $15,860.

We entered into a vehicle lease for our Chief Executive Officer that will expire in April 2007.  Rent expense for the year ended December 31, 2004 was approximately $3,860.

Our contractual obligations include accrued acquisition costs, operating leases and asset retirement obligations.  The following table lists our contractual obligations as of December 31, 2004:

Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Land leases	$ 1,367,895	$ 142,956	$ 285,912	$ 285,912	$ 653,115
Bear Paw operating agreement	1,349,000	852,000	497,000	-	-
Compressor rentals	551,053	396,327	154,726	-	-
Accrued TOP acquisition costs	200,000	200,000	-	-	-
Asset retirement obligation	64,804	-	-	-	64,804
Office lease	27,328	27,328	-	-	-
Apartment lease	14,000	14,000	-	-	-
Auto lease	12,015	5,340	6,675	-	-
	$3,586,095	$1,637,951	$944,313	$ 285,912	$ 717,919

Recent accounting pronouncements

In December 2004 the Financial Accounting Standards Board issued SFAS No. 123R (revised 2004), “Share-Based Payment”.  SFAS No. 123R replaced SFAS No. 123 and superseded APB 25.  SFAS No. 123R will require compensation cost related to share-based payment transactions to be recognized in financial statements.  As permitted by SFAS No. 123, we elected to follow the guidance of APB 25, which allowed companies to use the intrinsic value method of accounting to value their share-based payment transactions with employees.  Based on this method, we did not recognize compensation expense in our financials statements as the stock options granted had an exercise price equal to the fair market value of the underlying common stock on the date of the grant.  SFAS No. 123R requires measurement of the cost of share-based payment transactions to employees at the fair value of the award on the grant date and recognition of expense over the requisite service or vesting period.  SFAS No. 123R requires implementation using a modified version of prospective application, under which compensation expense for the unvested portion of previously granted awards and all new awards will be recognized on or after the date of adoption.  SFAS No. 123R also allows companies to adopt SFAS No. 123R by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in their pro forma footnote disclosures required under SFAS No. 123.  We have not decided which adoption method will be used. The provisions of SFAS No. 123R will be adopted by us effective July 1, 2005. The effect of the adoption of SFAS No. 123R is expected to be comparable to that disclosed on a pro forma basis as a result of applying the current fair value recognition provisions of SFAS No. 123.

Business

Our business

We own and operate intrastate natural gas gathering systems.  We commenced operations in January 2004 upon our acquisition of certain operating assets of TOP Gathering, LLC. We operate in the intrastate gas gathering environment, which is less regulated than interstate gas transportation, and currently plan to limit our expansion to intrastate operations.  We charge the gas producer or shipper a fee for gathering, compressing and dehydrating natural gas.  Our gathering systems collect gas at a producer’s wellhead or at a collection point and deliver it to a transmission line owned by a third party.  We do not take ownership of gas that we gather.

Our 4.5 mile TOP system, located in Campbell County, Wyoming, services 56 wells operated by three natural gas producers in the Powder River Basin area of Wyoming. The gathering system has a current throughput capacity of approximately 8 million cubic feet of gas per day and is presently averaging approximately 4 million cubic feet per day or approximately 50% of capacity.

Effective August 1, 2004, we acquired certain operating assets of Bear Paw Energy, LLC also located in Campbell County, Wyoming.   The approximately 200 mile gathering lines we acquired from Bear Paw service 12 producers of natural gas in the Powder River Basin area of Wyoming.  The Bear Paw gathering systems’ original capacity was approximately 60 million cubic feet of gas per day.  Recently there was a reconfiguration of a portion of the system to reduce the operating expenses, including compression facilities, which reduced the capacity to approximately 27 million cubic feet per day.  The system is currently averaging approximately 18 million cubic feet per day or approximately 66% of the reconfigured capacity.

At December 31, 2004 we had 13 customers, three of which represent approximately 85% of our revenues. Pennaco Energy, Inc. accounts for approximately 33% of our revenues, e2 Business Systems, Inc. accounts for approximately 34% of our revenues and United Energy Trading, LLC accounts for approximately 18% of our revenues. No other customers exceed 5% of our revenues.  None of our gas gathering and transportation agreements is with related parties.

We have two types of gathering contracts.  Six of our contracts are currently on a volume only basis where we charge a set fee per thousand cubic feet, or Mcf, of gas gathered. The rates for these contracts vary from approximately $0.37 per Mcf to $0.70 per Mcf, with those below $0.53 per Mcf accounting for less than 4.6% of our revenues for the three months ended December 31, 2004.  The balance of our gathering contracts are a combination of a $0.12 per Mcf fee based on volume and an additional fee for each compressor used on the system.  These compression fees are allocated to each producer on the system based on its individual usage volumes and the total usage volumes of gas passing through the system.  In November 2004 the gathering fees under this type of contract ranged from approximately $0.70 per Mcf to $0.89 per Mcf.  These fees will vary monthly depending on the producers' individual production and the system's total throughput.

Two of our contracts have thresholds which provide for a reduction in rates.  We assumed a gas gathering contract that commenced in October 2001 to gather and deliver gas for a related party for $0.89 per Mcf until such time as we received a total of 4.5 billion cubic feet, or Bcf, of gas from the shipper.  Thereafter, the transportation fee will be reduced $0.05 for every 5 Bcf of gas received.  The first threshold was reached in June 2004 and accordingly the rate was reduced to $0.84 per Mcf effective July 1, 2004. We estimate that the next threshold will not be reached for at least 10 years. The contract remains in effect as long as our gathering facility remains profitable.  In the event the contract is unprofitable for us, we may terminate the contract with 30 days written notice.  Revenues generated under this contract during the year ended December 31, 2004 were $560,138.

In addition, we assumed a 10-year gas gathering contract commencing in September 2002 to gather and deliver gas for an unrelated third party for $0.58 per Mcf until such time as the shipper has delivered 2 Bcf.  Thereafter, the gathering fee will be reduced to $0.52 per Mcf.  We estimate that this threshold will be reached in mid-2005.  After the initial term, either party may terminate the contract with 30 days written notice.  Revenues generated under this contract during the year ended December 31, 2004 were $415,218.

Natural gas wells in the Powder River Basin area typically experience sharp declines in production volume in the first several years of production.  Production then stabilizes and declines more ratably over a gas well’s average life of approximately eight to 10 years.  Many of the wells serviced by our TOP and Bear Paw gathering systems have reached a stable decline phase of production.  We believe that undeveloped reserves in the fields serviced by these systems may provide additional production that may offset future declines and possibly exceed current gas production.  The throughput in our systems is not materially affected by seasonality.

Business strategy

We currently operate in the Powder River Basin and plan to limit our expansion to the less regulated intrastate environment, initially within the states of Wyoming, Colorado, Kansas, Oklahoma, North Dakota and Montana.  We do not take ownership of the gas that we transport.

We plan to grow our present operations by:

•

enhancing the present gathering systems through operating efficiencies and servicing additional wells and fields;

•

designing and building new gathering systems; and

•

acquiring existing gathering systems.

We consider gathering systems serving gas producers to represent good development or acquisition opportunities. A recent ruling by the Wyoming Supreme Court prohibits the deduction of gathering expenses in the calculation of net revenues on which royalties are paid if the producer owns the gathering system.  This is advantageous for us since it is now more attractive to the producers to have gathering companies build and/or acquire their systems, thereby enabling the producers to deduct gathering fees paid to others for the purpose of calculating royalties due to landowners.

We currently have no agreements for the design of new systems or the acquisition of existing systems.

We believe that the current high level of drilling activity in the entire Rocky Mountain region presents a significant opportunity for gathering service providers.

Operations overview

We use a variety of tools to manage our business.

Flow and transaction monitoring systems.  Our TOP operations receive information from a third party that utilizes a proprietary system to track commercial activity for the gathering system, including monitoring the daily flow of natural gas on the system.  The Bear Paw operations utilize a proprietary system developed by Bear Paw that generates reports to us pursuant to our Operations Agreement with Bear Paw.  If required we can obtain all information necessary to manage our systems directly and without either of the above proprietary systems.

Producer activity evaluation and reporting. We monitor the producer drilling and completion activity in our areas of operation to identify anticipated changes in production and potential new well attachment opportunities. The continuing attachment of new natural gas production to our pipeline systems is critical to our business and will directly impact our financial performance.

Imbalance monitoring and control. We continually monitor volumes received and volumes delivered on behalf of our third party producers to ensure they remain within acceptable imbalance limits during each calendar month.  We do not take title to the gas and, therefore, are not exposed to imbalance payments; however, we are responsible for reporting imbalance limits to each of our customers.

Powder River Basin geology

In December 1994, there were approximately 200 wells in the Powder River Basin producing coal-bed methane gas.  Since 1994, over 15,000 gas wells have been drilled in this area and the State of Wyoming and the BLM have the authority to grant over 15,000 additional drilling permits.  Production in 1994 was 2.4 billion cubic feet, and production in 2003 was 3.46 billion cubic feet.  (Source: Wyoming Oil and Gas Conservation Commission)  The average well-life of a coal-bed methane well is estimated by the BLM to be eight to 10 years and the average production is approaching 900 million cubic feet per day. The BLM forecasts that 80,000 new wells will be drilled in this area over the next eight years.

Gas produced from Powder River Basin coals is almost 100% methane.  The gas is generated during the coal forming process and is trapped in the coal-beds by water.  In order to produce the coal gas, the formation must first be dewatered.  As the water is removed from the coal, the gas is desorbed from the coal.  All of the coal-bed reservoirs are low pressure and require compression in order for the gas to be delivered to a pipeline transportation system.

Natural gas wells in the Powder River Basin area typically experience sharp declines in production volume in the first several years of production.  Production then stabilizes and declines more ratably over a gas well’s average life of approximately eight to 10 years.  Other factors which influence the initial and long term productivity of the coal-bed methane wells are the depths of the coal fields, the initial gas saturation levels of the coal field and the well spacing.

BASINS OF THE ROCKIES
Minnesota
North Dakota
Williston Basin
Montana
South Dakota
Big Horn Basin
Powder River Basin
Idaho
Wind River Basin
Wyoming
Greater Green River Basin
Nebraska
D J Basin
Uinta Basin
Piceance Basin
Utah
Colorado
Kansas
Paradox Basin
Hugoton Basin
Raton Basin
Arizona
San Juan Basin
New Mexico
Oklahoma
Anadarko Basin

TOP gathering system

Effective January 1, 2004, we acquired the gathering system of TOP Gathering, LLC located in Campbell County, Wyoming.  The TOP system was constructed in late 2001 and began operations early in 2002.  The system consists of 4.5 miles of 8-inch coated steel pipeline.  The pipeline services producers of coal-bed methane in the Powder River Basin and is currently gathering from 56 wells operated by three independent natural gas companies, transporting approximately 4 million cubic feet of gas per day.

The gathering system has a current throughput capacity of approximately 8 million cubic feet of gas per day and is presently averaging approximately 4 million cubic feet per day or approximately 50% of capacity.  Our current fees range from $0.55 to $0.84 per thousand cubic feet, or Mcf of natural gas from three producers.  Our three contracts account for 47%, 33% and 20% of our revenues from this system for the year ended December 31, 2004.  Gathering fees are subject to contracts which are life of lease or 10 year contracts expiring in 2012.

We have set forth a map of the TOP system below:

16
15
14
13
18
BUFF FACILITY COMPRESSOR SITE
FORT UNION PIPELINE
21
22
23
24
19
46N 73W
46N 72W
WILD HORSE EAST RECEIPT POINT
28
27
26
25
30
33
34
35
36
31
TOP GATHERING SYSTEM

Bear Paw gathering systems

Effective August 1, 2004, we acquired certain gathering systems and related contracts of Bear Paw Energy, LLC located in Campbell County, Wyoming.  The systems acquired include the following:

•

Gap gas gathering system;

•

Bone Pile gas gathering system;

•

South Kitty delivery gathering line; and

•

Antelope Valley delivery gathering line.

Concurrent with the acquisition we entered into an operations agreement with Bear Paw.  The agreement requires Bear Paw to operate the systems for us, including repairs, maintenance and compression services, for a monthly fee of $71,000.  We are responsible for any major repair and/or maintenance expenditure in excess of $5,000 per occurrence.  The agreement is a two-year agreement with two one-year extensions at our option.  If we terminate the agreement before the four year period is up, for reasons other than a change of control at Bear Paw, we will enter into an agreement to lease compression from Bear Paw for the remainder of the four year period.  All other expenses associated with ownership of the acquired properties are our responsibility, including property taxes, rights of way payments and insurance.

Gap gas gathering system

The system was constructed in 1999 and consists of approximately 25 miles of 12 to 20-inch steel pipe and 127 ditch miles of low pressure poly pipe.  The gathering system services nine producers of coal-bed methane in the Powder River Basin.

The gathering line has a current throughput capacity of approximately 18 million cubic feet of gas per day and is presently averaging approximately 12 million cubic feet per day or approximately 67% of capacity.  This system gathers gas from approximately 300 coal-bed wells.  Current fees average $0.65 per Mcf of methane gas.  One producer accounts for approximately 60% of our revenues from this system.

All of the gas gathering lines within the Gap gathering system send gas to the South Gap facility where the gas is compressed and dehydrated.  This high pressure gas stream is then delivered to our Antelope Valley line.

We have set forth a map of the Gap gas gathering system on the following page:

50N 72W
50N 71W
49N 72W
49N 71W
48N 72W
48N 71W
Steinhoffal
Meserve
J. Milliron
Harry Wolf
NORTH GAP
Swanson
EAST GAP
Jim Wolf
Laney
SOUTH GAP
Antelope Valley
ANTELOPE VALLEY
PIPELINE
S. Jim Wolf
Rourke
RAG 11
S. Rourke
RAG 24
RAG 25
4" Gathering Lines
Intermediate Lines
10" Antelope Valley Trunkline
GAP
SYSTEM

Bone Pile gas gathering system

The system was constructed in 2000 and consists of approximately nine miles of 8-inch and 16-inch pipeline and 25 miles of low pressure poly pipe.  The system services producers of coal-bed methane in the Powder River Basin and is currently gathering from 125 wells owned by one producer and approximately 20 wells from three other producers.

The system has a current throughput capacity of approximately 9 million cubic feet of gas per day and is presently averaging approximately 2.2 million cubic feet per day or approximately 24% of capacity. The system is scheduled to be reconfigured in the next few months to decrease costs, increase operating efficiency and optimize compression. Current fees average $0.52 per Mcf of methane gas.  One customer accounts for 95% of our revenues from this system.

After the gas is gathered, it is compressed, dehydrated and delivered to our Antelope Valley line.

We have set forth a map of the Bone Pile gas gathering system on the following page:

50N 73W
50N 72W
49N 73W
49N 72W
48N 73W
48N 72W
SOUTH KITTY 2
SOUTH KITTY TRUNK LINE
SWANSONG
FARLIEGH
BUSSKOHOL
MILNE
BONEPILE BOOSTER
ANTELOPE VALLEY PIPELINE
TRIPP

BONEPILE SYSTEM

South Kitty delivery line

The system was constructed in 2002 and consists of 6 miles of 12-inch pipeline.  The line services the South Kitty coal-bed methane development area.  Certain shippers move gas down this line in order to sell gas in the local market.  The South Kitty line delivers gas into the Bonepile gathering system and is then sent to our Antelope Valley line.

The line has a current throughput capacity in excess of 10 million cubic feet of gas per day and is presently averaging approximately 4 million cubic feet per day or approximately 40% of capacity.

Antelope Valley delivery line

The system was constructed in 1999 and consists of 14 miles of 10-inch pipeline. The line had an original capacity of approximately 50 million cubic feet of gas per day and is currently configured for 27 million cubic feet per day. The system is averaging approximately 18 million cubic feet per day or approximately 66.7% of capacity.  The gas received from the Bonepile and Gap gathering systems is transported down the Antelope Valley line and delivered into two major transportation lines.

Safety and maintenance

We contract with third parties to perform preventive and normal maintenance on our gathering systems and make repairs and replacements when necessary or appropriate. On our behalf, third parties also conduct routine and required inspections of our gathering and other assets as required by applicable code or regulation. External coatings and cathodic protection systems are used to protect against external corrosion. The systems are continually monitored and tested, and the results recorded, to ensure the early identification of any problem that may arise.

Employees

As of December 31, 2004, we had four full-time employees and two consultants.

Competition

Gathering systems are generally either acquired or developed pursuant to long-term contracts with the gas producers or shippers they service. The contracts generally run over a period of time which approximates a majority of the economic life of the gas producers’ wells.  We believe that having such contracts and an existing gathering system in place provides a significant barrier to entry to a third party seeking to compete with us upon the expiration of our contracts.

When developing new gathering systems in areas where we do not have the advantage of existing systems in proximity to the development, we may be competing with other gathering system operators or the producer may elect to construct and own the system.  In the case of other gathering system operators, many possess financial, technical and personnel resources substantially greater than ours.

Environmental regulation

All facilities and gathering systems that utilize compressors fueled by natural gas require Wyoming Oil and Gas Corporation Commission operating permits.  Both the TOP and Bear Paw systems have these permits.

At the time of construction, storm water discharge permits are required as well as permits for surface discharging hydrostatic test water.

Federal Spill Prevention Control and Countermeasure requirements apply to the tanks associated with compressor scrubbers.

County and state road crossing permits apply to pipelines and gathering systems crossing county and state highways.

Intrastate regulation

No regulatory body within the state of Wyoming controls the gathering rates we may charge.

Facilities

We currently sublease 2,733 square feet of office space with a monthly payment of approximately $3,400.   The lease expires on August 31, 2005.

Management

Our directors and executive officers are:

Name	Age	Positions
Robert W. Wright	66	Chairman, Chief Executive Officer and Director
William F. Hayworth	50	President, Chief Operating Officer and Director
Pauline I. Schneider	49	Vice President Finance
Thomas J. Jacobsen	69	Director
Marilena C. Marrelli	27	Director
Joseph W. Skeehan	50	Director

Robert W. Wright  Mr. Wright joined us as Chief Executive Officer and a Director in January 2004 and was elected Chairman in June 2004. Mr. Wright was President of WGS Capital, LLC from 1992 to 2004, a Member from 1992 to 2002 and a Managing Member from 2002 to 2004.  WGS Capital, LLC is a registered Broker-Dealer with clientele in energy, insurance and shipping sectors.  Prior to 1992, Mr. Wright was a consultant and financial advisor reporting to the Vice-Chairman of Credit Suisse First Boston.  He was a Managing Director with Donaldson, Lufkin and Jenrette Securities Corporation in the Investment Banking Department from 1976 until 1990.  He specialized in the energy sector and was involved in corporate finance, mergers, acquisitions and financial advice including fairness opinions and valuations.  Prior to 1976 he was the Vice President of Corporate Development for Barber Oil Corporation heading merger and acquisition activities.  Prior to Barber Oil, he was also in the Corporate Finance Department of Lepercq, deNeuflize, southeast regional manager for Raychem Corporation and field petroleum engineer for Mobil Oil of Libya, Ltd.  He has a degree in Petroleum Refining Engineering from Colorado School of Mines and an MBA from Columbia University.

William F. Hayworth  Mr. Hayworth joined us as President, Chief Operating Officer and Director in June 2004.  From 2002 to 2004 he served as a consultant through his wholly owned company, BAM Energy, Inc., to various energy companies acting as project manager and evaluation specialist for coal-bed methane pilot projects in Kansas, Wyoming, western Colorado and Utah.  From 1997 to 2002, he was Vice President – Operations for Intoil, Inc. in Denver.  His responsibilities included management and coordination of the company’s drilling and production activities as well as the design and construction of gathering facilities.  Prior to this, he was the Engineering/Operations Manager for Patrick Petroleum in Houston, Texas and Jackson, Mississippi.  In addition to his responsibilities for supervision of technical staff and field personnel, Mr. Hayworth evaluated potential acquisitions and divestitures for Patrick.  He also spent 12 years with Phillips Petroleum where he held various reservoir and process engineering positions in the United Kingdom, Norway, Texas and Oklahoma.  Mr. Hayworth holds a Bachelor of Science degree in Chemical Engineering from the University of Michigan.  He is a member of the American Association of Drilling Engineers, the Rocky Mountain Association of Geologists, the International Association of Drilling Contractors, the Society of Petroleum Engineers and the Energy Finance Group.

Pauline I. Schneider  Ms. Schneider joined us as Vice President Finance in June 2004.  From October 2003 to May 2004 she was the interim accounting officer for Navidec, Inc. in Denver, Colorado.  From May 2002 to October 2003 Ms. Schneider was an independent consultant for various privately owned companies where she provided accounting and business advisory services.  From May 2001 to May 2002 she was Vice President – Finance for Eagle Print Solutions, Inc. where she was responsible for all accounting functions and assisted in performance of due diligence on numerous acquisition opportunities.  From November 2000 to May 2001 she worked as a consultant for Visual Data Corporation where from June 1995 to November 2000, she was Chief Financial Officer/Controller. At Visual Data Ms. Schneider was responsible for all accounting, administrative and financial reporting functions, including SEC compliance. Before 1995 Ms. Schneider held various other financial positions including Business Manager for the Harid Conservatory and Senior Staff Accountant for Schmidt, Raines, Trieste, Dickenson, Adams & Co.  She is a Certified Public Accountant and has a Bachelor of Arts degree from the University of Rochester.

Thomas J. Jacobsen  Mr. Jacobsen has been a Director since January 2004.  He has been the Chairman of JMG Exploration, Inc. since August 2004. He was named the President and Chief Operating Officer of JED Oil Inc. in September 2003 and assumed the position of Chief Executive Officer of JED Oil Inc. in December 2004.  He has been a Director of JED Oil Inc. since September 2003. Mr. Jacobsen joined Westlinks Resources Ltd., a predecessor of Enterra Energy Trust, as a director in February 1999, and was appointed Executive Vice President, Operations in October 1999.  In October 2000, he was appointed Vice Chairman of the Board of Directors. Mr. Jacobsen became Enterra Energy Corp.’s Chief Operating Officer in February 2002 and served in that position until November 2003. Mr. Jacobsen has more than 40 years experience in the oil and gas industry principally in Alberta and Saskatchewan including serving as President, Chief Operating Officer and a director of Empire Petroleum Corporation from June 2001 to April 2002, President and Chief Executive Officer of Niaski Environmental Inc. from November 1996 to February 1999, President and Chief Executive Officer of International Pedco Energy Corporation from September 1993 to February 1996, and President of International Colin Energy Corporation from October 1987 to June 1993. Mr. Jacobsen served as a director of Rimron Resources Inc., formerly Niaski Environmental Inc., from February 1, 1997 to April 1, 2003.  Niaski's proposal to its creditors under the Bankruptcy and Insolvency Act (Canada) was accepted in April 2000 and Niaski was discharged in May 2001.

Marilena C. Marrelli  Ms. Marrelli has been a Director since December 2003 and has served as the chairperson of the Compensation Committee since June 2004.  She is currently a Vice President of Equity AG Finance, a privately held company, a position she has held since September 2003.  Equity AG has interests in real estate and intellectual property.  From 2000 to 2003 Ms. Marrelli was a Marketing Associate with Sempra Energy Trading Corp.  She was responsible for marketing and sales of energy to utilities and other high energy users.  She performed analysis for various energy transactions involved in marketing and trading energy commodities and their derivatives.  She graduated from the University of Pennsylvania with a Bachelor of Arts Degree in Psychology and Spanish in 2000.

Joseph W. Skeehan  Mr. Skeehan has been a Director and has served as the chairperson of the audit committee since June 2004.  He has been the owner of Skeehan & Company, a professional service corporation that engages in accounting, finance and consulting services to small and mid-sized companies and organizations primarily in Southern California since 1980.  He has been a certified public accountant since 1978 and received a Bachelor of Science degree from California Polytechnic State University, San Luis Obispo in 1976.

Board of directors

Our board of directors is comprised of five persons. Our directors serve for one year terms, or until an earlier resignation, death or removal, or their successors are elected. There are no family relationships among any of our directors or officers, except that our Vice President of Corporate Development and Corporate Secretary, Susan C. Wright, is married to Robert W. Wright, our Chairman and Chief Executive Officer.

Directors receive reimbursement for their out-of-pocket costs, including travel and accommodations, relating to their attendance at any directors’ meeting. Directors are entitled to participate in our Equity Compensation Plan.  In June 2004 we granted the Chairman of the audit committee 30,000 options and other independent directors 20,000 options each to acquire shares of common stock at $5.50 per share.  The options expire five years from the grant date.

Committees of the board of directors

Audit committee

Our audit committee consists of Mr. Skeehan, committee Chairman and designated financial expert, Mr. Jacobsen and Ms. Marrelli.  All members of our audit committee are independent directors. The audit committee reviews in detail and recommends approval by the full board of our annual and quarterly financial statements, recommends approval of the remuneration of our auditors to the full board, reviews the scope of the audit procedures and the final audit report with the auditors, and reviews our overall accounting practices and procedures and internal controls with the auditors.

Compensation committee

Our compensation committee consists of Ms. Marrelli, committee Chairperson, Mr. Jacobsen and Mr. Skeehan, all of whom are independent directors. The compensation committee recommends approval to the full Board of the compensation of the Chief Executive Officer, the annual compensation budget for all other employees, bonuses, grants of stock options and any changes to our benefit plans.

Executive compensation

The following table provides a summary of our annualized and actual compensation for our executive officers for the year ended December 31, 2004 and pro forma compensation representing compensation on an annual basis.

The table excludes deemed compensation resulting from purchases by our officers of Series C preferred stock in December 2004.  The difference between the Series C share price of $3.00 and the $5.50 public offering price of our common stock has been recorded as compensation expense for the year ended December 31, 2004.  Deemed compensation expense attributable to Mr. and Mrs. Wright, Mr. Hayworth and Ms. Schneider for the period was $408,750, $7,500 and $12,500, respectively.

	Compensation			Long-term compensation
Name and principal position	Annualized salary	Actual salary	Bonus	Securities underlying options (3)	All other compensation
Robert W. Wright - Chairman and Chief Executive Officer	$200,000	$200,000	-	55,000	$27,061 (1)
William F. Hayworth - President and Chief Operating Officer	$175,000	$102,083	-	60,000	$8,322 (2)
Pauline I. Schneider - Vice President Finance	$120,000	$70,000	-	30,000	$33,625 (2)

(1)

All other compensation for Mr. Wright includes apartment rental of $21,862 and car rental of $5,199 provided as a condition of his employment.

(2)

Mr. Hayworth and Ms. Schneider commenced employment in June 2004.  Prior to this time they were employed as consultants and total consulting fees for this period are included under all other compensation.

(3)

All option grants were made pursuant to the equity compensation plan.

Stock options granted during the most recently completed financial period

The following table discloses the grants of options to purchase or acquire shares of common stock to our executive officers during the period indicated.

Option grants during the period from January 1, 2004 to December 31, 2004

	Individual grants (1)				Potential realizable value at assumed annual rate of stock price appreciation for option term (2)
	Number of shares of common stock	Percentage of total options granted to employees in period ended December 31, 2004	Exercise price per share	Expiration date
					5%	10%
Robert W. Wright	55,000	25%	$5.50	2014	$157,300	$713,900
William F. Hayworth	60,000	27%	$5.50	2014	$171,600	$778,800
Pauline I. Schneider	30,000	14%	$5.50	2014	$85,800	$389,400

(1)

These stock options were granted under our equity compensation plan. The options vest over the course of four years, at a rate of 25% upon each anniversary of their grant date. The stock options are also subject to vesting acceleration provisions in the event of a change in control.

(2)

Potential realizable values are net of exercise price, but before taxes associated with exercise. Amounts representing hypothetical gains are those that could be achieved if options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with rules of the Securities and Exchange Commission based on the assumed initial public offering price of $5.50 per share, and do not represent our estimate or projection of the future stock price.

Option exercises in last fiscal period and period-end option values

None of the named executive officers exercised options during the fiscal year ended December 31, 2004 or held options at December 31, 2004. The following table sets forth the number and value of securities underlying options held as of December 31, 2004.

	Number of shares acquired	Value realized	Number of shares underlying unexercised options at December 31, 2004		Value of unexercised in-the-money options at December 31, 2004 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Wright	-	-	-	55,000	-	-
William F. Hayworth	-	-	-	60,000	-	-
Pauline I. Schneider	-	-	-	30,000	-	-

(1) There was no public trading market for our common stock as of December 31, 2004. Accordingly, these values have been calculated based on an assumed initial public offering price of $5.50 per share.

Equity compensation plan

Our board of directors and stockholders approved our equity compensation plan in May 2004. We have authorized a total of 10% of the number of shares outstanding for issuance under this plan. As of the closing of this offering and assuming that all shares of our preferred stock are converted to common stock, a total of 716,100 shares of common stock will be authorized for grant of which 220,000 options have been granted under the plan to officers, directors, employees and consultants. All employee options are exercisable at a price per share of $5.50 and vest over the course of four years during their 10 year term.  Non-employee director options vest immediately and have a five year term.

Under the equity compensation plan, employees, non-employee members of the board of directors, non-employee executive officers and consultants may be awarded stock options to purchase shares of common stock. Options may be incentive stock options designed to satisfy the requirements of Section 422 of the U.S. Internal Revenue Code, or non-statutory stock options which do not meet those requirements. If options expire or are terminated, then the underlying shares will again become available for awards under the equity compensation plan. The equity compensation plan is administered by the Compensation Committee of the board of directors. This committee has complete discretion to:

•

determine who should receive an award;

•

determine the type, number, vesting requirements and other features and conditions of an award;

•

interpret the equity compensation plan; and

•

make all other decisions relating to the operation of the equity compensation plan.

The exercise price for non-statutory and incentive stock options granted under the Equity Compensation Plan may not be less than 100% of the fair market value of the common stock on the option grant date.  The compensation committee may also accept the cancellation of outstanding options in return for a grant of new options for the same or a different number of shares at the same or a different exercise price.

If there is a change in our control, an award will immediately become fully exercisable as to all shares subject to an award. A change in control includes:

•

a merger or consolidation after which our then current stockholders own less than 50% of the surviving corporation;

•

a sale of all or substantially all of our assets; or

•

an acquisition of 50% or more of our outstanding stock by a person other than a corporation owned by our stockholders in substantially the same proportions as their stock ownership in us.

In the event of a merger or other reorganization, outstanding stock options will be subject to the agreement of merger or reorganization, which may provide for:

•

the assumption of outstanding awards by the surviving corporation or its parent;

•

their continuation by us if we are the surviving corporation;

•

accelerated vesting; or

•

settlement in cash followed by cancellation of outstanding awards.

The board of directors may amend or terminate the equity compensation plan at any time. Amendments are subject to stockholder approval to the extent required by applicable laws and regulations. The equity compensation plan will continue in effect unless otherwise terminated by the board of directors.

Equity compensation plan information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity Compensation Plan	220,000	$5.50	296,100
(1) The number of securities available for future issuance under our equity compensation plan will increase to 496,100 shares upon the completion of this offering.

Stock Ownership of Management and Principal Stockholders

The following table sets forth information regarding beneficial ownership of our common stock as of December 31, 2004 by:

•

each of our executive officers and directors;

•

all executive officers and directors as a group; and

•

each person who is known by us to beneficially own more than 5% of our outstanding common stock.

Shares of common stock not outstanding but deemed beneficially owned because an individual has the right to acquire the shares of common stock within 60 days, including 3,950,000 shares issuable upon conversion of our Series A and Series B convertible preferred stock for which we have received notification of intent to convert, are treated as outstanding when determining the amount and percentage of common stock owned by that individual and by all directors and executive officers as a group. The address of each executive officer and director is 1401 17th Street, Suite 650, Denver, Colorado 80202-5428. The address of other beneficial owners is set forth below.

Name of beneficial owner	Shares beneficially owned prior to this offering		Percentage of shares outstanding
	Prior to this offering	After this offering
Executive officers and directors:
Robert W. Wright (1)	963,500	18.7%	13.5%
William F. Hayworth (2)	13,000	*	*
Pauline I. Schneider (3)	5,000	*	*
Thomas J. Jacobsen (4)	68,000	1.3%	1.0%
Marilena C. Marrelli (4)	68,000	1.3%	1.0%
Joseph W. Skeehan (5)	36,000	*	*
All executive officers and directors as a group (6 persons)	1,153,500	22.4%	16.1%
5% Stockholder:
South Lake Financial Joseph V. Gorman, Chief Executive Officer 201 S. Lake Ave., Suite 802 Pasadena, California 91101	720,000	14.0%	10.1%
* less than 1%

(5)

Certain of these shares are subject to purchase options held by our Series A preferred stockholders.  See “Description of Securities – Options to acquire common stock owned by Robert W. Wright”.  Mr. Wright’s beneficial ownership includes 80,000 shares of Series C preferred stock and 83,500 shares of Series C preferred stock held in the name of his wife.  Shares of common stock issuable upon conversion of the preferred stock are being registered for resale by separate prospectus. Mr. and Mrs. Wright have agreed not to sell any shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.

(2)

Includes 10,000 shares of common stock issuable upon conversion of Series B preferred stock held jointly with his wife and 3,000 shares of common stock issuable upon conversion of Series C preferred stock. Shares of common stock issuable upon conversion of the preferred stock are being registered for resale by separate prospectus. Mr. and Mrs. Hayworth have agreed not to sell any shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.

(3)

Includes 5,000 shares of common stock issuable upon conversion of Series C preferred stock. Shares of common stock issuable upon conversion of the preferred stock are being registered for resale by separate prospectus. Ms. Schneider has agreed not to sell any shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.

(4)

Includes 20,000 shares of common stock issuable upon exercise of options and 48,000 shares of common stock issuable upon conversion of Series A preferred stock.  The Series A preferred stock is owned by Equity AG Financial, Inc., where Ms. Marrelli is employed as a Vice President.  Ms. Marrelli disclaims beneficial interest in these shares.  Shares of common stock issuable to Equity AG upon conversion of the preferred stock are being registered for resale by separate prospectus. Ms. Marrelli has agreed not to sell any shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.

(5)

Includes 30,000 shares of common stock issuable upon exercise of options and 6,000 shares of common stock issuable upon conversion of Series B preferred stock held jointly with his wife. Shares of common stock issuable upon conversion of the preferred stock are being registered for resale by separate prospectus. Mr. and Mrs. Skeehan have agreed not to sell any shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.

Certain Relationships and Related Transactions

This section describes the transactions we have engaged in with persons who were our directors or officers at the time of the transaction, and persons known by us to be the beneficial owners of 5% or more of our common stock since January 1, 2004. We believe that all transactions between us and any of our officers, directors, or principal stockholders were on terms no less favorable than could be obtained from independent third parties, and the transaction were approved by a majority of our independent, disinterested directors. Other than as described in this section, there are no material relationships between us and any of our directors, executive officers or known holders of more than 5% of our common stock.  In the future, transactions that present potential conflicts of interest will continue to be approved by a majority of our independent, disinterested directors.

In April 2003, prior to the acquisition of certain operating assets of TOP Gathering, LLC, our chairman of the board and chief executive officer, through his investment banking company, WGS Capital, LLC, entered into an agreement with an affiliate of TOP to provide certain services.  The agreement called for a financial advisor fee payable upon execution of the contract and a transaction fee if any financing transactions were closed.  No fees were paid under this agreement during the year ended December 31, 2004 and the agreement was terminated in September 2004.

Kevin P. Norris, a former director from December 2003 to May 2004, and a former principal shareholder, is the manager of TOP, a company from which we acquired certain assets in January 2004.  In January 2004 Mr. Norris purchased 800,000 shares of common stock from us for $0.0125 per share or a total of $10,000. On September 30, 2004 we repurchased his 800,000 shares of common stock for $800,000 in cash.

Mr. Norris is also a shareholder of e2 Business Services, Inc., a company with which we have two gas gathering contracts.  These contracts represent approximately 46% of our revenues for the nine months ended September 30, 2004.  We assumed these contracts in connection with our TOP acquisition.  Under the first contract that commenced in October 2001 we receive $0.89 per million cubic feet, or Mcf, of throughput until such time as we have received a total of 4.5 billion cubic feet, or Bcf, of gas from the shipper.  Thereafter, the throughput fee will be reduced $0.05 for every 5 Bcf of gas received.  The first threshold was reached in June 2004 and accordingly the rate was reduced to $0.84 per Mcf of throughput effective July 1, 2004.  At current production levels the next threshold for reducing the throughput fee will not be reached for a minimum of 10 years.  The contract remains in effect as long as our gathering facility remains profitable.  In the event the contract is unprofitable, we may terminate with 30 days written notice.  Revenues generated under this contract during the year ended December 31, 2004 were $560,138.

Under the second contract that commenced in November 2003 we receive $0.55 per Mcf of throughput.  After the initial ten year term, either party may terminate the contract with 30 days written notice.  Revenues generated under this contract during the year ended December 31, 2004 were $415,218.  This company also provides information relating to certain gas gathering volumes for us at no cost.  We have not recorded an expense for these services because there would be no incremental cost to us if they were performed by us.

In January 2004 we sold 2,400,000 shares of Series A convertible preferred stock to JMGG Partners, Ltd, a California limited partnership, of which John P. McGrain was the general partner.  The Series A preferred stock rights and preferences include the right to vote equally with common stock and the right to elect three of five directors as a class with our Series B preferred stockholders.  In January 2004 the Series A preferred stock owned by JMGG represented 60% of our voting shares of stock.  Mr. McGrain served as our non-executive chairman of the board from January 2004 to June 2004.  He resigned as our non-executive chairman of the board in June 2004 when JMGG dissolved its operations and distributed its assets, consisting solely of our shares of Series A preferred stock, to its partners.  We did not compensate Mr. McGrain for any of his services in conjunction with the Series A preferred stock sale or as our non-executive chairman.  Mr. McGrain was a control person within the meaning of federal securities laws for the period from January 2004 through June 2004.  Mr. McGrain presently has a beneficial interest in 113,000 shares of our preferred stock.

In June 2004 we issued Mr. McGrain warrants to purchase 15,000 shares of common stock at an exercise price of $5.50 per share in consideration for consulting services in conjunction with this offering.

In October 2004 Mr. McGrain loaned us $800,000 in connection with our repurchase of 800,000 shares of common stock from Mr. Norris.  We repaid Mr. McGrain in full in December 2004, plus interest at a rate of 12% per year.

In December 2004 we borrowed $1,500,000 under a $1,750,000 bank line of credit.  In addition to a lien on all of our gathering assets, security for this bank line of credit includes a pledge to the bank of a $1,000,000 certificate of deposit by Mr. McGrain.  In consideration for this pledge, we have agreed to pay Mr. McGrain a monthly fee of approximately $5,300 until the pledge is released upon the repayment of the line of credit which matures the earlier of March 31, 2005 or within three days following the funding of the initial public offering.  We have received a commitment from Mr. McGrain to maintain this collateral until the initial public offering is complete or the due date of the note payable. In the event we are unable to retire this bank line of credit on or before its maturity date, the bank could foreclose upon our gathering assets and the pledged collateral.  In this event, Mr. McGrain would have a claim against us for his damages including  loss of his certificate of deposit, interest and related costs of recovery.

Participation in Series C preferred stock private placement

In December 2004 we completed a private placement of 411,000 shares of our Series C preferred stock for $3.00 per share, or total proceeds of $1,233,000.  Our chief executive officer and his wife purchased 163,500 shares in this offering.  Our president, vice president of finance and special outside counsel to us in this offering purchased 3,000, 5,000 and 4,800 shares in this offering, respectively.  The difference between the share price of $3.00 and $5.50, the offering price per share in this offering, is deemed to be compensation to our executive officers and other interested parties, and a deemed dividend to other investors.  Deemed compensation expense attributable to our chief executive officer and his wife, president, vice president of finance and special counsel to us in this offering for the period was $408,750, $7,500, $12,500 and $12,000, respectively. Accordingly, for the year ended December 31, 2004 we recorded $440,750 in deemed compensation expense and $586,750 in deemed dividends. See Note 9 of Notes to the Financial Statements of PRB Gas Transportation, Inc.

Description of Securities

The following is a description of our capital stock and certain provisions of our articles of incorporation, bylaws and agreements with our stockholders as well as certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our articles of incorporation, bylaws and such other agreements, copies of which are available as set forth under the caption entitled “Where You Can Find More Information.”

General

We are authorized to issue 50,000,000 shares of capital stock, $0.001 par value per share. We have designated 40,000,000 shares of common stock and 4,361,000 shares of preferred stock.  Capital stock of 5,639,000 remains undesignated.  The following is a summary of the rights of our common stock and preferred stock. For more detailed information, see our articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the provisions of applicable Nevada law.

Common stock

As of December 31, 2004, we had 800,000 shares of common stock outstanding. In addition there are:

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4,361,000 shares of common stock reserved and subject to issuance upon conversion of preferred stock;

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220,000 shares of common stock reserved and subject to issuance upon exercise of outstanding stock options; and

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45,000 shares of common stock reserved and subject to issuance upon exercise of outstanding warrants.

Our Series A and Series B preferred stockholders presently have the right to elect three of our five directors.  Until such time as these preferred stockholders convert their shares into common stock, our common stockholders will only have the right to elect two of our five directors.

Our articles do not provide for cumulative voting and the holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. A merger, conversion, exchange or consolidation of us with or into any other person or sale or transfer of all or any part of our assets (which does not in fact result in our liquidation and distribution of assets) will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of our affairs. The holders of common stock have no preemptive or conversion rights or other rights.

All outstanding shares of common stock are fully paid and nonassessable.  Our board is authorized to issue additional shares of common stock within the limits authorized by our articles of incorporation and without stockholder action.

Options to acquire common stock owned by Robert W. Wright

To induce JMGG Partners Ltd. to purchase our Series A preferred stock in January 2004 when we were a development stage company with no assets and to assure JMGG of his continued employment, our chief executive officer, Robert W. Wright, granted JMGG the option to acquire up to 600,000 of his shares of common stock at a price of $0.0125 per share if he, for any reason, including death, illness or other disability, ceased to be a full time employee of PRB.  According to the terms of this option, if Mr. Wright ceased to be an employee:

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within 180 days following the TOP acquisition, JMGG could have acquired 600,000 of his shares;

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more than 180 days following the TOP acquisition but prior to the one year anniversary of the TOP acquisition, JMGG  could have acquired 400,000 of his shares; and

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after the one year anniversary of the TOP acquisition but before the end of the 90 day period following completion of an underwritten public offering of our common stock, JMGG may acquire 200,000 of his shares.

If Mr. Wright remains employed by us and the public offering has not been completed by January 2006 the option shall expire. In June 2004, JMGG liquidated its assets and distributed all of its shares of Series A preferred stock to its limited partners.  As a result, the option to acquire up to 200,000 shares of Mr. Wright’s common stock is now held by the former limited partners of JMGG on a basis proportional to their former ownership of JMGG.

Preferred stock

The board of directors has the authority, without action by the stockholders, to designate and issue up to 5,639,000 additional shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock.

The preferred stock carries such relative rights, preferences and designations as may be determined by our board in its sole discretion upon the issuance of any shares of preferred stock. The shares of preferred stock could be issued from time to time by our board in its sole discretion without further approval or authorization by our stockholders, in one or more series, each of which could have any particular distinctive designations, relative rights and preferences as determined by our board. The relative rights and preferences that may be determined by our board in its discretion from time to time, include but are not limited to the following:

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the rate of dividend and whether the dividends are to be cumulative and the priority, if any, of dividend payments relative to other series in the class;

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whether the shares of any such series may be redeemed, and if so, the redemption price and the terms and conditions of redemption;

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the amount payable with respect to such series in the event of voluntary or involuntary liquidation and the priority, if any, of each series relative to other series in the class with respect to amounts payable upon liquidation and sinking fund provisions, if any, for the redemption or purchase of the shares of that series; and

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the terms and conditions, if any, on which the shares of a series may be converted into or exchanged for shares of any class, whether common or preferred, or into shares of any series of the same class, and if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms.

The existence of authorized but unissued shares of preferred stock could have anti-takeover effects because we could issue preferred stock with special dividend or voting rights that could discourage potential bidders. We may issue shares of preferred stock that have dividend, voting and other rights superior to those of our common stock, or that convert into shares of common stock, without the approval of the holders of common stock. This could result in the dilution of the voting rights, ownership and liquidation value of current stockholders.

As of December 31, 2004, we had 2,400,000 shares of Series A 10% convertible preferred stock, 1,550,000 shares of Series B 5% convertible preferred stock and 411,000 shares of Series C convertible preferred stock outstanding.  All holders of our outstanding preferred stock have advised us that they intend to convert their preferred stock to common stock upon the effectiveness of the registration statement, of which this prospectus is a part.

Series A 10% convertible preferred stock.  The Series A 10% convertible preferred stock has the following terms:

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10% per annum dividend payable quarterly in cash or common stock if requested by shareholder.

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Dividend payment priority equal with the Series B preferred stock and in priority to the Series C preferred stock or common stock dividends, if any.

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Liquidation preference of $2.08 with priority over the Series B and Series C preferred stock and common stock.  Entitled to elect three of five directors as a class with our Series B preferred stockholders.

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Other voting rights equal to common stock.

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Approval rights on certain corporate actions.

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Convertible at any time into common stock on a one-to-one basis.  If not converted within 90 days following our receipt of the proceeds of this offering, the dividend rate will be reduced to 5% per annum.

Series B 5% convertible preferred stock.  The Series B 5% convertible preferred stock has the following terms:

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5% per annum dividend payable quarterly.

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Dividend payment priority equal with the Series A preferred stock and in priority to the Series C preferred stock or common stock dividends, if any.

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Liquidation preference of $3.00 with priority over the Series C preferred stock and common stock.

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Entitled to elect three of five directors as a class with our Series A preferred stockholders.

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Other voting rights equal to common stock.

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Approval rights on certain corporate actions.

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Convertible at any time into common stock on a one-to-one basis.  If not converted within 90 days following our receipt of the proceeds of this offering, the dividend rate will be reduced to 2.5% per annum.

Series C convertible preferred stock.  The Series C convertible preferred stock has the following terms:

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No dividend.

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Liquidation preference of $3.00 with priority over common stock.

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Voting rights equal to common stock.

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Convertible at any time into common stock on a one-to-one basis.

For accounting purposes the difference between the share price of $3.00 and $5.50, the offering price per share in this offering, is deemed to be compensation to our executive officers and other interested parties, and a deemed dividend to other investors. We have recorded deemed compensation expense of $440,750 and a deemed dividend of $586,750 in connection with the issuance of the Series C preferred stock.

Nevada control share laws

We may become subject to Nevada’s laws that govern the “acquisition” of a “controlling interest” of “issuing corporations.”  These laws will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles or bylaws in effect on the 10th day after the acquisition of a controlling interest provide otherwise. These laws provide generally that any person who acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the stockholders of the corporation at a special or annual meeting. In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.

A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority, or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.”

These laws may have a negative effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

 Indemnification of directors and officers

Our articles of incorporation and bylaws provide that we will indemnify our directors and officers to the maximum extent permitted by Nevada law, including in circumstances in which indemnification is otherwise discretionary under Nevada law. These indemnification provisions may be sufficiently broad to permit indemnification of our directors, officers and controlling persons for liabilities, including reimbursement of expenses incurred, arising under the Securities Act. To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our articles of incorporation, bylaws, Nevada law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer agent and registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer of Denver, Colorado.

Listing

We have applied to list our common stock on the American Stock Exchange under the symbol “PRB.”

Shares eligible for future sale

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.

Upon the completion of this offering, and assuming all holders of our Series A and Series B preferred stock convert their shares to common stock and that the underwriters' over-allotment option is not exercised, we will have 6,750,000 shares of common stock outstanding. Of this number 1,211,000 shares of common stock are restricted shares and the balance are freely tradable except as limited by lockup agreements with our underwriter as discussed below.  We intend to register 411,000 of the 1,211,000 restricted shares on a separate registration statement following the completion of this offering.

A total of 800,000 shares of our common stock held by our existing common stockholder upon completion of this offering will be "restricted securities," as that phrase is defined in Rule 144, and may not be resold in the absence of registration under the Securities Act or pursuant to an exemption from such registration, including among others, the exemptions provided by Rule 144 under the Securities Act, as summarized below.

Rule 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year, including persons who may be deemed to be our "affiliates," would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

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1.0% of the number of shares of common stock then outstanding, which will equal approximately 71,610 shares immediately after this offering assuming no exercise of the underwriter’s over allotment option; and

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the average weekly trading volume of our common stock on the American Stock Exchange during the four calendar weeks before a notice of the sale on Form 144 is filed.

Sales under Rule 144 are also subject to a certain manner of sale provisions and notice requirements and to the availability of certain public information about us.

Options

We intend to file a registration statement on Form S-8 under the Securities Act to register shares of common stock issuable under our equity compensation plan. At December 10, 2004 there were 220,000 options outstanding under the plan to purchase an equal number of shares of common stock.  Our equity compensation plan reserves 10% of our outstanding shares for issuance.  All outstanding options are exercisable at $5.50 per share and outstanding non-director options vest in four equal annual installments commencing on the first anniversary of the date of the grant. Outstanding non-employee director options vest immediately upon issuance.  All options issued pursuant to our equity compensation plan expire 10 years from the date of grant.  Shares issued upon the exercise of stock options after the effective date of the Form S-8 registration statement will be eligible for resale in the public market without restriction, subject to Rule 144 limitations applicable to affiliates.

Lockup Agreements

Our officers and directors who beneficially own 1,153,500 shares of common stock, including 70,000 shares issuable upon exercise of stock options, have agreed with our underwriter not to sell their shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.  Following the expiration of the lockup agreement with our underwriter, shares of our common stock held beneficially by our officers and directors will remain subject to holding period restrictions on sale or other transfer under Rule 144 of the Securities Act.  We have registered the resale of 112,000 of these shares by a separate prospectus and expect to register an additional  241,500 shares following the completion of this offering.

All other stockholders who beneficially own 4,077,500 shares of our common stock have agreed with our underwriter not to sell their common stock for six months from the closing of this offering.  If the average closing price per share of our common stock exceeds $6.60 for 10 consecutive trading days during the lockup period, 3,838,000 of these shares may be sold without the consent of our underwriter.  If the average closing price per share of our common stock exceeds $8.00 for 15 consecutive trading days during the lockup period, an additional 239,500 of these shares may be sold without the consent of our underwriter.  We have registered the resale of 3,838,000 of these shares by a separate prospectus and expect to register the remaining 239,500 shares following the completion of this offering.

Indemnification of executive officers and directors

We have agreed to indemnify our executive officers and directors for all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director or officer, if (a) they acted honestly and in good faith with a view to our best interests, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

Underwriting

Subject to the terms and conditions of an underwriting agreement, Gilford Securities Incorporated has agreed to purchase 2,000,000 shares of common stock from us.  The underwriting agreement will provide that our underwriter is committed to purchase all shares offered in this offering, other than those covered by the over-allotment option described below.  The resale by our stockholders of up to 3,950,000 shares of our common stock issuable upon conversion of convertible preferred stock and 45,000 shares of our common stock issuable upon conversion of warrants will not be offered for sale through our underwriter but will be registered pursuant to a separate prospectus covering such securities being filed with the SEC simultaneously with the filing of the registration statement of which this prospectus is a part.  In the underwriting agreement, our underwriter’s obligations are subject to approval of certain legal matters by their counsel, including, without limitation, the authorization and validity of the shares, and of various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by our underwriter of officers’ certificates and legal opinions of our counsel.

Commissions and Discounts

Our underwriter has advised us that it proposes to offer the shares directly to the public at the price set forth on the cover page of this prospectus, and to certain dealers that are members of the National Association of Securities Dealers, Inc., at such price less a concession not in excess of $0.26 per share. Our underwriter may allow, and the selected dealers may reallow, a concession not in excess of $0.10 per share to certain brokers and dealers. After the offering, the offering price and concessions and discounts to brokers and dealers and other selling terms may from time to time be changed by our underwriter.

The following table sets forth the public offering price and underwriting discount to be paid by us to our underwriter and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by our underwriter of its over-allotment option.

	Per share	Without option(1)	With option
Public offering price	$ 5.50	$ 11,000,000	$ 12,650,000
Discount	$ 0.44	$ 880,000	$ 1,012,000
Non-accountable expense allowance (2)	$ 0.165	$ 330,000	$ 330,000
Proceeds before expenses (3)	$ 4.895	$ 9,790,000	$ 11,308,000

(1)

We have granted our underwriter an option, exercisable for 45 days after the date of this prospectus, to purchase a number of shares of common stock equal to 15% of the number of shares sold in this offering by us solely to cover over-allotments, if any, at the same price as the initial shares offered.

(2)

We have agreed to pay our underwriter a non-accountable expense allowance of 3% of the aggregate public offering price of the shares offered, excluding shares sold on exercise of the over-allotment option. We have paid our underwriter $25,000 as an advance against the non-accountable expense allowance.  In addition, we have agreed to reimburse our underwriter for its travel, due diligence and road show expenses in an amount not to exceed $10,000.

(3)

The offering expenses are estimated to be $450,000.

Warrants

In addition, we have agreed to issue to our underwriter at the closing of this offering, for nominal consideration, warrants to purchase a number of shares of common stock equal to 10% of the number of shares sold in this offering, exclusive of the over-allotment option.  These warrants will be exercisable for a four year period commencing on the first anniversary of the closing date of this offering at an exercise price equal to 125% of the price of our common stock offered by this prospectus, or $6.875 per share. These warrants will be restricted from sale, transfer, assignment or hypothecation for a period of one year from the closing of this offering by our underwriter, except to officers of our underwriter and broker-dealers participating in this offering and their bona fide officers and partners, by operation of law or by reason of our reorganization.  The NASD views these warrants as underwriting compensation and requires that the warrants be locked up for 180 days following the effectiveness of this offering pursuant to NASD Conduct Rule 2710 (g)(1).

These warrants contain provisions for appropriate adjustment in the event of any merger, consolidation, recapitalization, reclassification, stock dividend, stock split or similar transaction. The warrants do not entitle our underwriter or a permissible transferee to any rights as a shareholder until the warrants are exercised and shares of our common stock are purchased pursuant to the exercise of the warrants.

These warrants and the shares of our common stock issuable upon their exercise may not be offered for sale except in compliance with the applicable provisions of the Securities Act of 1933, as amended.  We have agreed that if we file a registration statement with the Securities and Exchange Commission, our underwriter will have the right, for a period of seven years from the closing date of this offering, to include in such registration statement the shares of our common stock issuable upon exercise of the warrants.  In addition, we have agreed to register the shares of common stock underlying the warrants under certain circumstances upon the request of a majority of the holders of the warrants during the period commencing one year from the closing date of this offering and expiring four years thereafter.

Electronic Distribution; Directed Share Program

Our underwriter has advised us that it will not engage in any electronic offer, sale or distribution of our shares.  Neither we nor our underwriter will use any third party to host or provide access to our preliminary prospectus on the Internet.

We will not have a directed share program for our employees or any others.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, Securities and Exchange Commission rules may limit our underwriter from bidding for and purchasing our common stock. In connection with this offering, however, our underwriter may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

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Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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Over-allotment involves sales by our underwriter of shares in excess of the number of shares our underwriter is obligated to purchase, which creates a short position.  The short position may be either a covered short position or a naked short position.  In a covered short position, the number of shares over-allotted by our underwriter is not greater than the number of shares that it may purchase in the over-allotment option.  In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option.  Our underwriter may close out any covered short position by either exercising its over-allotment option or purchasing shares in the open market.

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Covering transactions involve the purchase of common stock in the open market after the distribution has been completed in order to cover short positions.  In determining the source of shares to close out the short position, our underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option.  If our underwriter sells more shares than could be covered by the over-allotment option (a naked short position) the position can only be closed out by buying shares in the open market.  A naked short position is more likely to be created if our underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in this offering.

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Penalty bids permit our underwriter to reclaim a selling concession from a selected dealer when the common stock originally sold by the selected dealer is purchased in a stabilizing covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock.  As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.  Neither we nor our underwriter makes any prediction or any representation as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. Neither we nor our underwriter makes any representation that our underwriter will engage in these transactions.  These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued without notice at any time.

Lockup Arrangements

We have agreed with our underwriter not to directly or indirectly offer for sale, sell, contract to sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of our common stock, options to acquire common shares or any related security or instrument, for a period of 13 months from the closing of this offering, without the prior written consent of our underwriter, except in limited circumstances.

Our officers and directors who beneficially own 1,153,500 shares of common stock, including 70,000 shares issuable upon exercise of stock options, have agreed with our underwriter not to sell their shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.  Following the expiration of the lockup agreement with our underwriter, shares of our common stock held beneficially by our officers and directors will remain subject to holding period restrictions on sale or other transfer under Rule 144 of the Securities Act.  We have registered the resale of 112,000 of these shares by a separate prospectus and expect to register the remaining 241,500 shares following the completion of this offering.

All other stockholders who beneficially own 4,077,500 shares of our common stock have agreed with our underwriter not to sell their common stock for six months from the closing of this offering.  If the average closing price per share of our common stock exceeds $6.60 for 10 consecutive trading days during the lockup period, 3,838,000 of these shares may be sold without the consent of our underwriter.  If the average closing price per share of our common stock exceeds $8.00 for 15 consecutive trading days during the lockup period, an additional 239,500 of these shares may be sold without the consent of our underwriter.  We have registered the resale of 3,838,000 of these shares by a separate prospectus and expect to register the remaining 239,500 shares following the completion of this offering.

Our underwriter has no present intention to waive or shorten the lockup period.  The granting of any waiver of release would be conditioned, in the judgment of our underwriter, on such sale not materially adversely impacting the prevailing trading market for our common stock on the American Stock Exchange.  Specifically, factors such as average trading volume, recent price trends and the need for additional public float in the market for our common stock would be considered in evaluating such a request to waive or shorten the lockup period.

Board of Directors Observation Rights

For a period of three years after the date of this prospectus, our underwriter has the right to appoint an observer reasonably acceptable to us to attend all meetings of our board of directors. We will reimburse this person for expenses incurred in attending any meeting.

Indemnification

We have agreed to indemnify our underwriter and its controlling persons against specified liabilities, including liabilities under the Securities Act or to contribute to payments that our underwriter may be required to make for such liabilities. However, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Determination of Offering Price

In January 2004 we sold 2,400,000 shares of Series A 10% convertible preferred stock at $2.08 per share, in May 2004 we sold 1,550,000 shares of Series B 5% convertible preferred stock at $3.00 per share and in December 2004 we sold 411,000 shares of Series C convertible preferred stock at $3.00 per share. Each share of preferred stock is convertible into an equal number of shares of common stock.

Prior to this offering, there has been no public market for our common stock. Consequently, the initial offering price for our common stock has been determined by negotiations between us and the representatives of our underwriter. Among the factors considered in these negotiations were the following:

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our results of operations in recent periods;

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estimates of our business potential and earnings prospects;

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an assessment of our management;

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the history and prospects of companies whose principal business is transporting natural gas;

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our capital structure;

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prevailing market conditions; and

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the prices of common stock of publicly-traded companies in our industry.

We have applied to list our common stock on the American Stock Exchange under the symbol “PRB.” We cannot assure you, however, that an active or orderly trading market will develop for our common stock or that our common stock will trade in the public markets subsequent to the offering at or above the initial offering price.

Legal Matters

The validity of the securities offered hereby will be passed upon for PRB Gas Transportation, Inc. by Resch Polster Alpert & Berger LLP, Los Angeles, California.  Members of Resch Polster Alpert & Berger LLP own 24,500 shares of preferred stock and warrants to acquire 15,000 shares of common stock at $5.50 per share. Brownstein Hyatt & Farber, P.C., Denver, Colorado, is representing our underwriter.

Experts

Ehrhardt Keefe Steiner & Hottman PC, Certified Public Accountants, of Denver, Colorado, an independent registered public accounting firm, have audited the following financial statements for the periods indicated, as set forth in their reports, which are included in this prospectus:

•

financial statements for PRB Gas Transportation, Inc. as of  December 31, 2004 and for the year ended December 31, 2004;

•

financial statements for TOP Gathering, LLC as of December 31, 2003 and 2002, and for the years ended December 31, 2003 and 2002, and the period from inception through December 31, 2001; and

•

Statement of Assets Acquired and Liabilities Assumed as of August 1, 2004 and Statements of Revenues and Direct Operating Expenses for Certain Gas Gathering Assets of  Bear Paw Energy, LLC for the years ended December 31, 2003, 2002 and 2001, and the seven month periods ended July 31, 2004 and 2003 (unaudited).

These financial statements are included in this prospectus in reliance on their report, given their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-l (File Number 333-120129) under the Securities Act of 1933 regarding the shares of common stock offered hereby. This prospectus does not contain all of the information found in the registration statement, portions of which are omitted as permitted under the rules and regulations of the Securities and Exchange Commission. For further information regarding us and the common stock offered by this prospectus, please refer to the registration statement, including its exhibits and schedules. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of those documents.  The registration statement of which this prospectus forms a part, including its exhibits and schedules, may be inspected and copied at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the materials may also be obtained from the SEC at prescribed rates by writing to the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a web site on the Internet at www.sec.gov. Our registration statement and other information that we file with the SEC is available at the SEC’s web site on the worldwide web at www.sec.gov and can also be inspected and copied at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

We intend to furnish our stockholders annual reports containing our audited financial statements and furnish or make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each of our fiscal years.

If you are a stockholder, you may request a copy of these filings at no cost by contacting us at:

PRB Gas Transportation, Inc.

1401 17th, Street, Suite 650

Denver, Colorado 80202

(303) 308-1330

(303) 308-1590 (fax)

Index to Financial Statements

PRB Gas Transportation, Inc.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet as of December 31, 2004	F-3
Statement of Operations for the year ended December 31, 2004	F-4
Statement of Cash Flows for the year ended December 31, 2004	F-5
Statement of Changes in Stockholders’ Equity for the year ended December 31, 2004	F-6
Notes to Financial Statements	F-7

TOP Gathering, LLC
Report of Independent Registered Public Accounting Firm	F-23
Balance Sheets as of December 31, 2003 and 2002	F-24
Statements of Operations for the years ended December 31, 2003 and 2002, and the period from inception through December 31, 2001	F-25
Statements of Cash Flows for the years ended December 31, 2003 and 2002, and the period from inception through December 31, 2001	F-26
Statements of Changes in Members’ Equity for the years ended December 31, 2003 and 2002	F-27
Notes to Financial Statements	F-28

Certain Gas Gathering Assets of Bear Paw Energy, LLC
Report of Independent Registered Public Accounting Firm	F-35
Statement of Assets Acquired and Liabilities Assumed as of August 1, 2004	F-36
Statements of Revenues and Direct Operating Expenses for the years ended December 31, 2003, 2002 and 2001, and the seven month periods ended July 31, 2004 and 2003 (unaudited)	F-37
Notes to Statement of Assets Acquired and Liabilities Assumed as of August 1, 2004 and Statements of Revenues And Direct Operating Expenses	F-38

PRB Gas Transportation, Inc. Unaudited Pro Forma Combined Statements of Operations
Introduction	F-40
Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 2004	F-41
Notes to Unaudited Pro forma Combined Statements of Operations	F-42

PRB GAS TRANSPORTATION, INC.

Financial Statements

December 31, 2004

PRB Gas Transportation, Inc.

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

PRB Gas Transportation, Inc.

Denver, Colorado

We have audited the accompanying balance sheet of PRB Gas Transportation, Inc. as of December 31, 2004 and the related statement of operations, changes in stockholders’ equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRB Gas Transportation, Inc. as of December 31, 2004 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

.

/s/ Ehrhardt Keefe Steiner & Hottman PC

February 4, 2005

Denver, Colorado

PRB Gas Transportation, Inc.

Balance Sheet

December 31, 2004

Assets

Current assets
Cash	$ 320,150
Accounts receivable	261,090
Prepaid expenses	103,760
Total current assets	685,000
Property and equipment, net	8,136,203
Other non-current assets
Deferred costs of raising capital	267,068
Deposits	3,517
Contracts, net	2,145,240
Total other non-current assets	2,415,825
Total assets	$ 11,237,028

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable and accrued expenses	$ 157,196
Accrued TOP acquisition costs	200,000
Dividends payable	133,683
Compressor disposal liability	25,000
Note payable, Bank of Oklahoma	1,500,000
Total current liabilities	2,015,879
Asset retirement obligation	64,804
Total liabilities	2,080,683
Commitments and Contingencies
Stockholders’ equity
Capital, 50,000,000 shares authorized, par value $0.001,
5,639,000 shares undesignated
Series A 10% Convertible Preferred, 2,400,000 shares authorized,
issued and outstanding	2,400
Series B 5% Convertible Preferred, 1,550,000 shares authorized,
issued and outstanding	1,550
Series C Convertible Preferred, 411,000 shares authorized,
issued and outstanding	411
Common stock, 40,000,000 shares authorized, 1,600,000 issued,
800,000 outstanding	1,600
Treasury stock	(800,000)
Additional paid-in-capital	10,763,372
Accumulated deficit	(812,988)
Total stockholders' equity	9,156,345
Total liabilities and stockholders’ equity	$ 11,237,028

The accompanying notes are an integral part of these financial statements.

PRB Gas Transportation, Inc.

Statement of Operations

For the Year Ended December 31, 2004

Gas gathering revenues:
Related party	$ 692,409
Other	1,676,827
Total revenues	2,369,236
Expenses:
Operating	1,314,392
Depreciation and amortization	655,763
General and administrative	1,183,831
Total expenses	3,153,986
Operating loss	(784,750)
Other income (expense):
Interest income	29,403
Miscellaneous income	332
Interest expense	(56,973)
Miscellaneous expense	(1,000)
Total other expense	(28,238)
Net loss	(812,988)
Convertible preferred stock dividends	(624,933)
Convertible preferred stock deemed dividends	(586,750)
Net loss applicable to common stock	$ (2,024,671)

Net loss per share - basic and diluted	$ (1.45)

Basic and diluted weighted average shares outstanding (1)	1,398,907

(1)  Excludes all shares of common stock issuable upon conversion of the preferred stock to common stock.  See Note 1.

The accompanying notes are an integral part of these financial statements.

PRB Gas Transportation, Inc.

Statement of Changes in Stockholders’ Equity

	Shares	Amount

Series A 10% Convertible Preferred stock
Balance, January 1, 2004	-	$ -
Shares issued for cash	2,400,000	2,400
Balance, December 31, 2004	2,400,000	2,400

Series B 5% Convertible Preferred stock
Balance, January 1, 2004	-	-
Shares issued for cash	1,550,000	1,550
Balance, December 31, 2004	1,550,000	1,550

Series C Convertible Preferred stock
Balance, January 1, 2004	-	-
Shares issued for cash	411,000	411
Balance, December 31, 2004	411,000	411

Common stock
Balance, January 1, 2004	-	-
Shares issued for cash	1,600,000	1,600
Purchase of common shares for cash	(800,000)	-
Balance, December 31, 2004	800,000	1,600

Treasury stock
Balance, January 1, 2004	-	-
Purchase of common shares for cash	800,000	(800,000)
Balance, December 31, 2004	800,000	(800,000)

Additional paid-in-capital
Balance, January 1, 2004		-
Common stock issued		18,400
Series A preferred stock issued, net of offering costs		4,984,625
Series B preferred stock issued, net of offering costs		4,639,029
Series C preferred stock issued, net of offering costs		1,230,885
Deemed capital contribution related to Series A dividend		62,500
Deemed capital contribution related to Series C issuance		1,027,500
Issuance of warrants for consulting services		12,116
Series A dividends		(375,000)
Series B dividends		(116,250)
Series C deemed dividend		(586,750)
Accrued dividends on preferred stock		(133,683)
Balance, December 31, 2004		10,763,372

Accumulated deficit
Balance, January 1, 2004		-
Net loss		(812,988)
Balance, December 31, 2004		(812,988)
Total stockholders’ equity		$9,156,345

The accompanying notes are an integral part of these financial statements.

PRB Gas Transportation, Inc.

Statement of Cash Flows

For the Year Ended December 31, 2004

Cash flows from operating activities
Net loss	$ (812,988)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	650,963
Accretion	4,800
Deemed compensation	440,750
Changes in assets and liabilities:
Accounts receivable	(261,090)
Prepaid expenses	(103,760)
Deposits	(3,517)
Accounts payable	157,196
Net cash provided by operating activities	72,354
Cash flows from investing activities
Purchases of property and equipment	(40,949)
TOP asset purchase	(2,959,872)
BPE asset purchase	(7,646,581)
Net cash used in investing activities	(10,647,402)
Cash flows from financing activities
Proceeds from issuance of common stock	20,000
Deferred costs of raising capital	(254,952)
Proceeds from issuance of Series A Preferred stock, net of costs	4,987,025
Proceeds from issuance of Series B Preferred stock, net of costs	4,640,579
Proceeds from issuance of Series C Preferred stock, net of costs	1,231,296
Repurchase of treasury stock	(800,000)
Dividends	(428,750)
Proceeds from bank loan	1,500,000
Net cash provided by financing activities	10,895,198
Net increase in cash	320,150
Cash - beginning of year	-
Cash - end of year	$ 320,150

Supplemental disclosure of non-cash activity:

The Company recorded an asset retirement obligation totaling $60,004 and capitalized the related costs to property and equipment during the year ended December 31, 2004.

The Company recorded an imputed dividend and capital contribution of $62,500 as the holder of Series A preferred shares waived payment of half the dividends due April 15, 2004.  In addition, the Company accrued dividends of $133,683 as of December 31, 2004.

The Company recorded a deemed dividend of $586,750 and deemed compensation of $440,750 as a result of the issuance of Series C Convertible Preferred shares for an amount less than $5.50 per share (the Company’s intended IPO price), which is the estimated fair market value.  See Note 9 for a discussion of the issuance of Series C shares.

The Company recorded an imputed capital contribution of $12,116 for the value of warrants issued to consultants for their work on the proposed S-1.  See Note 9 for a discussion of warrants issued.

See Notes 2 and 3 for discussion of TOP and BPE acquisitions, respectively, and related non-cash activity.

The accompanying notes are an integral part of these financial statements.

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 1 - Description of Business and Summary of Significant Accounting Policies

Description of Business

PRB Gas Transportation, Inc. (“the Company”) was incorporated in December 2003 and was capitalized and commenced operations in January 2004 when the Company acquired certain operating assets of TOP Gathering, LLC (“TOP”).  The Company owns and operates three intrastate gas gathering facilities and is in the business of gathering and transporting natural gas.  See Note 2 for a discussion of the TOP acquisition.  Effective August 1, 2004, the Company acquired certain operating assets of Bear Paw Energy, LLC (“BPE”) that are located in the same area of Wyoming as the TOP assets.  See Note 3 for a discussion of the BPE acquisition. In September 2004, the shareholders and Board of Directors voted to change the name of the Company from PRB Transportation, Inc. to PRB Gas Transportation, Inc.

Management’s Plan

In November 2004 the Company filed a registration statement with the SEC on Form S-1.  The Company intends to offer 2,300,000 shares, which includes 300,000 shares subject to the underwriter’s overallotment option, for sale to the public as soon as practicable after the effective date of its registration statement.  The Company estimates this sale will result in net proceeds to the Company of approximately $10,808,500, including the underwriter’s overallotment option.  (See Note 9 for discussion of the initial public offering.)

The Company currently has a short term note payable to the Bank of Oklahoma in the amount of $1,500,000 which is due the earlier of March 31, 2005 or within three days following the funding of the initial public offering.  The Company has received assurance from the bank that it foresees no difficulty in extending the maturity date of the note if its initial public offering is not effective by March 31, 2005. The Company has also received a commitment from the pledgor of the $1,000,000 CD which is part of the collateral for the bank note to maintain the CD as collateral until the initial public offering is complete or the due date of the note payable.

The Company is also renegotiating to extend the February 27, 2005 due date of the final payment to TOP of $200,000 (see Note 2 for discussion of the TOP acquisition.)  The Company has sufficient funds available on its line of credit to repay this amount before its initial public offering is completed if necessary.

If the Company is unsuccessful in completing its current offering, it will seek alternative sources of financing which may include equity or debt.

Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with.  As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.  Management periodically reviews accounts receivable and reduces the carrying amount by a valuation allowance that reflects management’s best estimate of the amount that may not be collectible.  Allowances for uncollectible accounts receivable are based on information available and historical experience.  As of December 31, 2004 there was no allowance for uncollectible accounts receivable.

Sales to customers which represented 10% or more of the Company’s sales for the year ended December 31, 2004 were as follows (as a percentage of sales):

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 1 - Description of Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (cont.)

Concentrations of Credit Risk (cont.)

Customer
A	34.0%
B	32.6%
C	17.5%

Customer A above represents two contracts.  From January 1, 2004 through September 30, 2004, these contracts were with a related party whose president was a shareholder of the Company until September 30, 2004.  Revenue under these two contracts while they were with a related party was $692,409 which is 29.2% of total sales for the year ended December 31, 2004.  (See Note 10 for a discussion of related party transactions.)

Property, Equipment and  Contracts

Property and equipment is stated at the estimated fair value at the date of acquisition for TOP and BPE assets and at cost for all others.  Depreciation is calculated using the straight-line method over the estimated useful lives for owned assets, ranging from 3 to 10 years.

Amortization of the contracts is calculated using the straight-line method over the term of the underlying contracts or the estimated life of production which is 10 years.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered.  The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.

Abandonment Liability

The Company follows Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations”.  The estimated fair value of the future costs associated with dismantlement, abandonment and restoration of facilities was recorded as of the effective date of the TOP acquisition as discussed in Note 2.  The net estimated costs are discounted to present values using a risk adjusted rate over the estimated economic life of the compressor site.  Such costs are capitalized as part of the cost of the related asset and amortized.  The associated liability is classified as a long-term liability and is adjusted when circumstances change and for the accretion of expense which is recorded as a component of depreciation and amortization.  The Company has not yet recorded an asset retirement obligation in conjunction with the assets acquired from Bear Paw because sufficient information to make a reasonable estimate of the fair value of the liability is not available.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 1 - Description of Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (cont.)

Revenue Recognition

The Company recognizes revenue at the time gas is delivered.

Income Taxes

The Company is organized as a “C” Corporation.  In accordance with SFAS No. 109, “Accounting for Income Taxes,” deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts recorded in the balance sheet and for operating losses.  In evaluating the realizability of net deferred tax assets, the Company will take into account a number of factors, primarily relating to the Company’s ability to generate taxable income.  The Company has not recorded a deferred tax asset attributable to the net operating loss for the year ended December 31, 2004 as it is not more likely than not that a deferred asset will be realized.

Stock Based Compensation

As permitted under SFAS No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, the Company accounts for its stock-based compensation for options issued to employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). As such, the Company accounts for its employee stock-based compensation arrangements using the intrinsic value method under which compensation expense related to employee stock grants is recorded if the fair value of the underlying stock exceeds the exercise price on the measurement date.  No stock-based compensation was recorded during the year ended December 31, 2004.  Certain pro forma net income (loss) and earnings (loss) per share disclosures for employee stock option grants are reflected below as if the fair value method as defined in SFAS No. 123 had been applied. (See Note 9 for assumptions used in determining fair value.)  Transactions in equity instruments with non-employees for goods or services are accounted for using the fair value method.

Had compensation cost for the options issued under the PRB Transportation, Inc. Equity Compensation Plan been determined based upon the fair value at the grant date for options granted, consistent with the provisions of SFAS No. 123, the Company’s net loss and net loss per share for the year ended December 31, 2004 would have been increased to the pro forma amounts indicated below:

Net loss:
As reported	$ (812,988)
Total stock-based employee compensation expense
determined under fair value based method for all awards	38,745
Pro forma net loss	$ (851,733)
Net loss per share, basic and diluted:
As reported	$(1.45)
Pro forma	$(1.48)

Net Loss Per Share

Net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding for the period.

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 1 - Description of Business and Summary of Significant Accounting Policies (cont.)

Significant Accounting Policies (cont.)

Net Loss Per Share (cont.)

Potentially dilutive securities, which have been excluded from the determination of diluted earnings per share because their effect would be anti-dilutive, are as follows:

Series A Convertible Preferred	2,400,000
Series B Convertible Preferred	1,550,000
Series C Convertible Preferred	411,000
Warrants	45,000
Options	220,000
Total anti-dilutive shares excluded	4,626,000

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R (revised 2004), “Share-Based Payment”.  SFAS No. 123R replaced SFAS No. 123 and superseded APB 25.  SFAS No. 123R will require compensation cost related to share-based payment transactions to be recognized in financial statements.  As permitted by SFAS No. 123, the Company elected to follow the guidance of APB 25, which allowed companies to use the intrinsic value method of accounting to value their share-based payment transactions with employees.  Based on this method, the Company did not recognize compensation expense in its financials statements as the stock options granted had an exercise price equal to the fair market value of the underlying common stock on the date of the grant.  SFAS No. 123R requires measurement of the cost of share-based payment transactions to employees at the fair value of the award on the grant date and recognition of expense over the requisite service or vesting period.  SFAS No. 123R requires implementation using a modified version of prospective application, under which compensation expense for the unvested portion of previously granted awards and all new awards will be recognized on or after the date of adoption.  SFAS No. 123R also allows companies to adopt SFAS No. 123R by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in their pro forma footnote disclosures required under SFAS No. 123.  The Company has not decided which adoption method will be used. The provisions of SFAS No. 123R will be adopted by the Company effective July 1, 2005. The effect of the adoption of SFAS No. 123R is expected to be comparable to that disclosed on a pro forma basis as a result of applying the current fair value recognition provisions of SFAS No. 123.

Note 2 – TOP Acquisition

Effective January 1, 2004, the Company purchased the gas gathering assets of TOP, located in Campbell County Wyoming, for $3,184,873, including direct costs of $65,794, cash of $2,774,440, a compressor disposal liability of $144,639 and a payable to TOP of $200,000 that is due February 27, 2005.  (See Note 1 “Management’s Plan” for further discussion.) The compressor disposal liability represented the costs of removing one of three compressors from the system and was considered necessary to get the system in a condition that would be cost effective to operate.  Rental payments of $119,639 were paid by the Company prior to June 30, 2004 leaving a balance due of $25,000 that will be paid when the compressor company removes the compressor from the site. As a result, the actual cash paid relating to the acquisition was $2,959,873.  The results of operations related to these acquired assets have been included in the financial statements since January 1, 2004.  As required under SFAS No. 141, “Business Combinations,” the acquisition was accounted for using the purchase method of accounting.  In conjunction with the asset acquisition, the Company has recorded the fair value of a liability for an asset retirement obligation in the amount of $60,004 and increased the value of the related assets.  The purchase consideration, including legal fees and other professional fees incurred, has been allocated to the following assets based on the estimated fair value of the assets acquired:

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 2 – TOP Acquisition (cont.)

Compressor site	$ 1,239,596
Pipeline and interconnect	984,423
Gathering contracts	1,020,858
Asset retirement obligation	(60,004)
$ 3,184,873

Prior to closing the acquisition, a member of TOP acquired 800,000 shares of common stock of the Company which represented 50% of the Company’s outstanding common stock.  However, as discussed in Note 9, the Series A and Series B preferred stockholders hold a majority of the voting shares and elect a majority of the Company’s directors.  On September 30, 2004, the Company repurchased these shares of common stock.  See Note 9 for further discussion.

Note 3 – BPE Acquisition

In order to expand operations and provide a base for future growth, the Company, effective August 1, 2004, purchased certain gas gathering assets from BPE, located in Campbell County Wyoming, for $7,646,581, including direct costs of $146,581 The Company had an existing relationship with BPE through its TOP operations.  (See Note 8 for further discussion.) Included in the acquired assets is approximately 200 miles of pipeline, related equipment such as buildings, launchers and receivers and other equipment,  twelve gas gathering contracts and over 600 right-of-way and surface lease contracts.  The Company did not record an asset retirement obligation relating to obligations under certain of these contracts as a reasonable estimate of the useful lives of the underlying assets cannot currently be made.  The Company paid

$5,500,000 in cash at closing and recorded a note payable of $1,944,480 which was the balance due of $2,000,000 reduced by adjustments of $55,520 that included August 2004 revenue net of expenses, plus prepaid rights of way and property taxes.  The note was to be paid in two installments; $1,500,000 plus interest calculated at 8% per annum on December 15, 2004 and the balance plus interest on February 15, 2005.  The Company paid the note in full on December 15, 2004.  The results of operations related to these acquired assets have been included in the financial statements since the effective date of August 1, 2004.  As required under SFAS No. 141, “Business Combinations,” the acquisition was accounted for using the purchase method of accounting.  The purchase consideration, including legal fees and other professional fees incurred, has been allocated to the following assets based on the estimated fair value of the assets acquired:

Pipeline	$ 5,579,175
Compressor sites	787,613
Contracts	1,279,793
$ 7,646,581

The following unaudited pro forma information presents the financial information of the Company as if the acquisition had occurred at January 1, 2004:

	As Reported	(Pro Forma)
Revenue	$ 2,369,236	$ 3,902,568
Net loss	$ (812,988)	$ (575,341)
Net loss applicable to common stock	$ (2,024,671)	$ (1,894,591)
Net loss per share (basic and diluted)	$(1.45)	$(1.35)

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 3 – BPE Acquisition (cont.)

Concurrent with the acquisition the Company entered into an operations agreement with BPE.  The agreement requires BPE to operate the systems for the Company, including repairs, maintenance and compression services, for a monthly fee of $71,000.  The Company is responsible for any major repair and maintenance expenditure in excess of $5,000 per occurrence.  The agreement is a two-year agreement with two one-year extensions at the Company’s option.  If the Company terminates the agreement before the four year period expires, for reasons other than a change of control at BPE, the Company will enter into an agreement to lease compression from BPE for the remainder of the four year period.  All other expenses associated with ownership of the assets are the responsibility of the Company including property taxes, rights of way payments and insurance.

Note 4 – Property, Equipment and Contracts

Property and equipment consists of the following at December 31, 2004:

	Useful Lives
Compressor sites	10 years	$ 2,027,209
Pipelines and interconnect	10 years	6,563,598
Computer equipment	3 years	10,585
Office furniture and equipment	7 years	30,363
		8,631,755
Less accumulated depreciation		(495,552)
		$ 8,136,203

Depreciation expense related to these assets totaled $495,552 for the year ended December 31, 2004.

Contracts valued at $2,300,651 are being amortized over 10 years which is the estimated life of the contracts and/or the fields underlying the contracts.  Amortization expense related to these contracts was $155,411 for the year ended December 31, 2004

Future amortization is as follows:

Year Ending December 31,
2005	$ 230,065
2006	230,065
2007	230,065
2008	230,065
2009	230,065
Thereafter	994,915
$ 2,145,240

Note 5 - Asset Retirement Obligation

Property, plant and equipment includes platforms to hold the leased compressors at the Company's TOP gas gathering facilities. The Company is legally required to dismantle these compressor platforms at the end of their useful lives.  In accordance with SFAS No. 143, “Accounting for Asset Retirement Obligations,” the Company recognized the fair value of a liability for an asset retirement obligation (“ARO”) in the amount of $60,004.  The Company capitalized that cost as part of the carrying amount of the compressor site which is depreciated over the estimated life of the compressors’ use.  The following table describes all changes to the Company's asset retirement obligation liability during the year ended December 31, 2004:

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 5 - Asset Retirement Obligation (cont.)

Asset retirement obligation at beginning of year	$ -
Acquisition of TOP assets	60,004
Accretion expense	4,800
Asset retirement obligation	$ 64,804

The Company has not yet recorded an asset retirement obligation relating to obligations under certain of the surface use agreements purchased from BPE because a reasonable estimate of the useful lives of the underlying assets cannot currently be made.  The Company will periodically review available information and record an ARO in the period that a reasonable estimate of the fair market value of the liability can be made.

Note 6 – Income Taxes

Income tax benefit (expense) at December 31, 2004 consists of the following:

Current:
Federal	$ -
State	-
Total current income tax benefit	-
Deferred:
Federal	127,992
Valuation allowance	(127,992)
Total deferred income tax expense	-
Total income tax expense	$ -

The reconciliation between tax benefit computed by applying the estimated effective tax rate of 35% to loss before income taxes at December 31, 2004 and the reported amount of income tax benefit is as follows:

Computed at the estimated effective tax rate	$ 284,546
Permanent differences	(156,554)
Valuation allowance	(127,992)
Income tax benefit	$ -

The components of the net deferred income tax assets (liabilities) at December 31, 2004 are as follows:

Non-current assets (liabilities):
Property and equipment	$ (276,486)
Contracts	18,132
Organization costs	2,294
Asset retirement obligation	22,681
Net operating loss	361,371
Valuation allowance	(127,992)
Net deferred tax asset (liability)	$ -

The net deferred tax asset at December 31, 2004, for which a valuation allowance has been recorded, will be recognized when it is more likely than not it will be realized.

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 7 – Notes Payable

Bank Line of Credit

On December 14, 2004, the Company signed a promissory note with the Bank of Oklahoma (“BOK”) for a $1,750,000 revolving line of credit that is due on the earlier of March 31, 2005 or upon funding of the Company’s initial public offering (see Note 9).  Accrued interest, calculated at prime, is due monthly. The interest rate for December 2004 was 5.25%.  The note is secured by the Company’s gas gathering assets, associated contracts and a $1,000,000 certificate of deposit pledged by a preferred shareholder.  The Company drew down $1,500,000 upon signing and the proceeds were used in the payment of the BPE note, as discussed below.  The Company has received assurance from the bank that it foresees no difficulty in extending the maturity date of the note if the initial public offering is not effective by March 31, 2005.

Shareholder Pledge of Certificate of Deposit

On December 14, 2004 a preferred shareholder (“Pledgor”) pledged a certificate of deposit in the amount of $1,000,000 as collateral for the BOK line of credit, as discussed above.  The Company is paying the shareholder a monthly fee of .529% of the collateral value for this pledge.  In the event of default under the note, the Pledgor shall have the right, for a period of 10 days after BOK gives notice of intent to foreclose, to give notice to BOK of Pledgor’s election to purchase from BOK all the rights and obligations of  BOK under or in connection with the note.  As of December 31, 2004 the Company has paid fees of $2,958 to the Pledgor.  The Company has received a commitment from the pledgor of the $1,000,000 certificate of deposit which is part of the collateral for the bank note to maintain the certificate of deposit as collateral until the initial public offering is complete or the due date of the note payable.

Note Payable to Preferred Shareholder

On October 1, 2004 the Company borrowed $800,000 from a preferred shareholder.  The unsecured note accrued interest at 12% per annum, payable monthly.  The principal and any unpaid, accrued interest was payable in one year or upon the closing of the Company’s initial public offering, whichever occurred earlier.  The Company had the option to pay off the note before it was due at its discretion.  Proceeds from the issuance of Series C Convertible Preferred shares, as discussed in Note 9, were used to pay off the note on December 10, 2004.  The Company paid total interest to the preferred shareholder of $18,674.

Repayment of BPE Note

On December 15, 2004 the Company paid in full its note payable to BPE.  The payment of $1,974,313 included $1,944,480 of principal and $29,833 of interest.  (See Note 3 for discussion of the note payable.)

Note 8 – Commitments and Contingencies

Operating Leases

The Company leases two compressors under non-cancelable operating leases.  One lease expires in December 2005 and the other expires in December 2006. Rent expense for year ended December 31, 2004 was approximately $502,750.

As part of the TOP purchase, the Company acquired two land leases with unrelated third parties requiring annual rentals of $600 and $3,000, respectively, for the leased premises and the access thereto.  The lease terms are for the lesser of 20 years or the lives of the related estimated reserves, currently estimated to be 10 years.  Rent expense for the year ended December 31, 2004 was approximately $2,350.

As part of the BPE purchase, the Company acquired more than 600 land leases, surface rights agreements, rights-of-way and other agreements with unrelated third parties.  Approximately 100 of these contracts require annual rental payments

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 8 – Commitments and Contingencies (cont.)

Operating Leases (cont.)

totaling approximately $139,350 for the leased premises and the access thereto. The length of these contracts varies and is currently indeterminate as they are dependent on future events.  The Company has chosen to use a 10 year term for the purpose of calculating its future minimum lease payments below, which is consistent with the Company’s estimate of the
contracts’ useful lives for the purpose of amortizing their cost.   The rest of the contracts do not require ongoing payments.  The lease terms are for the lives of the related assets, currently estimated to be 10 years.  Rent expense for the year ended December 31, 2004 was approximately $32,500.

In conjunction with the BPE purchase, the Company signed an operating agreement effective August 1, 2004 with BPE to operate these assets.  The contract has an initial term of two years with an automatic renewal for up to two terms of one year each thereafter until and unless terminated by the Company upon 30 days notice.  The contract calls for monthly payments of $71,000.  Operating expense for the year ended December 31, 2004 was $364,000.

In February 2004 the Company entered into an apartment lease for six months.  On August 1, 2004, the Company renewed the apartment lease for one year with the new lease to expire July 31, 2005.  The apartment is for the use of the Company’s chief executive officer when he is at the corporate offices.  Rent expense for the year ended December 31, 2004 was approximately $21,860.

In February 2004 the Company entered into a vehicle lease that will expire in April 2007.  Rent expense for the year ended December 31, 2004 was approximately $5,200.

In September 2004 the Company entered into a sublease agreement for 2,733 square feet of office space for $3,416 per month, commencing October 15, 2004 and terminating August 31, 2005.

Total future minimum lease payments are approximately as follows:

Year Ending December 31,
2005	$ 1,437,951
2006	800,022
2007	144,291
2008	142,956
2009	142,956
Thereafter	653,115
$ 3,321,291

Gas Gathering and Transportation Contracts - TOP

Included in the TOP acquisition were three gas gathering contracts and a gas transportation contract.  See Note 2 for a discussion of the acquisition.  Below is a description of these contracts:

The Company assumed a gas gathering contract that was effective in October 2001 to gather and deliver gas for $0.89 per thousand cubic feet (“Mcf”) until such time as the Company has received a total of 4.5 billion cubic feet (“BCF”) of gas from the shipper.  Thereafter, the transportation fee will be reduced $0.05 for every 5 BCF of gas received.  The first threshold was reached in June 2004 and accordingly the rate was reduced to $0.84 per Mcf effective July 1, 2004. The Company estimates that the next threshold will not be reached for at least 10 years. The contract remains in effect as long as the Company's gathering facility remains profitable.  In the event the contract is unprofitable for the Company, the

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 8 – Commitments and Contingencies (cont.)

Gas Gathering and Transportation Contracts – TOP  (cont.)

Company may terminate the contract with 30 days written notice.  This contract was with a related party from January 1, 2004 through September 30, 2004.  (See Note 10 for a discussion of related party transactions.)  Revenue generated under this contract during the year ended December 31, 2004 was $560,138.

The Company assumed a 10-year gas gathering contract that was effective in September 2002 to gather and deliver gas for an unrelated third party for $0.58 per Mcf until such time as the shipper has delivered 2 Bcf.  Thereafter the gathering fee will be reduced to $0.52.  The Company estimates that this threshold will be reached in mid 2005.  After the initial term, either party may terminate the contract with 30 days written notice.  Revenue generated under this contract during the year ended December 31, 2004 was $415,218.

The Company assumed a 10-year gas gathering contract that was effective in November 2003 to gather and deliver gas for $0.55 per Mcf.   After the initial term, either party may terminate the contract with 30 days written notice.  This contract was with a company whose President was a related party from January 1, 2004 through September 30, 2004.  (See Note 10 for a discussion of related party transactions.)  Revenue generated under this contract during the nine months ended September 30, 2004 (unaudited) and the year ended December 31, 2004 was $222,603 and $245,404, respectively.

The Company assumed a 10-year gas transportation contract with an unrelated third party, Bear Paw Energy, that was effective in September 2001.  BPE transports the Company's customers’ gas for $0.14 per Mcf.  The Company purchased certain assets from BPE effective August 1, 2004.  (See Note 3 for a discussion of the acquisition.)

Gas Gathering and Transportation Contracts - BPE

Included in the BPE acquisition were twelve gas gathering contracts.  (See Note 3 for a discussion of the acquisition).  Below is a description of these contracts:

The Company assumed four gas gathering contracts that are solely volume-based.  All of the contracts are for the life of production, currently estimated to be 10 years, with prices of $0.37 per Mcf, $0.43 per Mcf and $0.539 per Mcf (two contracts currently billed together).  Revenue generated under these contracts during the year ended December 31, 2004 was $11,601, $59,893 and $113,577, respectively.

The Company assumed a gas transportation contract which expired in September, 2004 but continues to be billed under the old contract rate of $0.04 per Mcf while the contract is being renegotiated.  Revenue generated under this contract during the year ended December 31, 2004 was $19,764.

The Company assumed eight gas gathering contracts which have gathering rates that are based on both volume and compression used on the system.  All contracts are for the life of production, currently estimated to be 10 years.  Gathering fees for these eight contracts have two major components: 1) volume is measured from a central gathering point to the applicable delivery points and customers are charged a rate of $0.12 per Mcf; and 2) a compression fee is charged for each compressor through which the owner’s gas flows.  The owner is charged based on allocated volumes multiplied by the corresponding compression rate.  As of December 31, 2004, there were six screw compressors billed at $11,000 each and two recip compressors billed at $40,000 each.  One of the eight contracts is subject to an additional fee based on volume from the wellhead to the central gathering point at a rate of $0.12 per Mcf.  Revenue generated under these eight contracts during the year ended December 31, 2004 was $943,641.

Possible Rescission of Series C Convertible Preferred Stock Sale

 In December 2004, the Company received $1,233,000 from the sale of 411,000 shares of Series C Convertible Preferred stock.  The Company paid no cash or other commissions or finders’ fees in connection with this offering. This placement

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 8 – Commitments and Contingencies (cont.)

Possible Rescission of Series C Convertible Preferred Stock Sale  (cont.)

might not have been eligible for an exemption from registration under the Securities Act of 1933.  In the absence of such an exemption, investors could bring suit against the Company to rescind their stock purchases, in which event the Company could be liable for rescission payments to these investors of up to $1,233,000, exclusive of interest and costs. (See Note 9 for discussion of the sale of the stock.)  In light of the significant percentage of Series C Preferred Convertible stock  purchased by officers and other affiliated persons, and based upon discussions with the remaining Series C investors,  management believes that the likelihood of rescission is remote.

Note 9 - Stockholders' Equity

Capital Stock

The Company is authorized to issue 50,000,000 shares of $0.001 par value capital stock.  There are 40,000,000 shares designated as common stock and 4,361,000 shares designated as preferred stock.  Capital stock of 5,639,000 remains undesignated.  The Board of Directors has designated three series of preferred stock.  Series A 10% Convertible Preferred Stock (“Series A”) is entitled to a 10% dividend payable quarterly, Series B 5% Convertible Preferred Stock (“Series B”) is entitled to a 5% dividend payable quarterly and Series C Convertible Preferred Stock (“Series C”) is not entitled to dividends.  All rights and preferences of Series A and Series B shareholders are equal. The rights and preferences of Series C shareholders are equal with the exception of electing members of the board of directors and being subordinate to the Series A and B shareholders upon liquidation. (See discussion in next paragraph.)  In the event of any liquidation, preferred shareholders are entitled to be paid, prior and in preference to any payments or distributions to common shareholders, an amount equal to the original purchase price of the stock, plus all accrued and unpaid cumulative dividends thereon.

All preferred shareholders have the right to convert to an equal number of shares of common stock.    If the shares are not converted within 90 days of the Company’s initial public offering (“IPO”), the dividend rate is reduced by 50%.  Each holder of Series A, Series B and Series C stock has voting rights and powers equal to the voting rights and powers of the holders of common stock and shall be entitled to the number of votes equal to the number of whole shares of common stock into which such shares could be converted.   Series A and Series B Preferred shareholders are entitled as a class to elect not less than sixty percent of the Company’s directors.

In January 2004, the Company sold 800,000 shares of common stock to its Chief Executive Officer (“CEO”) for $10,000 and 800,000 shares of common stock to an individual who is a member of TOP for $10,000.  (See Note 2 for a discussion of the TOP acquisition.)  On September 30, 2004, the Company repurchased 800,000 of its common shares from the individual who is a member of TOP for a total of $800,000 or $1.00 per share.

In January 2004, the Company issued 2,400,000 shares of Series A at a price of $2.083 per share resulting in proceeds of approximately $4,987,000, net of offering costs of approximately $13,000.  The Series A Securities Purchase agreement contained provisions granting the Series A shareholders the right to buy back some or all of the common shares issued above if certain conditions occur.  For the common shares held by the Company’s CEO, the buyback provision is tied to his length of employment. At December 31, 2004, 400,000 shares were still subject to this provision.  For the common shares held by the member of TOP, the buyback provision was related to performance.  These 800,000 shares were purchased by the Company in September 2004 as discussed earlier.

In May 2004, the Company issued 1,550,000 shares of Series B at a price of $3.00 per share resulting in proceeds of approximately $4,640,600, net of offering costs of approximately $9,400.

In December 2004, the Company issued 411,000 shares of Series C at a price of $3.00 per share resulting in proceeds of approximately $1,231,300, net of offering costs of approximately $1,700.  The Company’s chief executive officer and his wife purchased 163,500 shares in this offering.  The Company’s president and vice president of finance purchased 3,000 and 5,000 shares in this offering, respectively.

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 9 - Stockholders' Equity (cont.)

Capital Stock (cont.)

Pursuant to EITF 98-5, “Accounting for Convertible Securities With Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, the issuance of the Series C shares resulted in a beneficial conversion (deemed dividend and deemed compensation) since the shares were issued at less than estimated fair market value.  The Company recorded a deemed dividend of $586,750, deemed compensation of $440,750 for shares sold to officers and  other interested parties and a deemed contribution of capital of $1,027,500 as a result of the issuance of the Series C shares for an amount less than $5.50 per share (the Company’s intended IPO price), which is the estimated fair market value.

Dividends

Both the Series A and Series B shares have dividend rights which state that dividends will accrue from the date of issue until paid, whether or not earned or declared.  The Company declared dividends of $125,000 on the Series A shares ($0.0521 per share) on April 15, 2004, July 15, 2004 and October 15, 2004.  The Series A shareholder elected to forgo $62,500 of the April 15, 2004 dividend which was recorded as an imputed dividend and a contribution of capital.  The Company declared dividends of $58,125 on the Series B shares ($0.0375 per share) on August 15, 2004 and November 15, 2004.  As noted above, the Company recorded a deemed dividend of $586,750 in relation to the issuance of the Series C preferred shares.  At December 31, 2004, the Company had accrued $104,620 ($0.0521 per share) and $29,063 ($0.0375 per share) for dividends payable on the Series A and Series B shares, respectively.  The dividends were paid subsequent to December 31, 2004.

Equity Compensation Plan

The Company has adopted the PRB Transportation, Inc. Equity Compensation Plan (the "Plan") under which the Company is authorized to grant incentive options, non-qualified stock options, stock awards and stock appreciation rights to employees and directors of the Company and consultants and advisors who perform services for the Company. The Plan may be administered by the Board or a committee of the Board made up of outside directors (the “Committee”). Initially, there are 400,000 shares of the Company's common stock subject to the Plan (the “Share Amount”).  During each year which the Plan is maintained, the Share Amount shall be increased without further action by the Board or the Committee, and without further approval by the Company's stockholders, in such amount as shall cause the Share Amount to equal 10% of the Company's issued and outstanding shares as of the date of grant inclusive of any shares issuable pursuant to the conversion of any outstanding convertible preferred stock;  provided, however,  this provision shall expire and be of no further effect as of  the date that is 10 years following May 5, 2004, unless the Company's stockholders approve such incremental share allocation.

If, and to the extent options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any stock awards are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

Under the Plan, the exercise price of an option shall be determined by the Committee and shall be equal to or greater than the fair market value of a share of Company stock on the date the option is granted; provided, however, that (x) the exercise price of an incentive stock option shall be equal to, or greater than, the fair market value of a share of company stock on the date the incentive stock option is granted, and (y) an incentive stock option may not be granted to an employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the exercise price per share is not less than 110% of the fair market value of Company stock on the date of grant. Options granted vest over various terms with a maximum vesting period of five years and expire after a maximum of 10 years.

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 9 - Stockholders' Equity (cont.)

Equity Compensation Plan (cont.)

The following table summarizes activity for options during the year ended December 31, 2004:

	Number of Shares	Weighted Average Exercise Price
Balance, January 1, 2004	-	$ -
Granted during the year	220,000	5.50
Exercised during the year	-	-
Balance, December 31, 2004	220,000	$ 5.50
Exercisable at December 31, 2004	70,000	$ 5.50

The weighted average remaining contractual life for the options outstanding at December 31, 2004 is 7.9 years.  The fair value of each option granted is estimated on the date of grant using the Black Scholes option pricing model.  The weighted average fair value of options granted during the year ended December 31, 2004 is $0.82.  The weighted average fair value of options granted during the year ended December 31, 2004 and exercisable at December 31, 2004 is $0.27.  For options granted during the year ended December 31, 2004 the following assumptions were used:

Range
Risk-free interest rate (%)	3.89 – 4.73
Expected life (years)	5 – 10
Expected volatility (%)	25
Expected dividends	–

See Note 1, Stock Based Compensation, for a discussion of the fair value of the options at December 31, 2004.

Warrants

On June 28, 2004, the Company granted 45,000 warrants to consultants as compensation for their work on the proposed S-1 as discussed below.  The warrants have a five year term with immediate vesting and an exercise price of $5.50.  The estimated fair value of the warrants at December 31, 2004 was $12,116 based on the Black Scholes option pricing model using the following assumptions:

Risk-free interest rate (%)	3.89
Expected life (years)	5
Expected volatility (%)	25
Expected dividends	–

Correspondingly, the Company has  recorded deferred offering costs of raising capital and an increase in additional paid in capital related to the warrants of $12,116 as of December 31, 2004.

Initial Public Offering

The Company intends to offer 2,300,000 shares of common stock, which includes 300,000 shares subject to the underwriter’s overallotment option, for sale to the public as soon as practicable after the effective date of its registration statement that has been filed on Form S-1.  It is anticipated the initial public offering price will be $5.50 per share.  In conjunction with the offering, holders of Series A, Series B and Series C preferred stock will be able to convert their shares

PRB GAS TRANSPORTATION, INC.

Notes to Financial Statements

December 31, 2004

Note 9 - Stockholders' Equity (cont.)

Initial Public Offering (cont.)

to an equal number of registered common shares.  If Series A and Series B preferred shareholders do not convert their shares to common stock within 90 days of the effective date of the registration statement, their dividend rate will decrease by 50%.  As of December 31, 2004, the Company has incurred costs of $267,068, including $12,116 attributable to the value of the warrants, related to the initial public offering that are included in non-current assets on the balance sheet as deferred costs of raising capital.

The Company anticipates entering into an underwriting agreement on or about the effective date of its registration statement.   The agreement will call for the underwriter to purchase the shares on a firm commitment basis at an 8% discount to the offering price.  The Company’s underwriter will also receive a 3% non-accountable expense allowance. At the closing of the underwriting, the Company will sell to the underwriter warrants to purchase shares of common stock equal to 10% of the shares offered (excluding the overallotment option) at a  price of $ .0001 per warrant.  The warrants will have an exercise price of 125% of the initial offering price and will be exercisable for four years from the first anniversary of their issuance.

Note 10 - Related Party Transactions

In April 2003, prior to the acquisition of certain operating assets of TOP, the Chairman of the Board and Chief Executive Officer of the Company, through his investment banking company, entered into an agreement with an affiliate of TOP to provide certain services. A shareholder of the TOP affiliate, who is also a member of TOP, purchased shares of the Company as discussed in the paragraph below. The agreement called for a financial advisor fee payable upon execution of the contract and a transaction fee if any financing transactions were closed.  No fees were paid under this agreement during the year ended December 31, 2004 and the agreement was terminated in September 2004.

In January 2004, the member of TOP referenced above, purchased 800,000 of the Company’s common stock.  On September 30, 2004, the Company repurchased all of the shares for a total of $800,000 or $1.00 per share.

This same former shareholder is also a shareholder of a company with which the Company has two gas gathering contracts.  These contracts represented 29.2% of total revenues for the year ended December 31, 2004.  (See Note 8 for further discussion.)  This same company also provides administrative services relating to the gas gathering agreements for the Company at no cost.  The Company has not recorded an expense for these services because there would be no incremental cost to the Company if they were done in-house.

The Company’s bank line of credit is secured by a certificate of deposit that has been pledged by a preferred shareholder.  This same preferred shareholder had previously lent the Company $800,000 that was repaid on December 10, 2004.  (See Note 7 for a discussion of these transactions.)

When the Series C preferred shares were issued in December 2004, 171,500 shares, 42%, were purchased by officers of the Company.  (See Note 9 for further discussion.)

TOP GATHERING, LLC

Financial Statements

and

Independent Auditors' Report

December 31, 2003, 2002 and 2001

                                                                                                                                                                                             Page

Report of Independent Registered Public Accounting Firm

F-23

Financial Statements

Balance Sheets

F-24

Statements of Operations

F-25

Statement of Changes in Members' Equity

F-26

Statements of Cash Flows

F-27

Notes to Financial Statements

F-28

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Board of Directors and Members

TOP Gathering, LLC

Denver, Colorado

We have audited the accompanying balance sheets of TOP Gathering, LLC as of December 31, 2003 and 2002 and the related statements of operations, changes in members' equity and cash flows for the years ended December 31, 2003 and 2002, and the period from inception through December 31, 2001.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TOP Gathering, LLC as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2002 and the period from inception through December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 6 to the financial statements, the Company receives the majority of its gathering fee revenues from a party controlled by a member of the Company.  This party owed the Company significant amounts related to these revenues.  In addition, the Company had other related party transactions during the periods presented as disclosed in Note 6.  As discussed in Note 7 to the financial statements, in March 2004, the Company sold certain assets and contracts to a company in which a member is a common stockholder.

  /s/Ehrhardt Keefe Steiner & Hottman PC

March 12, 2004, except for Note 7,

which is as of July 15, 2004

Denver, Colorado

TOP GATHERING, LLC

Balance Sheets

December 31,	December 31,
2003	2002

Assets

Current assets
Cash and cash equivalents	$ 155,007	$ 14,532
Accounts receivable	99,899	5,000
Accounts receivable - related party	694,345	729,497
Prepaid expenses	34,895	24,956
Total current assets	984,146	773,985

Property and equipment, net	618,368	1,125,434

Total assets	$ 1,602,514	$ 1,899,419

Liabilities and Members' Equity

Current liabilities
Accounts payable	$ 323,966	$ 237,786
Accrued expenses	72,687	10,500
Note payable - member, current portion	300,000	150,000
Total current liabilities	696,653	398,286

Note payable - member, less current portion	-	150,000
Asset retirement obligation	86,112	110,000
Total liabilities	782,765	658,286
Commitments
Members' equity
Members' equity - class A members	1,376,565	1,876,565
Members' equity - class B members	2,125	2,125
Accumulated deficit	(558,941)	(637,557)
Total members' equity	819,749	1,241,133

Total liabilities and members' equity	$ 1,602,514	$ 1,899,419

See notes to financial statements.

TOP GATHERING, LLC

Statements of Operations

	For the Year Ended December 31,	For the Year Ended December 31,	For the Period from Inception through December 31,
	2003	2002	2001

Revenues
Related party	$ 1,360,000	$ 2,097,262	$ -
Third party	638,960	-	-
Total revenues	1,998,960	2,097,262	-

Expenses
Operating	1,221,983	1,536,914	2,269
Depreciation and amortization	521,945	1,044,340	-
General and administrative	155,554	143,247	-
Total expenses	1,899,482	2,724,501	2,269

Operating income (loss)	99,478	(627,239)	(2,269)
Other income (expense)
Interest income	138	1,783	668
Interest expense	(21,000)	(10,500)	-
Total other income (expense)	(20,862)	(8,717)	668

Net income (loss)	$ 78,616	$ (635,956)	$ (1,601)

See notes to financial statements.

TOP GATHERING, LLC

Statement of Changes in Members’ Equity

For the Years Ended December 31, 2003 and 2002

	Members’ Equity			Total
			Accumulated	Members’
	Class A	Class B	Deficit	Equity
Balance – inception (October 2001)	$ -	$ -	$ -	$ -
Contributions from members	915,000	2,125	-	917,125
Net loss	-	-	(1,601)	(1,601)
Balance – December 31, 2001	915,000	2,125	(1,601)	915,524
Contributions from members	961,565	-	-	961,565
Net loss	-	-	(635,956)	(635,956)
Balance – December 31, 2002	1,876,565	2,125	(637,557)	1,241,133
Net income	-	-	78,616	78,616
Distribution to members	(500,000)	-	-	(500,000)
Balance – December 31, 2003	$ 1,376,565	$ 2,125	$ (558,941)	$ 819,749

See notes to financial statements.

TOP GATHERING, LLC

Statements of Cash Flows

	For the Year Ended December 31,	For the Year Ended December 31,	For the Period from Inception through December 31,
	2003	2002	2001

Cash flows from operating activities
Net income (loss)	$ 78,616	$ (635,956)	$ (1,601)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion of discount	521,945	1,044,340	-
Changes in assets and liabilities
Accounts receivable	(94,899)	(5,000)	-
Accounts receivable - related party	35,152	(729,497)	-
Prepaid expenses	(9,939)	4,028	(28,984)
Accounts payable	86,180	(102,013)	339,799
Accrued expenses	62,187	10,500	-
Asset retirement obligation	(24,655)	-	-
	575,971	222,358	310,815
Net cash provided by (used in) operating activities	654,587	(413,598)	309,214
Cash flows from investing activities
Purchases of property and equipment	(14,112)	(1,149,572)	(908,077)
Net cash used in investing activities	(14,112)	(1,149,572)	(908,077)
Cash flows from financing activities
Contributions from members	-	961,565	915,000
Distributions to members	(500,000)	-	-
Proceeds from note payable - member	-	300,000	-
Net cash (used in) provided by financing activities	(500,000)	1,261,565	915,000

Net increase (decrease) in cash	140,475	(301,605)	316,137
Cash and cash equivalents- beginning of year	14,532	316,137	-

Cash and cash equivalents - end of year	$ 155,007	$ 14,532	$ 316,137

Supplemental disclosure of non-cash activity:

Cash paid for interest	$ -	$ -	$ -

See Note 3 for disclosure of certain activities related to the asset retirement obligation.

See notes to financial statements.

TOP GATHERING, LLC

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies

TOP Gas Gathering, LLC (the “Company”) was registered in the state of Colorado in October 2001.  The Company has constructed a gas gathering facility and is in the business of gathering and transporting natural gas in Wyoming.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.  The Company continually monitors its positions with, and the credit quality of, the financial institutions it invests with.  As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

During the years ended December 31, 2003 and 2002, a customer which is controlled by a member of the Company, accounted for 68% and 100% of total revenues, respectively.  During the year ended December 31, 2003 one unrelated customer accounted for the other 32% of revenues.  At December 31, 2003 and 2002, the customer controlled by a member of the Company accounted for 87% and 100% of total accounts receivable, respectively.

Property and Equipment

Property and equipment is stated at cost.  Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 1 to 5 years.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.  The Company estimates the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired.

TOP GATHERING, LLC

Notes to Financial Statements

Note 1 - Description of Business and Summary of Significant Accounting Policies (continued)

Abandonment Liability

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations," retroactively from inception.  The estimated fair value of the future costs associated with dismantlement, abandonment and restoration of facilities was recorded effective as of the date of commencement of operations.  The net estimated costs are discounted to present values using a risk-adjusted rate over the estimated economic life of the properties.  Such costs are capitalized as part of the cost of the related asset and amortized.  The associated liability is classified as  long-term and is adjusted when estimates change and for the accretion of the discounted obligation which is recorded as a component of depreciation and amortization expense.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue at the time gas is delivered.

Income Taxes

The Company has elected to be treated as a Limited Liability Company (LLC) for income tax purposes.  Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's members and no provision for federal and state income taxes has been recorded on the accompanying financial statements.

Note 2 - Property and Equipment

Property and equipment consist of the following:

	December 31, 2003	December 31, 2002

Property and equipment	$ 2,183,886	$ 2,169,774
Less accumulated depreciation and amortization	(1,565,518)	(1,044,340)
	$ 618,368	$ 1,125,434

TOP GATHERING, LLC

Notes to Financial Statements

Note 2 - Property and Equipment (continued)

Property and equipment consists primarily of pipeline, compressor buildings and installation costs and related gathering equipment.  Depreciation and amortization, before accretion discussed in Note 3, was $511,612 and $1,044,340 for the years ended December 31, 2003 and 2002, respectively.

Note 3 - Asset Retirement Obligation

Property, plant and equipment include platforms to hold the leased compressors at the Company's gas gathering facilities. The Company is legally required to dismantle the platforms at the end of their useful lives.  In accordance with SFAS No. 143 the Company recognized the fair value of a liability for the asset retirement obligation in the amount of $110,000 upon adoption.  The Company capitalized that cost as part of the carrying amount of the compressor platforms, which are depreciated over the life of the compressor leases.  The following table describes all changes to the Company's asset retirement obligation since adoption:

	December 31, 2003	December 31, 2002

Asset retirement obligation, beginning of period	$ 110,000	$ -
Adoption	-	110,000
Liabilities settled	(24,655)	-
Accretion expense	10,333	-
Revision in estimated cash flows	(9,566)	-
Asset retirement obligation, end of period	$ 86,112	$ 110,000

Note 4 - Commitments

Operating Leases

The Company leased four compressors under non-cancelable operating leases.  One lease expired in December 2002 and was not renewed.  Another lease expired in January 2004 and the Company continues to rent it on a month-to-month basis.  The Company intends to renew two leases at their expiration dates in 2005 and 2006. Rent expense for the years ended December 31, 2003 and 2002, and the period from inception through December 31, 2001 was approximately $874,000, $1,207,000, and $0, respectively.

In 2001, the Company signed two land leases with unrelated third parties with annual rentals of $600 and $3,000 for the leased premises and the access thereto.  The lease terms are for the lesser of the lives of the related estimated reserves, or 20 years.

TOP GATHERING, LLC

Notes to Financial Statements

Note 4 – Commitments (continued)

Operating Leases (continued)

Future minimum operating lease payments under the three remaining compressor leases and the land and pipeline leases are approximately as follows:

Year Ending December 31,
2004	$ 789,390
2005	479,000
2006	228,000
2007	4,000
2008	4,000
Thereafter	28,000
$ 1,532,390

Gas Gathering and Transportation Agreements

In September 2002, the Company entered into a 10-year gas gathering agreement to gather and deliver gas for an unrelated third party for $0.58 per Mcf.  The Company may terminate this agreement with 30 days written notice.

In October 2001, the Company entered into a gas gathering agreement to gather and deliver gas for a customer controlled by a Member of the Company for $0.89 per Mcf.  The agreement remains in effect as long as the Company's gathering facility remains profitable.  In the event the agreement is unprofitable for the Company, the Company may terminate this agreement with 30 days written notice.

In September 2001, the Company entered into a 10-year gas transportation agreement with an unrelated third party.  The third party will transport the Company's customers’ gas for $0.14 per Mcf.

Note 5 - Members' Equity

In October 2001, the Company authorized the issuance of an aggregate of 10,000 units consisting of 8,692 class A units and 1,308 class B units.  The members of the Company entered into a contribution agreement whereas certain members agreed to contribute cash to construct the Company's gathering system in exchange for 8,692 class A units in the Company and other members agreed to provide technology, engineering, and project management services in exchange for 1,308 class B units in the Company.  The class B units were valued at the fair value of the services provided totaling $2,125.

The Company's operating agreement calls for any profits or losses to be allocated to class A members first until the class A Members have received a return on their initial investment of $1,876,565 plus 20% per year at which point any profits or losses will be allocated pro rata to all Members.  In July 2003, the Company distributed $500,000 pro rata to its class A Members.

TOP GATHERING, LLC

Notes to Financial Statements

Note 6 - Related Party Transactions

As part of the operating agreement, a Member agreed to loan the Company $300,000 in the form of an unsecured note payable with interest at 7%.  The note calls for monthly interest only payments with principal payments of $150,000 in 2003 and $150,000 in 2004, none of which have been made as of December 31, 2003.  Total accrued and unpaid interest as of December 31, 2003 and 2002 was $31,500 and $10,500, respectively.

The Company receives gathering fee revenue from a party controlled by a Member of the Company.  For the year ended December 31, 2003 and 2002 the Company received approximately $1,360,000 and $2,097,000 in gathering fee revenues, respectively.  As of December 31, 2003 and 2002 this related party owed the Company $694,345 and $729,497, respectively.

Administrative services are provided by a related party at no cost to the Company.

Certain operating costs were paid to a party related to a member of the Company.  The Company paid fees totaling $25,000 during the year ended December 31, 2003.

Note 7 - Subsequent Event

In March 2004, the Company sold certain of its gathering assets and related contracts to PRB Gas Transportation, Inc. (PRB) for approximately $3.0 million.  The transaction was effective January 1, 2004.  A member of the Company was also a common stockholder in PRB at the time of the sale.

CERTAIN GAS GATHERING ASSETS OF

BEAR PAW ENERGY, LLC

Statement of Assets Acquired and Liabilities Assumed at August 1, 2004

and

Statements of Revenues and Direct Operating Expenses

For the Seven Months Ended July 31, 2004 and 2003 (unaudited) and the

Years Ended December 31, 2003, 2002 and 2001

and

Report of Independent Registered

Public Accounting Firm

CERTAIN GAS GATHERING ASSETS OF BEAR PAW ENERGY, LLC

                                                                                                                                                                                             Page

Report of Independent Registered Public Accounting Firm

  F-35

Statement of Assets Acquired and Liabilities Assumed

F-36

Statements of Revenues and Direct Operating Expenses

F-37

Notes to Statement of Assets Acquired and Liabilities Assumed and

     Statements of Revenues and Direct Operating    Expenses

F-38

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

PRB Gas Transportation, Inc.

Denver, Colorado

We have audited the accompanying statement of assets acquired and liabilities assumed as of August 1, 2004 (“Acquisition Date”), and the statements of revenues and direct operating expenses of the Gap and Bone Pile gas gathering systems together with the Antelope Valley and South Kitty trunk lines  (the “Acquisition Properties”) defined in the purchase and sale agreement between Bear Paw Energy, LLC (“Bear Paw”) and PRB Transportation, Inc. (the “Company”) dated September 30, 2004 for the years ended December 31, 2003, 2002, and 2001. The statement of assets acquired and liabilities assumed is the responsibility of the Company’s management and the statements of revenues and direct operating expenses are the responsibility of Bear Paw’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 2 to the statements and are not intended to be a complete presentation of the Company’s interests in the Acquisition Properties described above.

In our opinion, the statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed as of the August 1, 2004 acquisition date and the revenues and direct operating expenses, described in Note 2, of the Acquisition Properties for the years ended December 31, 2003, 2002, and 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

January 21, 2005

CERTAIN GAS GATHERING ASSETS OF BEAR PAW ENERGY, LLC

Statement of Assets Acquired and Liabilities Assumed

August 1, 2004

Allocated Cost as of Acquisition Date

Assets acquired:
Pipeline costs	$ 5,579,175
Compressor sites	787,613
Contracts	1,279,793
7,646,581
Liabilities assumed:
Commitments and contingencies (Note 5)	-
$ 7,646,581

See notes to Statement of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Operating Expenses.

CERTAIN GAS GATHERING ASSETS OF BEAR PAW ENERGY, LLC

Statements of Revenues and Direct Operating Expenses

	Seven Month Period Ended July 31,		For the Years Ended
			December 31,
	2004	2003	2003	2002	2001
	(unaudited)	(unaudited)
Gas gathering revenues	$ 1,533,332	$ 2,433,870	$ 3,750,375	$ 6,373,579	$ 10,858,189

Direct operating expenses:
Depreciation	796,823	1,352,033	2,088,694	2,322,046	2,194,116
Asset impairment	-	-	42,146,970	-	-
Labor related expenses	306,677	354,832	661,218	441,932	394,450
Property taxes	172,662	181,294	310,790	647,592	318,031
Right-of-way expenses	90,214	102,252	174,516	182,120	187,306
Other operating expenses	598,454	621,965	1,158,257	1,241,671	2,227,271
	1,964,830	2,612,376	46,540,445	4,835,361	5,321,174
Revenues in excess (deficit) of direct operating expenses	$ (431,498)	$ (178,506)	$ (42,790,070)	$ 1,538,218	$ 5,537,015

See notes to Statement of Assets Acquired and Liabilities Assumed and Statements of Revenues and Direct Operating Expenses

CERTAIN GAS GATHERING ASSETS OF BEAR PAW ENERGY, LLC

Notes to Statement of Assets Acquired and Liabilities Assumed

and Statements of Revenues and Direct Operating Expenses.

Note 1 - Basis of Presentation

On September 30, 2004, PRB Transportation, Inc. (“PRB” or the “Company”), signed an agreement to acquire from Bear Paw Energy, LLC (“Bear Paw”) the Gap and Bone Pile gas gathering systems and the Antelope Valley and South Kitty trunk lines ("Acquisition Properties").   As defined in the Purchase and Sale Agreement between the Company and Bear Paw, the assets acquired include the gas gathering systems and related gas gathering contracts, right of way agreements and surface use agreements.   The agreement was effective August 1, 2004.

Subsequent to September 30, 2004, PRB changed its name to PRB Gas Transportation, Inc.

The Statement of Assets Acquired and Liabilities Assumed as of the August 1, 2004 effective date of the acquisition reflects the allocation of the $7,646,581 purchase price and does not reflect Bear Paw’s historic cost.  The allocation of the purchase price was based on the underlying estimated fair value of the assets acquired and liabilities assumed.  See Note 5 for additional discussion.

The Statements of Revenues and Direct Operating Expenses associated with the Acquisition Properties were derived from Bear Paw’s accounting records.  During the periods presented, the Acquisition Properties were not accounted for as a separate entity.  Certain costs such as interest expense, general and administrative expenses and corporate income taxes were not allocated to the Acquisition Properties.  Any allocation of such costs would be arbitrary and would not be indicative of what such costs actually would have been had the Acquisition Properties been operated as a stand-alone entity.

The unaudited comparative financial information as of and for the seven months ended July 31, 2004 and 2003 reflects the results of operations up through the August 1. 2004 acquisition date.  In the opinion of management, this information contains all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the revenues and direct operating expenses for the periods presented in accordance with the indicated basis of presentation.  The revenues and direct operating expenses for interim periods are not necessarily indicative of the revenues and direct operating expenses for the full fiscal year.

The historical financial information of the operations related to the Acquired Properties may not be indicative of the operations going forward. Subsequent to December 31, 2003, certain gas gathering contracts were renegotiated.  Terms of the majority of the gathering contracts were revised from a fixed 10 year term to life of production contracts.  The majority of the contracts are also now on a two tier rate system where the customers are charged a fee for compressor utilization and a separate fee based on volume.  Compression fees are allocated based on the ratio of each producer’s volume to total system throughput volume for the month. Previously, all contracts were charged only on a volume basis at rates averaging from $0.36 to $0.58 per Mcf. The actual rate on the revised terms varies each month based on a producer’s throughput relative to total throughput.  In November 2004 rates ranged from $0.70 to $0.89 per Mcf.

Concurrent with the acquisition PRB entered into an operations agreement with Bear Paw.  The agreement requires Bear Paw to operate the systems for PRB, including repairs, maintenance and compression services, for a monthly fee of $71,000.  PRB is responsible for any major repair and/or maintenance expenditure in excess of $5,000 per occurrence.  The agreement is a two-year agreement with two one-year extensions at PRB’s option.  If PRB terminates the agreement before the four year period expires, for reasons other than a change of control at Bear Paw, PRB will enter into an agreement to lease compression from Bear Paw for the remainder of the four year period.  All other expenses associated with ownership of the Acquired Properties are the responsibility of PRB including property taxes, rights of way payments and insurance.

CERTAIN GAS GATHERING ASSETS OF BEAR PAW ENERGY, LLC

Notes to Statement of Assets Acquired and Liabilities Assumed

and Statements of Revenues and Direct Operating Expenses.

Note 2 – Omitted Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available for the Acquisition Properties.

Historically, no allocation of, interest expense, general and administrative expenses and corporate income taxes was made to the Acquisition Properties.  Accordingly, the Statements of Revenues and Direct Operating Expenses are presented in lieu of full financial statements.

Note 3 – Summary of Significant Accounting Policies

Use of Estimates

Conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the Statements of Revenues and Direct Operating Expenses.  Although these estimates are based on management’s best available knowledge of current and expected future events, actual results would be different from these estimates.

Revenue Recognition

Gas gathering revenue is recorded in the period the transportation services are provided.

Allocation of Field Office Salaries and Related Costs

Field office salaries, employee related taxes and benefits were allocated to the Acquisition Properties based on the number of compression stations included in the Acquisition Properties.  Management believes this is a reasonable method for allocating such costs.

Other operating expenses

Other operating expenses principally relate to support and maintenance of compressors required in gathering operations and measurement expenses.  These costs include utilities, fleet lease expense, mechanical maintenance and supplies, and water disposal.

Note 4 – Impairment of Natural Gas Gathering and Processing Assets

An impairment analysis of natural gas gathering and processing assets was performed in 2003 as a result of lower throughput volumes for gas gathering operations.  As a result of this analysis, an  impairment charge of $42,146,970 was made during the third quarter of 2003 to reduce the carrying cost of these assets to their net realizable value.  Beginning October 1, 2003, the estimated depreciable life of the assets was also reduced from 30 years to 15 years.

Note 5 – Commitments and Contingencies

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, “Accounting for Asset Retirement Obligations,” the Company is required to recognized the fair value of a liability for an asset retirement obligation and capitalize that cost as part of the carrying amount of the assets which is amortized over the estimated life of the related asset.

The Company has not yet recorded an asset retirement obligation relating to obligations under certain of the surface use agreements purchased from Bear Paw because a reasonable estimate of the useful lives of the underlying assets cannot currently be made.  The Company will periodically review available information and record an asset retirement obligation in the period that a reasonable estimate of the fair market value of the liability can be made.

PRB GAS TRANSPORTATION, INC.

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

The accompanying unaudited pro forma combined statements of operations relate to the acquisition by PRB Gas Transportation, Inc. of Bear Paw Energy, LLC, as if the acquisition occurred January 1, 2004.

As described in Note 2, effective August 1, 2004, PRB purchased certain gas gathering assets from Bear Paw Energy, LLC, located in Campbell County Wyoming.

The unaudited pro forma combined statements of operations have been prepared to give effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes. The following unaudited pro forma combined statements of operations set forth the combined results of operations for the year ended December 31, 2004 as if the Bear Paw acquisition had occurred January 1, 2004.

The pro forma financial information includes the effects of the following:

•

reduction in historical Bear Paw operating costs pursuant to a contractual agreement with Bear Paw to provide such services to PRB for a specified rate;

•

decreased depreciation and amortization expense due to allocation of the purchase price to the assets acquired and the depreciation and amortization of such revised asset values;

•

increase in interest expense pursuant to notes payable to Bear Paw for a portion of the purchase price and borrowings under a bank line of credit to finance a portion of the purchase price; and

•

increase in dividends to reflect the issuance of dividend bearing preferred stock for the purpose of raising funds for the acquisition.

The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have actually occurred if the acquisition had been consummated on the date indicated, nor is it necessarily indicative of future operating results.

PRB Gas Transportation, Inc.

Unaudited Pro forma Combined Statements of Operations

For the Year Ended December 31, 2004

	PRB Gas Transportation, Inc.	Revenues and Direct Operating Expenses of Certain Gas Gathering Assets of Bear Paw Energy, LLC For the Seven Months Ended July 31, 2004	Pro Forma Adjustments (Note 4)		Pro Forma As Adjusted

Revenues
Related party	$ 692,409	$ -	$ -		$ 692,409
Third party	1,676,827	1,533,332	-		3,210,159
Total revenues	2,369,236	1,533,332	-		3,902,568

Expenses
Operating	1,314,392	1,168,007	(482,793)	(A)	1,999,606
Depreciation and amortization	655,763	796,823	(350,769)	(B)	1,101,817
General and administrative	1,183,831	-	-		1,183,831
Total expenses	3,153,986	1,964,830	(833,562)		4,285,254

Operating income (loss)	(784,750)	(431,498)	833,562		(382,686)
Other income (expense)
Interest income	29,735	-	-		29,735
Interest and other expense	(57,973)	-	(164,417)	(C)	(222,390)
Total other expense	(28,238)	-	(164,417)		(192,655)

Net income (loss) before taxes	(812,988)	(431,498)	669,145		(575,341)
Income tax expense (Note 3)	-	-	-		-
Net income (loss) after taxes	(812,988)	(431,498)	669,145		(575,341)
Preferred stock dividends	(624,933)	-	(107,567)	(D)	(732,500)
Preferred stock deemed dividends	(586,750)	-	-		(586,750)
Net income (loss) available to common stock	$ (2,024,671)	$ (431,498)	$ 776,712		$ (1,894,591)
Net loss per share - basic and diluted	$ (1.45)	-	-		$ (1.35)
Basic and diluted weighted average shares outstanding	1,398,907	-	-		1,398,907

See accompanying notes to unaudited pro forma combined statements of operations.

PRB Gas Transportation, Inc.

Notes to Unaudited Pro forma Combined Statements of Operations

 Note 1 - Basis of Presentation

The unaudited pro forma combined statements of operations have been prepared to give effect to the acquisition by PRB Gas Transportation, Inc. of certain operating assets of Bear Paw Energy, LLC under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes. The following unaudited pro forma combined statements of operations set forth the combined results of operations for the year ended December 31, 2004 as if the Bear Paw acquisition had occurred January 1, 2004.

Net loss per share

Net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding for the period.

Potentially dilutive securities, which have been excluded from the determination of diluted earnings per share because their effect would be anti-dilutive, are as follows for the year ended December 31, 2004:

Series A Convertible Preferred	2,400,000
Series B Convertible Preferred	1,550,000
Series C Convertible Preferred	411,000
Warrants	45,000
Options	220,000
Total anti-dilutive shares excluded	4,626,000

  Note 2 - Bear Paw Acquisition

In order to expand operations and provide a base for future growth, effective August 1, 2004,  PRB purchased certain gas gathering assets from Bear Paw Energy, LLC, located in Campbell County Wyoming, for $7,646,581, including direct costs of $146,581.  PRB had an existing relationship with Bear Paw through its TOP operations.  Included in the acquired assets is approximately 200 miles of pipeline, related equipment such as buildings, launchers and receivers and other equipment,  twelve gas gathering contracts and over 600 right-of-way and surface lease contracts.  PRB did not record an asset retirement obligation relating to obligations under certain of these contracts as a reasonable estimate of the useful lives of the underlying assets cannot currently be made.

The Purchase and Sale Agreement was executed on September 30, 2004 and the closing occurred on October 6, 2004.  PRB paid $5,500,000 in cash at closing and recorded a note payable of $1,944,480 which was the balance due of $2,000,000 reduced by adjustments of $55,520 that included August 2004 revenue net of expenses, plus prepaid rights of way and property taxes.  The note was to be paid in two installments; $1,500,000 plus interest calculated at 8% per annum on December 15, 2004 and the balance plus interest on February 15, 2005.  PRB paid the note in full on December 15, 2004.  The results of operations related to these acquired assets have been included in PRB’s financial statements since the effective date of August 1, 2004.  The acquisition was accounted for using the purchase method of accounting.  The purchase consideration, including legal fees and other professional fees incurred, has been allocated to the following assets based on the estimated fair value of the assets acquired:

PRB Gas Transportation, Inc.

Notes to Unaudited Pro forma Combined Statements of Operations

Note 2 - Bear Paw Acquisition (cont.)

Pipeline	$ 5,579,175
Compressor sites	787,613
Contracts	1,279,793
Total allocated cost of assets acquired	$ 7,646,581

PRB has not yet recorded an asset retirement obligation relating to obligations under certain of the surface use agreements purchased from Bear Paw because a reasonable estimate of the useful lives of the underlying assets cannot currently be made.  PRB will periodically review available information and record an asset retirement obligation in the period that a reasonable estimate of the fair market value of the liability can be made.

In December 2004, PRB repaid the Bear Paw acquisition note payable of $1,944,480.  To retire this debt, PRB utilized cash on hand and borrowed $1,500,000 under a $1,750,000 bank line of credit bearing a fluctuating interest rate equal to the JPMorgan Chase Bank prime rate.  The interest rate was 5.25% at December 31, 2004.  This bank line of credit matures the earlier of March 31, 2005, or three days following the funding of the initial public offering,  and is secured by all of PRB’s gathering assets and a pledge of a $1,000,000 certificate of deposit by a preferred shareholder.  In consideration for this pledge, the Company has agreed to pay the preferred shareholder a monthly fee of 0.529% until the bank line of credit is retired and the pledge is released.

Concurrent with the acquisition, PRB entered into an operations agreement with Bear Paw.  The agreement requires Bear Paw to operate the systems for PRB, including repairs, maintenance and compression services, for a monthly fee of $71,000.  PRB is responsible for any major repair and/or maintenance expenditure in excess of $5,000 per occurrence.  The agreement is a two-year agreement with two one-year extensions at PRB’s option.  If PRB terminates the agreement before the four year period expires, for reasons other than a change of control at Bear Paw, PRB will enter into an agreement to lease compression from Bear Paw for the remainder of the four year period.  All other expenses associated with ownership of the assets are the responsibility of PRB including property taxes, rights of way payments and insurance.

Note 3 – Income Taxes

The Certain Gas Gathering Assets of Bear Paw Energy, LLC were not a taxable entity for income tax purposes.  Accordingly, no provision for federal and state income taxes has been recorded on their accompanying financial statements.  PRB has not provided a pro forma adjustment for income tax expense  due to the combined pro forma net loss.

PRB Gas Transportation, Inc.

Notes to Unaudited Pro forma Combined Statements of Operations

Note 4 - Pro Forma Adjustments

The accompanying unaudited pro forma combined statements of operations reflect the following pro forma adjustments:

(A)

As discussed in Note 2, PRB entered into an operations agreement with Bear Paw concurrent with the acquisition.  Pursuant to this agreement, certain historical Bear Paw operating activities are to continue to be performed by Bear Paw personnel for a specified monthly rate.  Historical Bear Paw operating costs have been reduced by $482,793 for the seven months ended July 31, 2004 to reflect the costs that would have been incurred under this agreement.

(B)

The purchase price for the Bear Paw acquisition has been allocated as indicated in Note 2.  The allocated cost basis of these assets for PRB was less than the historic cost basis for Bear Paw and, accordingly, depreciation and amortization expense for the seven months ended July 31, 2004 has been decreased by $350,769.

(C)

Interest expense for the year ended December 31, 2004 was increased for pro forma purposes to provide for interest expense on debt incurred to fund the Bear Paw acquisition.  As discussed in Note 2, $1,944,480 of the Bear Paw purchase price was financed through a note payable with interest at 8% which was outstanding approximately two months. This note was retired with the combination of cash and receipt of $1,500,000 from a bank line of credit.  Interest on this bank line is approximately 11.6% when other collateral fees are included. The increase in pro forma interest expense of $164,417 represents two months interest of $26,667 on the Bear Paw note and nine and one half months interest of $137,750 on the bank line of credit.

(D)

Proceeds from PRB’s issuance of Series B preferred stock in May 2004 were utilized for the acquisition of Bear Paw assets.  A total of 1,550,000 shares of Series B 5% convertible preferred stock were issued for aggregate gross proceeds of $4,650,000 and which pay a 5% annual dividend on a quarterly basis.  For the year ended December 31, 2004, PRB recorded $624,933 in dividends as a reduction of net loss available to common stock, excluding deemed dividends.  Net loss available to common stock has been decreased by an additional $107,567 for pro forma purposes to reflect a full year of dividends on preferred stock.

2,000,000 shares

PRB Gas Transportation, Inc.

Common Stock

PROSPECTUS

Gilford Securities Incorporated

April 12, 2005

PROSPECTUS

3,995,000 Shares

PRB Gas Transportation, Inc.

Common Stock

We are registering:

•

3,950,000 shares of common stock issuable to holders of 4,361,000 shares of our convertible preferred stock.  We will not receive any proceeds from the sale of these securities; and

•

45,000 shares of common stock issuable to holders of warrants.  These warrants are not exercisable for 12 months following their issuance in June 2004 and may be exercised only by cashless tendering of the premium which will result in no proceeds to us.

We have applied to list our common stock for quotation on the American Stock Exchange under the proposed symbol ‘‘PRB.’’

Investing in these securities involves a high degree of risk and immediate and substantial dilution. See ‘‘Risk Factors’’ beginning on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2005

Prospectus Summary

This summary highlights key aspects of the information contained elsewhere in this prospectus. You should read this entire prospectus carefully, including the historical and pro forma financial statements and the notes to those financial statements included elsewhere in this prospectus. Unless otherwise indicated, the information contained in this prospectus assumes that the underwriter does not exercise its overallotment option and further assumes that 3,950,000 shares of our preferred stock are converted into an equal number of shares of common stock as of the date of this prospectus.

PRB Gas Transportation, Inc.

General

  We own and operate intrastate natural gas gathering systems.  We commenced operations in January 2004 upon our acquisition of certain operating assets of TOP  Gathering, LLC. We operate in the intrastate gas gathering environment, which is less regulated than interstate gas transportation, and currently plan to limit our expansion to intrastate operations.  We charge the gas producer or shipper a fee for gathering, compressing and dehydrating natural gas.  Our gathering systems collect gas at a producer’s wellhead or at a collection point and deliver it to a transmission line owned by a third party.  We do not take ownership of gas that we gather.

Our 4.5 mile TOP system, located in Campbell County, Wyoming, services 56 wells operated by three natural gas producers in the Powder River Basin area of Wyoming.  The wells serviced by this system are approximately two to three years old.  The gathering system has a current throughput capacity of approximately 8 million cubic feet of gas per day and is presently averaging approximately 4 million cubic feet per day or approximately 50% of capacity.

Effective August 1, 2004, we acquired certain operating assets of Bear Paw Energy, LLC also located in Campbell County, Wyoming.   The approximately 200 miles of gathering lines we acquired from Bear Paw service 12 producers of natural gas in the Powder River Basin area of Wyoming.  The wells serviced by this system are approximately four to five years old.  The Bear Paw gathering systems’ original capacity was approximately 60 million cubic feet of gas per day.  In April 2004 a portion of the system was reconfigured to reduce the operating expenses, including compression facilities, which reduced the capacity to approximately 27 million cubic feet per day.  The system is currently averaging approximately 18 million cubic feet per day or approximately 66% of the reconfigured capacity.

Natural gas wells in the Powder River Basin area typically experience sharp declines in production volume in the first several years of production.  Production then stabilizes and declines more ratably over a gas well’s average life of approximately eight to 10 years.  Many of the wells serviced by our TOP and Bear Paw gathering systems have reached a stable decline phase of production.  We believe that undeveloped reserves in the fields serviced by these systems may provide additional production that may offset future declines and possibly exceed current gas production.

We plan to expand our present operations through a combination of:

•

enhancing the present gathering systems through operating efficiencies and expanding to service additional wells and fields;

•

designing and building new gathering systems; and

•

acquiring existing gathering systems.

We currently have no agreements for the design of new systems or the acquisition of existing systems.  In general, our acquisition and building criteria focus on the age of the wells serviced or to be serviced by a system and the likelihood of the producers’ continued development of their fields.

Our executive offices are located at 1401 17th Street, Suite 650, Denver, Colorado 80202 and our telephone number is (303) 308-1330. Our website address is www.prbtrans.com and is currently under construction. Information contained on our website does not constitute a part of this prospectus.  We were incorporated in Nevada on December 31, 2003.

The offering

Securities outstanding prior to this offering

•

800,000 shares of common stock

•

4,361,000 shares of  convertible preferred stock (1) consisting of:

•

2,400,000 shares of Series A 10% convertible preferred stock;

•

    1,550,000 shares of Series B 5% convertible preferred stock; and

•

411,000 shares of Series C convertible preferred stock.

Common stock offered	3,950,000 shares
Common stock to be outstanding after the offering	6,750,000 shares (2)
Use of proceeds

We will not receive any proceeds from the sale of the 3,950,000 shares of common stock issuable to holders of our preferred stock and offered by our selling stockholders.

We will not receive any proceeds from the exercise of the warrants to acquire 45,000 shares of common stock.

Risk factors	Please read “Risk Factors” for a discussion of factors you should consider before investing in our common stock.
Proposed American Stock Exchange symbol	“PRB”

(1)

Preferred stockholders may elect to convert their shares into 4,361,000 shares of common stock.  Issuance of 3,950,000 shares of common stock upon such conversion is being registered by this prospectus.  Holders of all 3,950,000 shares of our preferred stock have advised us that they intend to convert their preferred stock to common stock upon the effectiveness of the registration statement of which this prospectus is a part.  All of the common stock underlying our convertible preferred stock is subject to a lockup agreement with our underwriter.  See “Sale of Securities Described in this Prospectus.”

(2)

Amount gives effect to the assumed conversion of 3,950,000 shares of preferred stock to common stock and excludes:

•

411,000 shares of common stock issuable upon conversion of Series C preferred stock;

•

220,000 shares of common stock issuable upon exercise of stock options;

•

45,000 shares of common stock issuable upon exercise of warrants;

•

300,000 shares of common stock issuable on exercise of the underwriter’s overallotment option; and

•

200,000 shares of common stock issuable upon exercise of the underwriter’s warrants.

Use of Proceeds

We will not receive any proceeds from the sale of the 3,950,000 shares of common stock issuable to holders of our preferred stock and offered by our selling stockholders.

We will not receive any proceeds from the exercise of warrants to acquire 45,000 shares of common stock.  These warrants are not exercisable for 12 months following their issuance date in June 2004 and may only be exercised by cashless tendering of the $5.50 exercise price.

Sale of Securities Described in this Prospectus

The sale of the securities described in this prospectus may be made from time-to-time in transactions, which may include block transactions by or for the account of the holders, in the over-the-counter market or in negotiated transactions through a combination of these methods of sale or otherwise. Sales may be made at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices.

A post-effective amendment to the registration statement that includes this prospectus must be filed and declared effective by the Securities and Exchange Commission before a holder may:

•

sell any securities described in this prospectus according to the terms of this prospectus either at a fixed price or a negotiated price, either of which is not at the prevailing market price;

•

sell securities described in this prospectus in a block transaction to a purchaser who resells;

•

pay compensation to a broker-dealer that is other than the usual and customary discounts, concessions or commissions; or

•

make any arrangements, either individually or in the aggregate, that would constitute a distribution of the securities described in this prospectus.

Information contained in this prospectus, except for the cover page and the information under the headings ‘‘Selling Security Holders’’ and ‘‘Plan of Distribution’’ is a part of a separate prospectus relating to a concurrent underwritten initial public offering by us. This prospectus contains information, including information relating to the concurrent underwritten offering, which may not be pertinent to the sale of the securities offered in this prospectus by the named holders.

Our officers and directors who beneficially own 1,153,500 shares of common stock, including 70,000 shares issuable upon exercise of stock options, have agreed with our underwriter not to sell their shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.  Following the expiration of the lockup agreement with our underwriter, shares of our common stock held beneficially by our officers and directors will remain subject to holding period restrictions on sale or other transfer under Rule 144 of the Securities Act.  We have registered the resale of 112,000 of these shares by a separate prospectus and expect to register the remaining 241,500 shares following the completion of this offering.

All other stockholders who beneficially own 4,077,500 shares of our common stock have agreed with our underwriter not to sell their common stock for six months from the closing of this offering.  If the average closing price per share of our common stock exceeds $6.60 for 10 consecutive trading days during the lockup period, 3,838,000 of these shares may be sold without the consent of our underwriter.  If the average closing price per share of our common stock exceeds $8.00 for 15 consecutive trading days during the lockup period, an additional 239,500 of these shares may be sold without the consent of our underwriter.  We have registered the resale of 3,838,000 of these shares by a separate prospectus and expect to register the remaining 239,500 shares following the completion of this offering.

The holders of warrants to acquire 45,000 shares of our common stock for $5.50 per share are not subject to lockup restrictions.

Sales of these securities may depress the price of the common stock in any market that may develop.

Selling Security Holders

This prospectus relates to:

•

3,950,000 shares of common stock issuable to holders of our convertible preferred stock.  We will not receive any proceeds from the sale of these securities; and

•

45,000 shares of common stock issuable to holders of warrants to acquire 45,000 shares of common stock at $5.50 per share.  We will receive no proceeds from the exercise of the warrants.

The following tables set forth information regarding the shares of common stock owned beneficially as of October 29, 2004 by each selling security holder and assumes the conversion of all 3,950,000 shares of Series A and Series B convertible preferred stock into common stock and the exercise of the warrants. The selling security holders are not required, and may choose not, to sell any of their shares of common stock.

None of the selling security holders is an officer, director or other affiliate except as indicated below.

Name of selling security holder	Shares owned prior to offering	Shares being offered	Shares owned after offering(1)	Percentage owned after offering(1)
Holders of Series A 10% Convertible Preferred
Ralph L. Braden	14,400	14,400	-	-
CAM LLC, Gary McAdams Manager	72,000	72,000	-	-
Robert G. Chapman	2,400	2,400	-	-
M. William Eagleton	12,000	12,000	-	-
Jon Funk	14,400	14,400	-	-
Sherry I. Funk	14,400	14,400	-	-
James T. Galvin	24,000	24,000	-	-
Barry J. Goldstein	14,400	14,400	-	-
Thorey J. Goldstein	4,800	4,800	-	-
William J. Gordica	108,000	108,000	-	-
Reg Greenslade	120,000	120,000	-	-
Heller 2002 Trust Dated 05/11/2002, Fred P. Heller Trustee	240,000	240,000	-	-
J. Paul Consulting Corp., Mr. Jeff Ploen President	12,000	12,000	-	-
Thomas J. Jacobsen (2)	48,000	48,000	-	-
David L. Jordon	120,000	120,000	-	-
Kearney Holdings LLC, Charles Kirby Fund Manager	57,600	57,600	-	-
Lisa Kirby custodian for Chad Kirby	20,000	20,000	-	-
Lisa Kirby custodian for Kelsey Kirby	20,000	20,000	-	-
Lisa Kirby custodian for Charles B. Kirby	20,000	20,000	-	-
Kirby Enterprise Fund, LLC, Jeff Ploen Fund Manager	120,000	120,000	-	-
Jay R. Kuhne and Joan Kuhne, Joint Tenant	144,000	144,000	-	-
Equity AG Financial, Inc., Ms. Marilena Marrelli, Vice President (2)	48,000	48,000	-	-
Stacey Mercer	2,400	2,400	-	-
David Muckenhirn	14,400	14,400	-	-
Noe Munoz	2,400	2,400	-	-
William C. Murphy	24,000	24,000	-	-
John Paulson	48,000	48,000	-	-
Hillary Paige Ridland	2,400	2,400	-	-
Fred M. Rusk III	4,800	4,800	-	-
Fred M. Rusk Jr.	4,800	4,800	-	-
Jessica Anne Rusk	4,800	4,800	-	-
Mary Morgan Rusk	4,800	4,800	-	-
Reuben Sandler	48,000	48,000	-	-
Sandler Charitable Trust, Reuben Sandler Trustee	48,000	48,000	-	-
Michael A. Schneider	48,000	48,000	-	-
Linda G. Sexton	2,400	2,400	-	-
John R. Snyder Trust, John Snyder Trustee	12,000	12,000	-	-
South Lake Financial, Mr. Joseph Gorman, President	720,000	720,000	-	-
Lawrence M. Underwood	62,400	62,400	-	-
Buddy Walker	96,000	96,000	-	-
Total Series A 10% Convertible Preferred	2,400,000	2,400,000	-	-

Holders of Series B 5% Convertible Preferred
Harry S. Acosta and Marianna Acosta	7,000	7,000	-	-
A.M.N. Investments, Ltd, Mr. Gary Agron Member	6,000	6,000	-	-
Vernon R. Bell Revocable Trust, Vernon Bell Trustee	33,000	33,000	-	-
Gus Blass II	65,000	65,000	-	-
Sule Cakmak	5,000	5,000	-	-
Gary M. Casmano	5,000	5,000	-	-
Chapman Family Trust, Bob Chapman Trustee	10,000	10,000	-	-
Horst H. Engel and Josephine M. Engel, Comm. Prop	8,000	8,000	-	-
Fortune Seekers, Inc., Mr. Gary McAdam Manager	50,000	50,000	-	-
William J. Gordica	33,000	33,000	-	-
Joseph V. Gorman and Margie Anne Gorman, Joint Tenants	15,000	15,000	-	-
Aaron A. Grunfeld (3)	10,600	10,600	-	-
William F. Hayworth (2)	10,000	10,000	-	-
Ronald M. Resch (3)	4,000	4,000	-	-
Sheldon P. Berger (3)	1,700	1,700	-	-
SS-5

David Gitman (3)	1,700	1,700	-	-
Fred P. Heller & Ronald E. Lewis, Joint Tenants	12,000	12,000	-	-
Clarence Herman	8,000	8,000	-	-
JMW Fund, LLC., John McGrain Fund Manager	68,000	68,000	-	-
David L. Jordon	160,000	160,000	-	-
Haley Jordon	10,000	10,000	-	-
Jennifer R. Jordon	10,000	10,000	-	-
Madelyn R. Jordon	10,000	10,000	-	-
Shelby E. Jordon	10,000	10,000	-	-
Raji Khabbaz	8,333	8,333	-	-
Arthur Kassoff and Ellie A. Kassoff, Joint Tenants	16,000	16,000	-	-
Kirby Enterprise Fund, LLC, Jeff Ploen Fund Manager	72,000	72,000	-	-
Jay R. Kuhne, and Joan Kuhne, Joint Tenants	53,000	53,000	-	-
Ronald E. Lewis	12,000	12,000	-	-
LGS Lilliputians Partners, Ltd., Linda Sexton Manager	43,000	43,000	-	-
Lima Capital, Inc., Lotus Kaplan Manager	30,000	30,000	-	-
Steven Major	11,000	11,000	-	-
G. E. Manolovici and Nancy G. Manolovici, Joint Tenants	16,600	16,600	-	-
Thomas E. Manoogian	5,000	5,000	-	-
Frank Mason	16,000	16,000	-	-
John McGrain ACF Jean M. Pagano U/CA/UTMA	15,000	15,000	-	-
John McGrain ACF Laura Pagano U/CA/UTMA	15,000	15,000	-	-
Nancy H. McGrain	33,000	33,000	-	-
Douglas W. Mckesson and Penny L McKesson, Joint Tenants	6,000	6,000	-	-
Georgette Pagano	30,000	30,000	-	-
Patrick Williams Advisors, John McGrain General Partner	15,000	15,000	-	-
John Paulson Jr.	16,000	16,000	-	-
Jay Petscheck	22,000	22,000	-	-
Fiserv Securities Inc. A/C/F Ronald M Lazar, std IRA	30,000	30,000	-	-
Anthony G. Polak	30,000	30,000	-	-
R. L. Capital Partners, L. P., Ronald Lazar Partner	30,000	30,000	-	-
RCB Securities Inc. Profit Sharing, Robert Bedford Manager	20,000	20,000	-	-
Dan Rudden	16,667	16,667	-	-
Glenn Russell and Laura Russell	30,000	30,000	-	-
Corey A. Schneider	10,000	10,000	-	-
Ronald Shear	33,000	33,000	-	-
Shuster Family Trust, Maxwell A. Shuster and Judith B. Shuster, Co-Trustees	30,000	30,000	-	-
William Silver	16,200	16,200	-	-
Joseph W. Skeehan and Maryann Skeehan	6,000	6,000	-	-
Bruce Stewart	8,000	8,000	-	-
Edward L. Thrasher	5,000	5,000	-	-
Len Turano	10,000	10,000	-	-
Norman Wallace	16,667	16,667	-	-
George A. F. Weida IRA	10,000	10,000	-	-
Julie A. Weida IRA	16,000	16,000	-	-
Daniel K. Weiskopf II	16,200	16,200	-	-
Westhampton Special Situation Fund, LLC, Mike Underwood Fund Manager	172,333	172,333	-	-
James Williams and Mary Jean Williams, Joint Tenants	30,000	30,000	-	-
Jack Wright	16,000	16,000	-	-
Gerald Zeitz	10,000	10,000	-	-
Total Series B 5% Convertible Preferred	1,550,000	1,550,000	-	-

Warrants
Randall M. Gates	15,000	15,000	-	-
Aaron A. Grunfeld (3)	15,000	15,000	-	-
John P. McGrain	15,000	15,000	-	-
Total warrants	45,000	45,000	-	-
Total	3,995,000	3,995,000	-	-

(1)

Calculated on the basis of 6,750,000 shares of common stock to be outstanding after the offering without giving effect to the underwriter’s overallotment option or the exercise of warrants.

(2)

Individual is an officer, director or 5% or greater stockholder of our company.

(3)

Mr. Grunfeld is a member of or affiliated with Resch Polster Alpert & Berger LLP, our legal counsel.

Plan of Distribution

No underwriting arrangements exist as of the date of this prospectus to sell any common stock issued upon conversion of the convertible preferred stock, or the stock issuable under the warrants. Upon being advised of any underwriting arrangements that may be entered into by a selling security holder after the date of this prospectus, we will prepare a supplement to this prospectus to disclose those arrangements.

The selling security holder may, from time to time, sell all or a portion of their shares of common stock at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The selling security holder may offer our shares at various times in one or more of the following transactions:

•

on any national securities exchange, or other market on which our common stock may be listed at the time of sale, including the American Stock Exchange;

•

in the over-the-counter market;

•

through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

through purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

through options, swaps or derivatives;

•

in privately negotiated transactions;

•

in transactions to cover short sales; and

•

through a combination of any such methods of sale.

In addition, the selling security holder may also sell their shares that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 under the requirements of such rule rather than pursuant to this prospectus.

The selling security holder may sell our shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell our shares upon terms and conditions that will be described in the applicable prospectus supplement. In effecting sales, brokers and dealers engaged by the selling security holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from a selling security holder or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares commissions as described above.

The selling security holder and any broker-dealers or agents that participate with them in sales of the shares are deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. Accordingly, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time the selling security holder may be engaged in short sales, short sales against the box, puts and calls and other hedging transactions in our securities, and may sell and deliver the shares in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions. In addition, from time to time, a selling security holder may pledge its shares pursuant to the margin provisions of its customer agreements with its broker-dealer. Upon delivery of the shares or a default by a selling security holder, the broker-dealer or financial institution may offer and sell the pledged shares from time to time.

Our officers and directors who beneficially own 1,153,500 shares of common stock, including 70,000 shares issuable upon exercise of stock options, have agreed with our underwriter not to sell their shares of common stock for 15 months from the closing of this offering without the written consent of our underwriter.  Following the expiration of the lockup agreement with our underwriter, shares of our common stock held beneficially by our officers and directors will remain subject to holding period restrictions on sale or other transfer under Rule 144 of the Securities Act.  We have registered the resale of 112,000 of these shares by a separate prospectus and expect to register the remaining 241,500 shares following the completion of this offering.

All other stockholders who beneficially own 4,077,500 shares of our common stock have agreed with our underwriter not to sell their common stock for six months from the closing of this offering.  If the average closing price per share of our common stock exceeds $6.60 for 10 consecutive trading days during the lockup period, 3,838,000 of these shares may be sold without the consent of our underwriter.  If the average closing price per share of our common stock exceeds $8.00 for 15 consecutive trading days during the lockup period, an additional 239,500 of these shares may be sold without the consent of our underwriter.  We have registered the resale of 3,838,000 of these shares by a separate prospectus and expect to register the remaining 239,500 shares following the completion of this offering.

3,995,000 Shares

PRB Gas Transportation, Inc.

Common Stock

PROSPECTUS

April 12, 2005